Exhibit 4.9

Back to Contents

EXECUTION VERSION

THIS DEED OF AMENDMENT (this Deed) is made on 30 November, 2005

BETWEEN:

(1)	BUHRMANN N.V., a company incorporated in The Netherlands (registered number 33250021) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam Zuidoost, The Netherlands (the Parent);

(2)	BUHRMANN US INC., a company incorporated in Delaware (registered number 99 94 582) whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, County of New Castle, Delaware, United States (Buhrmann US and the Silver Parent);

(3)	BUHRMANN STAFDIENSTEN B.V., a limited liability company incorporated in The Netherlands (registered number BV243180) whose registered office is at Hoogoorddreef 62, 1101BE Amsterdam Zuidoost, The Netherlands (the Master Servicer);

(4)	SILVER SECURITISATION B.V., a limited liability company incorporated in The Netherlands (registered number 34176237) whose registered office is at Herengracht 450, 1017 CA Amsterdam, The Netherlands (as European Master Purchaser and European Registrar);

(5)	BUHRMANN SILVER US LLC, a limited liability company formed under the law of the State of Delaware having its registered office at Corporate Trust Center, 1209 Orange Street, Wilmington Delaware and having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the US Master Purchaser and, together with the European Master Purchaser, the Master Purchasers and as US Registrar);

(6)	BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 400 Route d’Esch, L-1471 Luxembourg (the European Receivables Warehouse Company);

(7)	BUHRMANN SSC (EUROPE) N.V., a limited liability company incorporated in Belgium (registered number 84665) whose registered office is at Ilgatlaan 9, 3500 Hasselt, Belgium (SSC);

(8)	BUHRMANN UK LIMITED, a limited liability company incorporated in England and Wales (registered number 00452213) whose registered office is at Tameside Drive, Holford, Birmingham, West Midlands B6 7AY (in such capacity as Process Agent);

(9)	CORPORATE EXPRESS OFFICE PRODUCTS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express), as an Originator under the US Contribution Agreement (in such capacity, an Initial US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer);

Back to Contents

(10)	CORPORATE EXPRESS OF TEXAS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express Texas), as an Originator under the US Contribution Agreement (in such capacity an Initial US Originator, and together with the other Initial US Originator, the Initial US Originators) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer, and together with the other Initial US Sub-Servicer, the
Initial US Sub-Servicers);

(11)	ASAP SOFTWARE EXPRESS, INC., an Illinois corporation having its principal place of business at 850 Asbury Drive, Buffalo Grove, Illinois 60089 as an Originator under the US Contribution Agreement (in such capacity as Additional US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity a US Sub-Servicer);

(12)	DEUTSCHE TRUSTEE COMPANY LIMITED, a limited liability company incorporated in England and Wales (registered number 00338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (as the Security Agent, which expression shall include such person and all other person or persons for the time being acting as the security agent or agents pursuant to the Master Purchaser Security Documents; as the MTN Trustee under the MTN Trust Deed, which expression shall include such person and all other person or persons for the time being acting as the trustee pursuant to the MTN Trust Deed; and as the MTN Security Trustee under the MTN Issuer Deed of Charge, which expression shall include such person and all other person or persons for the time being acting as the security trustee pursuant to the MTN Issuer Deed of Charge);

(13)	DEUTSCHE BANK AG, Amsterdam Branch, acting through its office at Herengracht 450, 1017 CA Amsterdam as European Master Purchaser Account Bank under the Cash Management Agreement referred to below (the European Master Purchaser Account Bank which expression shall include any person appointed as European Master Purchaser Account Bank thereunder) as European Receivables Warehouse Company Account Bank under the Cash Management Agreement (the European Receivables Warehouse Company Account Bank which expression shall include any person appointed as European Receivables Warehouse Company Account Bank thereunder), as MTN Issuer Account Bank under the Cash Management Agreement (the MTN Issuer Account Bank which expression shall include any person appointed as MTN Issuer Account Bank thereunder) and as MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement (the MTN Issuer Liquidity Facility Provider);

(14)	DEUTSCHE BANK AG LONDON, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB as Cash Manager under the Cash Management Agreement referred to below (the Cash Manager which expression shall include any person appointed as Cash Manager thereunder), as MTN Agent under the MTN Agency Agreement referred to below (the MTN Agent which expression shall include any person appointed as MTN Agent thereunder) and as MTN Dealer (the MTN Dealer) and MTN Arranger under the MTN Programme Agreement;

Back to Contents

(15)	DEUTSCHE BANK LUXEMBOURG S.A., acting through its office at 2 Boulevard Konrad Adenauer, L-115 Luxembourg as Luxembourg MTN Paying Agent under the MTN Agency Agreement (the Luxembourg MTN Paying Agent which expression shall include any person appointed as Luxembourg MTN Paying Agent thereunder);

(16)	DEUTSCHE BANK AG New York Branch, acting through its office at 60 Wall Street, New York, New York 10005 as US Master Purchaser Account Bank under the Cash Management Agreement referred to below (the US Master Purchaser Account Bank which expression shall include any person appointed as US Master Purchaser Account Bank thereunder);

(17)	ERASMUS CAPITAL CORPORATION, a corporation incorporated in Delaware having its registered office at c/o Global Securitization Services, LLC, 114 West 47th Street, Suite 1715, New York, New York 10036, U.S.A. (as Erasmus and as the Silver Note Purchaser);

(18)	SILVER FUNDING LIMITED, a public company incorporated with limited liability in Jersey (registered number 78721) having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the MTN Issuer);

(19)	BUHRMANN SILVER FINANCING, LLC, a limited liability company incorporated in Delaware having its registered office at 615 South DuPont highway, Dover, Delaware, 19901 and whose principal place of business is c/o Global Securitization Services LLC, 114 West 47th Street, New York, New York 10036 (the Silver Note Issuer);

(20)	DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, a limited liability company incorporated in Jersey having its registered office at St. Paul’s Gate, New Street, St. Helier, Jersey, Channel Islands (as the MTN Issuer Corporate Administrator);

(21)	PRICEWATERHOUSECOOPERS a United Kingdom partnership whose principal place of business is 1 Embankment Place, London WC2N 6RH England (the Liquidation Servicer);

(22)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH (Rabobank International) in its capacity as agent for the Liquidity Banks under the Erasmus Liquidity Facility Agreement referred to below (the Liquidity Agent, which expression shall include its successors and persons deriving title under the Erasmus Liquidity Facility Agreement as Liquidity Agent thereunder); and in its capacity as Erasmus Security Trustee, Silver Account Bank, Silver Cash Administrator and Silver Security Agent; and

Back to Contents

(23)	CORPORATE EXPRESS DOCUMENT & PRINT MANAGEMENT, INC., an Nebraska corporation having its principal place of business at 4205 South 96th Street, Omaha, Nebraska 68127 as an Originator under the US Contribution Agreement (in such capacity as Additional US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity a US Sub-Servicer).

WHEREAS:

(A) On or about 27 September 2000 the parties to this Deed entered into a Master Definitions and Framework Deed (as amended from time to time, the Framework Deed) and a Servicing Agreement (as amended from time to time, the Servicing Agreement).

(B) The parties to this Deed wish to amend the terms of the Framework Deed and the Servicing Agreement as set out herein.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Framework Deed and this Deed shall be construed in accordance with the principles of construction set out in the Framework Deed.

1.2	In addition, the provisions set out in the Framework Deed, shall be expressly and specifically incorporated into this Deed as though they were set out in full in this Deed, with the necessary changes. In the event of any conflict between the provisions of this Deed and the Framework Deed, the Framework Deed shall prevail.

2.	DEED TO AMEND THE FRAMEWORK DEED AND SERVICING AGREEMENT

2.1	The parties to this Deed agree that the Framework Deed and Servicing Agreement shall be amended in the manner described in Clause 3.

3.	AMENDMENTS TO THE FRAMEWORK DEED AND SERVICING AGREEMENT

3.1	The parties to this Deed agree that with effect from the date of this Deed:

(a)	the Framework Deed shall be further amended and restated in the form attached as Schedule 1; and

(b)	the Servicing Agreement shall be further amended and restated in the form attached as Schedule 2.

Back to Contents

3.2 The parties agree, upon the request in writing by any other party to this Deed, to execute an amended version of the Framework Deed and/or the Servicing Agreement in the forms shown in Schedules 1 and 2 respectively.

3.3 The parties further agree that from the date of this Deed only Buhrmann US Notes will be issued, unless the Rating Agencies and all parties to this Deed agree otherwise. For the avoidance of doubt, from the date of this Deed no Buhrmann European Notes will be issued, unless the Rating Agencies and all parties to this Deed agree otherwise.

4. FURTHER ASSURANCE

4.1 The parties agree that they will cooperate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Deed.

5. MODIFICATION

5.1 No amendment, modification or variation of this deed shall be effective unless it is in writing and signed by each of the parties.

6. PARTIAL INVALIDITY

6.1 If one or more provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect in any jurisdication or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provisions in any other jurisdiction or with respect to any other party or parties hereto. Such invalid, illegal or unenforceable provision shall be replaced by the parties to such contract with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable provision.

7. GOVERNING LAW

7.1 Master Definitions and Framework Deed and Servicing Agreement

(a)	This Deed shall be governed by and construed in accordance with English law.

(b)	The courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

8. COUNTERPARTS

8.1 This Deed may be executed in separate counterparts and by each party separately on a separate counterpart and each such counterpart, when so executed, shall be an original. Such counterpart shall together constitute one and the same instrument.

This Deed has been duly executed and delivered as a deed on the date first above written.

Back to Contents

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN N.V.	)
a company incorporated in The	)
Netherlands, by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN US INC.	)
a company incorporated in Delaware,	)
by , being a person who,	)
in accordance with the laws of that	)
State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN	)
STAFDIENSTEN B.V. a company	)
incorporated in The Netherlands,	)
by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by SILVER	)
SECURITISATION B.V.	)
a company incorporated in The Netherlands	)
by	)
and , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
US LLC a limited liability company	)
formed in	)
Delaware, by , being	)
a person who, in accordance with the laws	)
of that State, is acting under the authority	)
of the company	)

Back to Contents

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
S.A. a company incorporated in	)
Luxembourg, by, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by BUHRMANN	)
SSC (EUROPE) N.V.	)
a company incorporated in Belgium,	)
by , being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
for and on behalf of BUHRMANN	)
UK LIMITED in the presence of:	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
and the Secretary for and on behalf of	)
CORPORATE EXPRESS OFFICE	)
PRODUCTS, INC.	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
and the Secretary for and on behalf of	)
CORPORATE EXPRESS OF	)
TEXAS, INC.	)

Back to Contents

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
for and on behalf of	)
A.S.A.P. SOFTWARE EXPRESS, INC.	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
and the Secretary for and on behalf of	)
CORPORATE EXPRESS DOCUMENT	)
& PRINT MANAGEMENT, INC.	)

THE COMMON SEAL of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED was hereunto affixed in the presence	)
of	)

In the presence of:

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK	)
Amsterdam Branch by	)
and	)
person who is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG LONDON by	)
[ ]	)
being persons who are acting under the authority	)
of the company as MTN Dealer and	)
MTN Arranger	)

Back to Contents

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG LONDON by	)
[ ] being	)
persons who are acting under the authority	)
of the company as Cash Manager	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG NEW YORK	)
BRANCH by	)
and , being	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED	)
S.A. (as duly authorised attorney under a	)
Power of Attorney dated ))
for and on behalf of DEUTSCHE	)
BANK LUXEMBOURG S.A.	)

EXECUTED and DELIVERED as a	)
DEED by ERASMUS CAPITAL	)
CORPORATION a company incorporated	)
in Delaware by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by SILVER FUNDING	)
LIMITED a company incorporated in	)
Jersey by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

Back to Contents
EXECUTED and DELIVERED as a	)
DEED by BUHRMANN SILVER	)
FINANCING, LLC	)
a limited liability company formed in	)
Delaware by , being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by DEUTSCHE	)
INTERNATIONAL CORPORATE	)
SERVICES LIMITED a company	)
incorporated in Jersey by	)
, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
PRICEWATERHOUSECOOPERS	)
by ,	)
being persons who are acting under the	)
authority of the limited liability partnership	)

EXECUTED and DELIVERED	)
as a DEED by	)
COÖPERATIEVE CENTRALE	)
RAIFFEISEN-BOERENLEENBANK	)
B.A. (trading as RABOBANK	)
INTERNATIONAL), LONDON	)
BRANCH	)
by	)
and , being	)
persons who are acting under the authority	)
of the company	)

Back to Contents

SCHEDULE 1

MASTER DEFINITIONS AND FRAMEWORK DEED

27 September 2000
(as amended and restated on 28 September 2001, 18 July 2002, 16 April 2003 and 30 November,
2005)

BUHRMANN N.V.	BUHRMANN US INC.
(as Parent and Silver Parent)	(as Buhrmann US and the Silver Parent)

BUHRMANN STAFDIENSTEN B.V.	SILVER SECURITISATION B.V.
(as Master Servicer)	(as European Master Purchaser)

BUHRMANN SILVER US LLC	CORPORATE EXPRESS OFFICE PRODUCTS, INC.
(as US Master Purchaser)	and
CORPORATE EXPRESS OF TEXAS, INC.
BUHRMANN SILVER S.A.	(as Initial US Originators and Initial US Sub-Servicers)
(as European Receivables Warehouse Company)
CORPORATE EXPRESS DOCUMENT & PRINT
BUHRMANN SSC (EUROPE) N.V.	MANAGEMENT, INC. (as an Additional US Originator
(as SSC)	and a US Sub-Servicer)

BUHRMANN UK LIMITED	A.S.A.P. SOFTWARE EXPRESS, INC.
(as Process Agent)	(as an Additional US Originator)

DEUTSCHE BANK AG New York Branch (as US	DEUTSCHE TRUSTEE COMPANY LIMITED
Master Purchaser Account Bank)	(as Security Agent, MTN Trustee and MTN Security
Trustee)
COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A. (trading as	DEUTSCHE BANK AG LONDON
RABOBANK INTERNATIONAL), London Branch	(as Cash Manager, as MTN Agent
(as Liquidity Agent, Silver Account Bank, Silver	and MTN Dealer)
Security Agent and Silver Cash Administrator)
DEUTSCHE BANK AG, Amsterdam Branch
ERASMUS CAPITAL CORPORATION	(as European Master Purchaser Account Bank, European
(as Erasmus and as Silver Note Purchaser)	Receivables Warehouse Company Account Bank,
MTN Issuer Account Bank and
SILVER FUNDING LIMITED	MTN Issuer Liquidity Facility Provider)
(as MTN Issuer)
DEUTSCHE BANK LUXEMBOURG S.A.
PRICEWATERHOUSE COOPERS	(as Luxembourg MTN Paying Agent)
(as Liquidation Servicer)
BUHRMANN SILVER FINANCING, LLC
(as the Silver Note Issuer)
DEUTSCHE INTERNATIONAL CORPORATE
SERVICES LIMITED
(as the MTN Issuer Corporate Administrator)

MASTER DEFINITIONS AND FRAMEWORK DEED

Back to Contents

THIS DEED was made on 27 September 2000 and amended and restated on 28 September 2001, 18 July 2002, 16 April 2003 and 30 November, 2005

BETWEEN:

(1)	BUHRMANN N.V., a company incorporated in The Netherlands (registered number 33250021) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam Zuidoost, The Netherlands (the Parent);

(2)	BUHRMANN US INC., a company incorporated in Delaware (registered number 99 94 582) whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, County of New Castle, Delaware, United States (Buhrmann US and the Silver Parent);

(3)	BUHRMANN STAFDIENSTEN B.V., a limited liability company incorporated in The Netherlands (registered number BV243180) whose registered office is at Hoogoorddreef 62, 1101BE Amsterdam Zuidoost, The Netherlands (the Master Servicer);

(4)	SILVER SECURITISATION B.V., a limited liability company incorporated in The Netherlands (registered number 34176237) whose registered office is at Herengracht 450, 1017 CA Amsterdam, The Netherlands (the European Master Purchaser);

(5)	BUHRMANN SILVER US LLC, a limited liability company formed under the law of the State of Delaware having its registered office at Corporate Trust Center, 1209 Orange Street, Wilmington Delaware and having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the US Master Purchaser and, together with the European Master Purchaser, the Master Purchasers);

(6)	BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 400 Route d’Esch, L-1471 Luxembourg (the European Receivables Warehouse Company);

(7)	BUHRMANN SSC (EUROPE) N.V., a limited liability company incorporated in Belgium (registered number 84665) whose registered office is at Ilgatlaan 9, 3500 Hasselt, Belgium (SSC);

(8)	BUHRMANN UK LIMITED, a limited liability company incorporated in England and Wales (registered number 00452213) whose registered office is at Tameside Drive, Holford, Birmingham, West Midlands B6 7AY (in such capacity as Process Agent);

(9)	CORPORATE EXPRESS OFFICE PRODUCTS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express), as an Originator under the US Contribution Agreement (in such capacity, an Initial US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer);

Back to Contents
(10)	CORPORATE EXPRESS OF TEXAS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express Texas), as an Originator under the US Contribution Agreement (in such capacity an Initial US Originator, and together with the other Initial US Originator, the Initial US Originators) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer, and together with the other Initial US Sub-Servicer, the Initial US Sub-Servicers);

(11)	ASAP SOFTWARE EXPRESS, INC., an Illinois corporation having its principal place of business at 850 Asbury Drive, Buffalo Grove, Illinois 60089 as an Originator under the US Contribution Agreement (in such capacity as Additional US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity a US Sub-Servicer);

(12)	DEUTSCHE TRUSTEE COMPANY LIMITED, a limited liability company incorporated in England and Wales (registered number 00338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (as the Security Agent, which expression shall include such person and all other person or persons for the time being acting as the security agent or agents pursuant to the European Master Purchaser Deed of Charge; as the MTN Trustee under the MTN Trust Deed, which expression shall include such person and all other person or persons for the time being acting as the trustee pursuant to the MTN Trust Deed; and as the MTN Security Trustee under the MTN Issuer Deed of Charge, which expression shall include such person and all other person or persons for the time being acting as the security trustee pursuant to the MTN Issuer Deed of Charge);

(13)	DEUTSCHE BANK AG, Amsterdam Branch, acting through its office at Herengracht 450, 1017 CA Amsterdam as European Master Purchaser Account Bank under the Cash Management Agreement referred to below (the European Master Purchaser Account Bank which expression shall include any person appointed as European Master Purchaser Account Bank thereunder) as European Receivables Warehouse Company Account Bank under the Cash Management Agreement (the European Receivables Warehouse Company Account Bank which expression shall include any person appointed as European Receivables Warehouse Company Account Bank thereunder), as MTN Issuer Account Bank under the Cash Management Agreement (the MTN Issuer Account Bank which expression shall include any person appointed as MTN Issuer Account Bank thereunder) and as MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement (the MTN Issuer Liquidity Facility Provider);

Back to Contents
(14)	DEUTSCHE BANK AG LONDON, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB as Cash Manager under the Cash Management Agreement referred to below (the Cash Manager which expression shall include any person appointed as Cash Manager thereunder), as MTN Agent under the MTN Agency Agreement referred to below (the MTN Agent which expression shall include any person appointed as MTN Agent thereunder) and as MTN Dealer (the MTN Dealer) and MTN Arranger under the MTN Programme Agreement;

(15)	DEUTSCHE BANK LUXEMBOURG S.A., acting through its office at 2 Boulevard Konrad Adenauer, L-115 Luxembourg as Luxembourg MTN Paying Agent under the MTN Agency Agreement (the Luxembourg MTN Paying Agent which expression shall include any person appointed as Luxembourg MTN Paying Agent thereunder);

(16)	DEUTSCHE BANK AG New York Branch, acting through its office at 60 Wall Street, New York, New York 10005 as US Master Purchaser Account Bank under the Cash Management Agreement referred to below (the US Master Purchaser Account Bank which expression shall include any person appointed as US Master Purchaser Account Bank thereunder);

(17)	ERASMUS CAPITAL CORPORATION, a corporation incorporated in Delaware having its registered office at c/o Global Securitization Services, LLC, 114 West 47th Street, Suite 1715, New York, New York 10036, U.S.A. (as Erasmus and as the Silver Note Purchaser);

(18)	SILVER FUNDING LIMITED, a public company incorporated with limited liability in Jersey (registered number 78721) having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the MTN Issuer);

(19)	BUHRMANN SILVER FINANCING, LLC, a limited liability company incorporated in Delaware having its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and whose principal place of business is c/o Global Securitization Services LLC, 114 West 47th Street, Suite 1715, New York, New York, 10036 (the Silver Note Issuer);

(20)	DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, a limited liability company incorporated in Jersey having its registered office at St. Paul’s Gate, New Street, St. Helier, Jersey, Channel Islands (as the MTN Issuer Corporate Administrator);

(21)	PRICEWATERHOUSECOOPERS a United Kingdom partnership whose principal place of business is 1 Embankment Place, London WC2N 6RH England (the Liquidation Servicer);

Back to Contents
(22)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH (Rabobank International) in its capacity as agent for the Liquidity Banks under the Erasmus Liquidity Facility Agreement referred to below (the Liquidity Agent, which expression shall include its successors and persons deriving title under the Liquidity Facility Agreement as Liquidity Agent thereunder); and in its capacity as Silver Account Bank, Silver Cash Administrator and Silver Security Agent; and

(23)	CORPORATE EXPRESS DOCUMENT & PRINT MANAGEMENT, INC., an Nebraska corporation having its principal place of business at 4205 South 96th Street, Omaha, Nebraska 68127 as an Originator under the US Contribution Agreement (in such capacity as Additional US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity a US Sub-Servicer).

WHEREAS:

(A) The Originators wish to sell from time to time and the US Master Purchaser wishes to purchase from time to time Receivables, together with the benefit of the Ancillary Rights relating thereto, on the terms and subject to the conditions set out in the US Contribution Agreement.

(B) In connection therewith each of the parties hereto will enter into the Transaction Documents (as amended and restated as of the date hereof, as the case may be) to which it is a party and each of the parties wishes to record its agreement regarding the incorporation of the definitions, and interpretation of certain words and expressions, contained in Clause 2 into the relevant Transaction Documents (as amended and restated as of the date hereof, as the case may be) to be entered into amongst themselves on or about the date of this Deed.

(C) Each of the parties hereto wishes to record its agreement regarding the incorporation of the provisions set out in Clauses 3 to 17 and the definitions set out in Clause 2 into the Transaction Documents (as amended and restated as of the date hereof, as the case may be) and which are to be executed among themselves on or about the same date of this Deed.

(D) Each of the parties hereto wishes to record its agreement to the accession to this Deed from time to time of further Buhrmann Group companies as Originators and Sub-Servicers and to the making of certain amendments to the definitions contained within Clause 2 of this Deed to give effect to the same upon and subject to the terms of this Deed and the other Transaction Documents.

INTERPRETATION

1.1 Capitalised terms in this Deed (including the Recitals) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in Clause 2.1 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and this Deed (including the Recitals) shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.7.

1.2 Where any party hereto from time to time acts in more than one capacity hereunder, the provisions of this Deed shall apply to such party as though it were a separate party in each such capacity except insofar as they may require such party in one capacity hereunder to give any notice or information to itself in another capacity.

Back to Contents

DEFINITIONS

2.1 In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall, except where the context otherwise requires and save where otherwise defined therein, have the following meanings:

AA Required Reserve Amount means the Silver Capital Contribution Amount;

AA Reserve Percentage means, on any Business Day, the sum (expressed as a percentage) of (I) the greater of:

A	the Reserve Floor Percentage on such Business Day;

B	the Reserve Floor on such Business Day; and

C	the sum of:
	(a)	the Default Reserve Percentage on such Business Day where C (as used in that term) is 2.25; and
	(b)	the Dilution Reserve Percentage on such Business Day where B (as used in that term) is 2.25;

and

(II) the sum of percentages on such Business Day in (ii), (iii), (iv), (v), (vi), (vii) and (viii) of the definition of “Reserve Percentage”;

Accreted Value means, in respect of the Buhrmann US Notes on any date, the sum of (A) the aggregate Subscription Prices of all Buhrmann US Notes outstanding on such date plus (B) the Buhrmann US Note Discount accreted thereon as at such date at the US Funding Rate;

Accumulation Period means with respect to any Series of MTNs the period commencing 45 days (in the case of euro), 75 days (in the case of Sterling) and 30 days (in the case of US Dollars) prior to the Interest Payment Date specified in the applicable Supplement as the MTN Expected Maturity Date and ending on the earlier to occur of (a) the date on which 100 per cent. of the aggregate nominal amount of the MTNs of such Series has been reserved, (b) an Early European Amortisation Event (in the case of MTNs denominated in euros or Sterling) or an Early US Amortisation Event (in the case of MTNs denominated in US Dollars), (c) a Buhrmann Termination Event and (d) the MTN Maturity Date for such Series specified in the applicable Supplement; provided that (i) the Master Servicer on behalf of the relevant Master Purchaser shall have absolute discretion to commence any Accumulation Period on an earlier date and (ii) the Master Servicer on behalf of the relevant Master Purchaser shall be permitted to delay the commencement of any Accumulation Period, subject to the consent of the MTN Trustee and satisfaction of the Rating Condition;

Back to Contents

Action means any judicial or administrative proceeding, or threatened proceeding, including any government investigation, whether civil, criminal or otherwise;

Additional Jurisdiction Originator means any company within the Buhrmann Group incorporated in an Eligible Originator Country (other than the United States) which, with the consent of the US Master Purchaser, the Buhrmann Note Purchasers, the Security Agent and the Silver Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents pursuant to Clause 4 of this Deed following the entry into by it of the US Contribution Agreement in respect of receivables originated in the jurisdiction in which it is incorporated;

Additional Member means any Person who becomes a Member under the LLC Agreement pursuant to Section 9.7 of that agreement;

Additional Originator means any Additional US Originator and/or any Additional Jurisdiction Originator, in each case as the context requires;

Additional Payment means any additional amount paid by an Originator to the US Master Purchaser in accordance with Clause 7.5 of the US Contribution Agreement;

Additional Sub-Servicer means any company within the Buhrmann Group incorporated in an Eligible Originator Country which accedes to the Transaction Documents to which the Initial US Sub-Servicers are a party;

Additional US Originator means any company within the Buhrmann Group incorporated in the United States which, with the consent of the US Master Purchaser, the Buhrmann US Note Purchasers and the Security Agent and the Silver Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents to which the Initial US Originators are a party pursuant to Clause 4 of this Deed;

Administration Fee means the fee, amongst other fees, set out and described as such in the Buhrmann Programme Fee Letter (as amended from time to time);

Affiliate means,

(a)	with reference to the US Master Purchaser: (a) any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the US Master Purchaser or (b) any Person (i) that is a Manager, Member, officer or trustee of, or serves in a similar capacity with respect to the US Master Purchaser, or (ii) for or of which the US Master Purchaser is a shareholder or other owner of equity, director, officer, employee, agent, attorney or trustee, or serves in a similar capacity;

Back to Contents
(b)	with respect to the Silver Note Issuer: (a) any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Silver Note Issuer or (b) any Person (i) that is a Member, officer, trustee of, or serves in a similar capacity with respect to the Silver Note Issuer, or (ii) for or of which the Silver Note Issuer is a shareholder or other owner of equity, director, officer, employee, agent, attorney or trustee, or serves in a similar capacity; and

as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and “controlled” has a correlative meaning,

Aggregate Available US Collection Account L/C Amount means on any Business Day the aggregate undrawn face amount of all Eligible US Collection Account Letters of Credit;

Aggregate Nominal Amount with respect to each Series of MTNs has the meaning specified in the applicable Supplement;

Ancillary Rights means, in respect of each Receivable, all right, benefit and interest of the relevant Originators in and to any insurance policy and proceeds therefrom and/or any trade indemnity protection scheme and any covenant for payment in relation thereto;

Assigned Accounts means, in connection with the US Lock Box and Assigned Account Agreement, the deposit accounts at Harris No.232-776-5, No.232-808-6 and No.209-708-7, each in the name of the US Master Purchaser;

Average Collection Period means, on any Calculation Date, a period of days equal to:

(A)	the greater of (i) one and (ii) the fraction, the numerator of which is the aggregate of the Face Amounts of all Securitised US Receivables as at that Calculation Date and the denominator of which is the total amount received by the relevant Master Purchaser in respect of Securitised US Receivables during the 30 days preceding, and ending on, such Calculation Date; multiplied by

(B)

where:

A	is 2; and

B	is 360 (with respect to Securitised US Receivables);

Back to Contents

Average Credit Terms means on any Calculation Date, the arithmetical average number of days (rounded to the nearest whole day) between the date on which Securitised US Receivables are invoiced and their Due Dates;

Average Default Ratio means, on any Calculation Date, the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Default Ratios on that Calculation Date and the preceding two Calculation Dates by (B) three;

Average Dilution Ratio means, on any Calculation Date, the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Dilution Ratios on that Calculation Date and the preceding two Calculation Dates by (B) three;

Average Payment Period means the number of days which the Master Servicer (acting as a prudent servicer) may from time to time determine (and notify to the US Master Purchaser) as a reasonable estimate of the average number of days between the date on which a Receivable is invoiced and the date on which it is collected;

Average Rebate Dilution Monthly Accruals means with respect to a Business Day, the average of the Rebate Dilutions Monthly Accruals on the most recent Calculation Date and the five Calculation Dates preceding that Calculation Date;

Average US Days Sales Outstanding means with respect to a Business Day, the average of the Days Sales Outstanding in respect of US Dollars on the most recent Calculation Date and the preceding two Calculation Dates;

Bankruptcy means, for the purposes of the LLC Agreement or the Silver LLC Agreement and with respect to any Person, if such Person:

(a)	makes an assignment for the benefit of creditors,

(b)	files a voluntary petition in bankruptcy,

(c)	is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,

(d)	files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation,

(e)	files an answer or other pleading admitting to or failing to contest the material allegations of a petition filed against it in any proceeding of this nature,

Back to Contents
(f)	seeks, contests to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or

(g)	if 120 days after the commencement of any proceeding against the Person seeking reorganisation, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or all of any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act, 6 Del. C.;

Board of Directors means the board of directors of the Silver Note Issuer;

Buhrmann European Note means any note issued or to be issued by the European Master Purchaser pursuant to the European Master Purchaser Funding Deed, and Buhrmann European Notes shall be construed accordingly;

Buhrmann European Note Certificate means in respect of any Buhrmann European Note, a certificate in the form set out in Schedule 2 to the European Master Purchaser Funding Deed issued by the European Master Purchaser to the person registered as Buhrmann European Noteholder in the Register;

Buhrmann European Note Conditions means the terms and conditions of the Buhrmann European Notes, in the form set out in Schedule 3 to the European Master Purchaser Funding Deed and a reference to a particular numbered Buhrmann European Note Condition shall be construed accordingly;

Buhrmann European Note Discount means, in relation to each Buhrmann European Note, the amount which is equal to the difference between the Face Value of such Buhrmann European Note and its Subscription Price as specified in the relevant Buhrmann European Note Issue Notice relating to that Buhrmann European Note;

Buhrmann European Note Discount Rate means, in respect of a Buhrmann European Note, the percentage obtained by dividing (A) the Discounted Value of such Buhrmann European Note by (B) the Face Value of such Buhrmann European Note, expressing the resultant fraction as a percentage, and subtracting such percentage from 100;

Buhrmann European Note Issue Date means the date of issue of a Buhrmann European Note;

Back to Contents

Buhrmann European Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the European Master Purchaser Funding Deed, issued by the European Master Purchaser in respect of the proposed issue of a Buhrmann European Note;

Buhrmann European Note Purchaser means (a) as at the date of this Deed the MTN Issuer, and (b) thereafter, any other person that accedes to the terms of the European Master Purchaser Funding Deed and, inter alia, to the European Master Purchaser Deed of Charge as a provider of finance to the European Master Purchaser (with the prior written consent of the Security Agent and the Buhrmann European Note Purchasers) and which purchases from time to time Buhrmann European Notes from the European Master Purchaser;

Buhrmann European Noteholder means, in respect of any Buhrmann European Note at any time, any Buhrmann European Note Purchaser or any other person whose name is entered in the Register as the holder of such Buhrmann European Note;

Buhrmann Financial Performance Cross Default means the occurrence of any event of default in respect of a financial performance covenant (and for the avoidance of doubt any adjustment of a financial performance covenant agreed amongst the parties will not be considered as an event of default in respect of such financial performance covenant), in any document entered into by any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer relating to indebtedness for borrowed money having a maximum aggregate principal amount of borrowed money or facility limit (or the equivalent) of US$100 million or its equivalent in other currencies or more;

Buhrmann Group means the Parent and any of its consolidated subsidiaries;

Buhrmann Group Fixed Charge Coverage Ratio means with regard to a Calculation Date:

(A-B+C)/(C+D+E+F+G)

where:

A	is the EBITDAE of the Buhrmann Group over the last 4 quarters reported

B	is the result excluding exceptional items attributable to minority shareholders of Corporate Express Australia over the last 4 quarters reported

C	is the rent and lease expenses of the Buhrmann Group with respect to real property and vehicles over the last 4 quarters reported

D	is the cash interest expense of the Buhrmann Group over the last 4 quarters reported

Back to Contents
E	is the amount of all capital expenditures of the Buhrmann Group over the last 4 quarters reported

F	is the amount of dividends in relation to the common stock and preference shares A of the Parent that are paid in cash over the last 4 quarters

G	is the amount of all scheduled principal payments of the term facilities incurred by the Parent under its Senior Facilities Agreement dated 23 December 2003 over the last 4 quarters as determined on the first day of such period;

Buhrmann Group Interest Coverage Ratio means with regard to a Calculation Date:

(A-B)/C

where:

A	is the EBITDAE of the Buhrmann Group over the last 4 quarters reported

B	is the result excluding exceptional items attributable to minority shareholders of Corporate Express Australia over the last 4 quarters reported

C	is the cash interest expense of the Buhrmann Group over the last 4 quarters reported;

Buhrmann Group Leverage Ratio means with regard to a Calculation Date:

(A+B-C)/(D-E)

where:

A	is the Interest Bearing Debt of the Buhrmann Group on the last reporting date

B	is the Cash and Bank Balances of the Buhrmann Group on the last reporting date

C	is EUR 50 million

D	is the EBITDAE of the Buhrmann Group over the last 4 quarters reported

E	is the result excluding exceptional items attributable to minority shareholders of Corporate Express Australia over the last 4 quarters reported;

Buhrmann Interest Rate means the rate of interest determined from time to time by the Cash Manager and the Master Servicer;

Back to Contents

Buhrmann Note means any of the Buhrmann European Notes and the Buhrmann US Notes, and Buhrmann Notes shall be construed accordingly;

Buhrmann Note Discount means the Buhrmann European Note Discount and/or the Buhrmann US Note Discount, as the context requires;

Buhrmann Note Issue Notice means a Buhrmann European Note Issue Notice or a Buhrmann US Note Issue Notice, as the context requires;

Buhrmann Note Purchaser means the Buhrmann European Note Purchaser and/or, as the context requires, the Buhrmann US Note Purchaser, and the Buhrmann Note Purchasers shall be construed accordingly;

Buhrmann Operating Procedures means the standard operating, underwriting, credit and collection criteria, procedures and policies employed by the Originators at the date hereof and such other procedures as would be carried out by a reasonably prudent Originator carrying on the same business as the Originator;

Buhrmann Programme Fees means the various fees (including, but not limited to the fee applicable to the Erasmus Applicable Margin, the Liquidity Fee, the Credit Enhancement Fee and the Administration Fee) as separately agreed between the relevant parties;

Buhrmann Programme Fee Letter means the letter dated on or around the date hereof regarding the payment of various fees, including but not limited to, each of the Erasmus Applicable Margin, the Liquidity Fee, the Credit Enhancement Fee and the Administration Fee and fees payable to the Silver Security Agent;

Buhrmann Termination Event means the occurrence of any of the events set out in Schedule 1;

Buhrmann US means Buhrmann US Inc.;

Buhrmann US Note means any note issued or to be issued by the US Master Purchaser pursuant to the US Master Purchaser Funding Agreement and Buhrmann US Notes shall be construed accordingly;

Buhrmann US Note Certificate means in respect of a Buhrmann US Note, a certificate in the form set out in Schedule 2 to the US Master Purchaser Funding Agreement issued by the US Master Purchaser to the person registered as Buhrmann US Noteholder in the Register;

Buhrmann US Note Conditions means the terms and conditions of the Buhrmann US Notes, in the form set out in Schedule 3 to the US Master Purchaser Funding Agreement and a reference to a particular numbered Buhrmann US Note Condition shall be construed accordingly;

Back to Contents

Buhrmann US Note Discount means, in relation to each Buhrmann US Note, the amount which is equal to the difference between the Face Value of such Buhrmann US Note and its Subscription Price as specified in the relevant Buhrmann US Note Issue Notice relating to that Buhrmann US Note;

Buhrmann US Note Discount Rate means, in respect of a Buhrmann US Note, the percentage obtained by dividing (A) the Discounted Value of such Buhrmann US Note by (B) the Face Value of such Buhrmann US Note, expressing the resultant fraction as a percentage, and subtracting such percentage from 100;

Buhrmann US Note Issue Date means the date of issue of a Buhrmann US Note;

Buhrmann US Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the US Master Purchase Agreement issued by the US Master Purchaser in respect of the proposed issue of a Buhrmann US Note;

Buhrmann US Note Purchaser means, (a) as at the date of this Deed, the MTN Issuer, the Silver Note Issuer and (b) thereafter, any other person that accedes to the terms of the US Master Purchaser Funding Agreement and, inter alia, to the US Master Purchaser Guarantee and Security Agreement as a provider of finance to the US Master Purchaser (with the prior written consent of the Security Agent and the Buhrmann US Note Purchasers, and upon satisfaction of the Rating Condition) and which purchases from time to time Buhrmann US Notes from the US Master Purchaser;

Buhrmann US Noteholder means, in respect of any Buhrmann US Note at any time, any Buhrmann US Note Purchaser or any other person whose name is entered in the Register as the holder of such Buhrmann US Note;

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open for business in each of Amsterdam, Brussels, London, Luxembourg, Jersey and New York, and which is a TARGET Day;

Calculation Date means the third Thursday of each calendar month or, if such day is not a Business Day, the next following Business Day;

Calculation Period means the period commencing on the European Closing Date (in the case of European Receivables) or the US Closing Date (in the case of US Receivables) and ending on (and including) the next following Calculation Date and each successive period commencing on (but excluding) a Calculation Date and ending on (and including) the next following Calculation Date;

Capital Account means the capital account maintained for a Member pursuant to Section 4.3 of the LLC Agreement;

Capital Contribution means, with respect to any Member, any contribution (as defined in Section 18-101(3) of the Delaware Limited Liability Company Act, 6 Del. C.) which such Member makes (or is deemed to make) to the US Master Purchaser pursuant to Section 4 of the LLC Agreement and under the US Contribution Agreement;

Back to Contents

Cash Management Agreement means the cash management agreement dated 27 September 2000, as amended and restated on 28 September 2001, between the European Receivables Warehouse Company, the Master Purchasers, the Security Agent, the Cash Manager, the MTN Issuer, European Receivables Warehouse Company Account Bank and the Master Purchaser Account Banks;

Cash Manager means Deutsche Bank AG London in its capacity as cash manager for the European Receivables Warehouse Company, the Master Purchasers and the MTN Issuer under the Cash Management Agreement;

Certificate means the certificate of formation of the US Master Purchaser, together with any and all amendments, corrections, supplements and restatements thereof, filed in the Office of the Secretary of State of the State of Delaware;

Certificate of Formation means the Certificate of Formation of the Silver Note Issuer filed with the Secretary of State of the State of Delaware on September 30, 2005, as amended or amended and restated from time to time;

Charges means, in respect of the US Lock Box and Assigned Account Agreement, all fees and charges due from the US Master Purchaser to Harris in connection with the Lock Boxes and the Assigned Accounts and all returned items and chargebacks for uncollected checks deposited in the Assigned Accounts;

Class means MTN Class A, MTN Class B, MTN Class C, MTN Class D, MTN Class E, MTN Class F or any of them;

Closing Date means the date of this Deed or such other date as may be agreed between the Silver Secured Parties, Buhrmann US Inc and the Parent;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Code means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to any specific provision of the Code or any regulations thereunder shall be deemed to refer to any successor provisions thereto;

Collection Account means the US Collection Account;

Collection Account Bank means the US Collection Account Bank;

Collection Date means, in respect of each Receivable, the Business Day on which (i) in the case of payments by cheque, such cheque is presented to a Collection Account Bank by or on behalf of the relevant Originator, and (ii) in respect of payments made by any other means, such amounts received in respect of such Receivable are credited to a Collection Account and accounted for by the relevant Originators following payment by or on behalf of the relevant Obligor to or on behalf of the US Master Purchaser;

Back to Contents

Collections means, with respect to any Receivable, all cash collections, finance, interest, late payment or similar charges and other cash proceeds of such Receivable or other amounts received or recovered in respect thereof, including without limitation, all cash proceeds of any Ancillary Rights with respect thereto and any Deemed Collections of such Receivable, and all recoveries of value added tax from any relevant tax authority relating to any Defaulted Receivable;

Common Depositary means Deutsche Bank AG, London;

Company Distributions means cash or other property that is distributed pursuant to Section 5.3 or Section 11.2 of the LLC Agreement;

Concentration Limits means the Maximum Country Limit, the Maximum Originator Limit and the Maximum Obligor Limit;

Conditions Precedent means the conditions precedent set out in Schedule 2 of this Deed;

Contract means the contract for the sale of goods (whether or not written) concluded between an Originator and an Obligor pursuant to which an Invoice is generated and a Receivable is derived;

Contribution Date means the date on which any Offer to Contribute is accepted;

Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Controlling and Controlled shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests;

Controlling Class means, at any time, the then most senior Class of MTNs outstanding;

Corporate Express of Texas means Corporate Express of Texas, Inc.;

Corporate Express means Corporate Express Office Products, Inc.;

Counterparty File means the data file produced by or on behalf of each Originator in the form set out in Schedule 3 to the Servicing Agreement;

Coupon means an interest coupon appertaining to a definitive MTN, such coupon being:

(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part IVA of the Second Schedule of the MTN Trust Deed or in such other form, having regard to the terms of issue of the MTNs of the relevant Series, as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s); or

Back to Contents
(b)	if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part IVB of the Second Schedule to the MTN Trust Deed or in such other form, having regard to the terms of issue of the MTNs of the relevant Series, as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s); or

(c)	if appertaining to a definitive MTN which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to MTN Condition 12;

Couponholder means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders and references to relevant Couponholders shall, in relation to the MTNs of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the MTNs of such Series;

Credit Enhancement Fee means the fee, amongst other fees, set out and described as such in the Buhrmann Programme Fee Letter regarding the provision of credit enhancement by Rabobank International;

Credit Note means any statement evidencing credit in respect of amounts owed by an Obligor to an Originator in respect of any Receivable;

Credit Note Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate by all the amounts in respect of which a Credit Note has been issued by an Originator to an Obligor; and

(b)	be adjusted as appropriate by the aggregate of the amounts in respect of which a Credit Note issued by an Originator to an Obligor has been applied or cancelled;

Cross-Billed Obligor means an Obligor in respect of Securitised US Receivables who receives from a US Originator a combined invoice in respect of goods and services provided by such US Originator and by any company within the Buhrmann Group incorporated within the United States and which is not a US Originator (including without limitation, Corporate Express Promotional Marketing Inc.);

Day Count Fraction has the meaning as specified in MTN Condition 6(a) in relation to interest on Fixed Rate Notes, or MTN Condition 6(b) in relation to interest on Floating Rate Notes, as applicable;

Back to Contents

Days Sales Outstanding means, on any Calculation Date the product of (A) the fraction, the numerator of which is the aggregate of the Face Amounts of all Securitised US Receivables as at that Calculation Date and the denominator of which is the total amount received by the relevant Master Purchaser in respect of Securitised US Receivables during the 30 days preceding ending on such Calculation Date; and (B) 30;

Deemed Collections means, on any day, (i) the aggregate amounts paid by the Originators (other than amounts representing interest) in repurchasing Receivables, and/or substituting Receivables, pursuant to Clause 11.1(b) of the US Contribution Agreement or in respect of set-offs, Rebates, Discount Dilutions and Dilutions pursuant to Clause 11.1(d) of the US Contribution Agreement and not previously applied in purchasing Receivables; or (ii) the aggregate amounts paid by the European Receivables Warehouse Company (other than amounts representing interest) in repurchasing Receivables, and/or substituting Receivables and not previously applied in purchasing Receivables;

Default Ratio means on any Calculation Date, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate of the Face Amounts of all outstanding Securitised US Receivables which first became Defaulted Receivables on any of the preceding 30 days by (B), the Relevant Sales-Defaults in respect of all Securitised US Receivables;

Default Receivable Maturity means, on any Business Day:

A+B

where:

A	is the Average Credit Terms as at the most recent Calculation Date; and

B	is 60 in the case of a European Receivable and 150 in the case of a US Receivable;

Default Reserve Floor means, on any Calculation Date in respect of Securitised US Receivables, 5 times the largest Obligor Percentage;

Default Reserve Percentage means, on any Calculation Date, A x B x C where:

A	is the Expected Defaults as at such Calculation Date;

B	is the Loss Horizon Ratio as at such Calculation Date; and

C	is 2;

Defaulted MTN has the meaning given to it in Clause 6.6 of the MTN Agency Agreement;

Back to Contents

Defaulted Receivable means an outstanding Securitised US Receivable (other than a Non-Funded Receivable) in respect of which and without double counting:

(a)	in the case of Securitised US Receivables, all or part of its Face Amount remains unpaid for more than 150 days; or

(b)	any of the events referred to in paragraphs (h) to (l) of Schedule 1 of this Deed (with relevant changes to refer to the Obligor rather than any Originator) occurs in relation to any person who is an Obligor in respect of such Securitised US Receivable; or

(c)	the Master Servicer, acting as a prudent servicer, or an Originator has made a write-off or provision in accordance with the Buhrmann Operating Procedures and the Servicing Agreement against loss in respect of any part of the Face Amount of such Securitised US Receivable;

Deferred Purchase Price means, on any Collection Date and in respect of each Receivable (the Relevant Receivable), the amount which is the greater of (i) zero and (ii):

where:

A	is the aggregate amount received for the account of the relevant Master Purchaser from Obligors on the Collection Date in respect of Securitised US Receivables denominated in the same currency as the Relevant Receivable (the Collections);

B	is the product of (x) the aggregate of the Face Amounts of all Securitised US Receivables on that Collection Date and (y) the Discount Percentage as at the Collection Date;

C	is the aggregate of the IPP Collections in respect of Securitised US Receivables as at the Collection Date;

D	is the Required Reserve Adjustment;

E	is, (x) in the case of determining the Discount Percentage for any purchase by the European Master Purchaser, zero and (y) in the case of determining the Discount Percentage for any purchase by the European Receivables Warehouse Company, the pro rata amount of the European Receivables Warehouse Company Profit;

F	is the Face Amount of the Relevant Receivable; and

G	is the aggregate of the Face Amounts of the Securitised US Receivables in respect of which the Collections were received on that Collection Date;

Back to Contents

Delaware Act means the Delaware Limited Liability Company Act, 6 Del.C. Sections 18-101 through 18-1109, as amended from time to time;

Delinquency Ratio means, on any Business Day, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate of the Face Amounts of all Securitised US Receivables which were Delinquent Receivables on the most recent Business Day which are still outstanding (except that Securitised US Receivables shall only include Securitised US Receivables which become Delinquent Receivables during the preceding 30 days and which are still outstanding) in respect of which a Master Servicer’s Daily Report has been received by the relevant Master Purchaser by (B) the Relevant Sales-Delinquencies in respect of all Securitised US Receivables;

Delinquent Receivable means a Securitised US Receivable (other than a Securitised US Receivable that is a Defaulted Receivable or a Non-Funded Receivable) in respect of which all or part of its Face Amount remains unpaid for more than 60 days past its Due Date;

Delinquent Receivable Maturity means, on any Business Day,

A+B

where:

A	is the Average Credit Terms as at the most recent Calculation Date in respect of the relevant Securitised US Receivables; and

B	is 60:

Determination Date means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

Determination Period means, with respect to a Series of Fixed Rate Notes, each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

Deutsche New York Branch means Deutsche Bank AG, acting through its New York branch;

Dilution Horizon Ratio means, on any Calculation Date, the fraction expressed as a ratio obtained by dividing (A) the aggregate Face Amount of all sales occurring during the immediately preceding 45 days by (B) the aggregate of the Face Amount of all Securitised US Receivables that are Eligible US Receivables less Excess Concentrations;

Back to Contents

Dilution Ratio means on any Calculation Date, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate amount of Dilutions occurring during the immediately preceding 30 days in respect of Securitised US Receivables by (B) the aggregate of the Face Amounts of Receivables which became Securitised US Receivables during that period of 30 days;

Dilution Reserve Percentage means, on any Calculation Date,

((A x B) + (C x D)) x E

where:

A	is the Expected Dilutions as at such Calculation Date;

B	is 2;

C	is the greater of (a) zero, and (b) the Dilution Spike as at such Calculation Date less the Expected Dilutions as at such Calculation Date;

D	is the Dilution Spike as at such Calculation Date divided by the Expected Dilutions as at such Calculation Date; and

E	is the Dilution Horizon Ratio as at such Calculation Date;

Dilution Spike means, on any Business Day, the highest of the Dilution Ratios calculated on each of the immediately preceding 12 Calculation Dates;

Dilutions means the aggregate amount of delivery price adjustments, refunds, credits (including Credit Notes), rebates, discounts, disputes, allowances or reverse invoices against Securitised US Receivables and other adjustments or allowances in respect of Securitised US Receivables permitted or incurred by the Originators, provided that Dilutions shall not include any amount which is included within the definition of Rebate Dilutions or the definition of Discount Dilutions or any Linked Credit Notes or any Credit Note for which there is no corresponding Obligor or to the extent that the Credit Notes attributable to an Obligor outstanding exceed the amount of Securitised US Receivables attributable to such Obligor;

Directors means the Persons elected to the Board of Directors of the Silver Note Issuer from time to time by the Member, including the Independent Directors, in their capacity as managers of the Silver Note Issuer. A Director is hereby designated as a “manager” of the Silver Note Issuer within the meaning of Section 18-101(10) of the Act;

Discount means, in respect of a Securitised US Receivable, the amount calculated by multiplying the Face Amount of that Securitised US Receivable by the Discount Percentage as determined by the Master Servicer pursuant to the Servicing Agreement;

Back to Contents

Discount Dilution Accruals means, on any Business Day, the aggregate of all amounts by each Originator in its accounts in respect of Discount Dilutions;

Discount Dilution Monthly Accruals means, on any Calculation Date, the aggregate of the Discount Dilution Accruals which have arisen since the immediately preceding calendar month;

Discount Dilutions means on a Calculation Date the aggregate amount of cash discounts granted by Originators to Obligors and which are accrued by the Originator granting such discount in its accounts; provided that Discount Dilutions shall not include any amount in respect of which the relevant Master Purchaser has received a Deemed Collection;

Discount Dilutions Reserve means on a Calcuation Date, the product of (a) the highest of the Discount Dilution Monthly Accruals as at the twelve previous Calculation Dates and (b) 110 per cent.;

Discount Dilutions Reserve Percentage means on a Calculation Date the fraction expressed as a percentage obtained by dividing (i) the Discount Dilutions Reserve with respect to such Calculation Date by (ii) the aggregate of the Net Pool Balance;

Discount Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate with all amounts received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser into a Collection Account in respect of Securitised US Receivables which represent the Discount element of such Securitised US Receivables; and

(b)	be adjusted as appropriate with all amounts which have been applied on each Business Day (i) in redeeming Buhrmann European Notes or Buhrmann US Notes, (ii) in paying the European Master Purchaser Senior Expenses or the US Master Purchaser Senior Expenses, (iii) in the case of European Receivables, in paying Surplus Discount to the European Receivables Warehouse Company, and, in turn an Originator, or (iv) in the case of US Receivables, in increasing the Interest of an Originator in respect of Surplus Discount;

Discount Percentage means, on any Monthly Settlement Date, a fraction (expressed as a percentage):

A	is the sum of (i) the amounts specified in Clauses (a), (b), (d) and (h) of the definition of Estimated Funding Costs in respect of the Buhrmann Note Purchasers, the Master Purchasers and the European Receivables Warehouse Company as at the most recently Monthly Determination Date and (ii) the amounts specified in Clauses (c), (f), (g), (i), (j), (k) and (l) of the definition of Estimated Funding costs in respect of the Buhrmann Note Purchasers, the Master Purchasers and the European Receivables Warehouse Company as at the most recent Monthly Determination Date, but without double counting;

B	is the Average Collection Period as at the most recent Calculation Date; and

C	is 360; and

D	is the sum of the amounts specified in Clause (e) of the definition of Estimated Funding Cost in respect of Buhrmann Notes as at the most recent Monthly Determination Date;

Back to Contents

Discounted Value means with respect to a Buhrmann Note, the Face Value of a Buhrmann Note less the relevant Buhrmann Note Discount applicable thereto;

Distribution Compliance Period has the meaning given to it in Regulation S under the Securities Act;

DPP Collections means, on any Collection Date:

A-B-C

where:

A	is the aggregate of all amounts received for the account of the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be into a Collection Account in relation to a Securitised US Receivable;

B	is the aggregate of all amounts received by the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be into a Collection Account in relation to Securitised US Receivables which represent the Discount element of such amounts collected;

C	is the IPP Collections on that Collection Date;

DPP Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate with all amounts received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser or the relevant Originator, as the case may be, into a Collection Account in respect of the Securitised US Receivable which represent the Deferred Purchase Price element of the Purchase Price of such Securitised US Receivables;

(b)	be adjusted as appropriate by, in the case of the DPP Ledger kept in respect of US dollars for the US Master Purchaser, all amounts by which the Interest of a US Originator has been increased in respect of the Deferred Purchase Price of Securitised US Receivables; and

(c)	be adjusted as appropriate by all amounts received by the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser on each Business Day in respect of Defaulted Receivables;

Back to Contents

Due Date means, in respect of any Receivable, the date on which such Receivable is expressed to be payable in the relevant Invoice for that Receivable or, if different, the date on which the Master Servicer (acting as a prudent servicer) anticipates such Receivable will be paid in the light of any variation of the terms of the Contract from which such Receivable is derived or any custom or practice pertaining to Receivables of a type similar in nature to such Receivable;

Early European Amortisation Event means (i) the occurrence of a Buhrmann Termination Event; or (ii) the occurrence and continuation of any other European Stop Funding Event for more than 35 days;

Early US Amortisation Event means (i) the occurrence of a Buhrmann Termination Event; or (ii) the occurrence and continuation of any US Stop Funding Event for more than 35 days;

Effective Date means the US Closing Date;

Eligibility Criteria means the US Eligibility Criteria and/or the European Eligibility Criteria, as the context may require;

Eligible Bank means a bank the short-term, unsecured, unguaranteed and unsubordinated debt obligations of which are rated at least “A-1+” or “P-1” (or its equivalent) by the Rating Agencies;

Eligible Currency means US Dollars;

Eligible Investments means any of demand or time deposits, certificates of deposit and other short-term unsecured debt obligations issued by an entity the unsecured, unguaranteed and otherwise unsupported short-term obligations of which are rated at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s) provided that in all cases such investments have a maturity date falling no later than the next following date on which a payment is required to be made with the monies invested therein and that amounts due can be paid without reduction or withholding on account of Tax;

Eligible Obligor Country means Canada, the United States or such other countries as agreed from time to time;

Eligible Originator Country means the United States and such other country or countries as may from time to time be agreed between the Master Purchasers, the Buhrmann Note Purchasers, Security Agent and Silver Security Agent and that satisfies the Rating Condition;

Back to Contents

Eligible US Collection Account L/C Provider means a bank or other financial institution the unsecured, unguaranteed and otherwise unsupported short-term obligations of which are rated at least “P-1” by Moody’s and at least “A-1+” by Standard and Poor’s;

Eligible US Collection Account Letter of Credit means a letter of credit issued by an Eligible US Collection Account L/C Provider payable to the Security Agent, as agent for the US Master Purchaser Secured Parties, as beneficiary thereof, in form and substance satisfactory to the Rating Agencies;

Eligible US Receivable means, at any time, a US Receivable that satisfies the US Eligibility Criteria;

Encumbrance includes any mortgage, charge (whether legal or equitable), pledge, lien, hypothecation or other encumbrance or other security interest securing any obligation of any person or any other type of agreement, trust or arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect but, for the avoidance of doubt shall not include (a) a right of counterclaim or (b) a right of set-off arising by contract or operation of law not constituting a mortgage, charge or other encumbrance under applicable law;

Erasmus means Erasmus Capital Corporation, a corporation incorporated in Delaware having its registered office at c/o Global Securitization Services, LLC, 114 West 47th Street, Suite 1715, New York, New York 10036, U.S.A.;

Erasmus Advance means an advance made under the Erasmus Liquidity Facility Agreement (provided such advance does not exceed the Erasmus Borrowing Base);

Erasmus Applicable Margin means the margin as set out, in addition to other relevant fees, and described as such in the Buhrmann Programme Fee Letter payable on amounts drawn under the Erasmus Liquidity Facility Agreement, to be agreed from time to time;

Erasmus Available Liquidity Commitment means, in relation to a Liquidity Bank and any proposed Erasmus Advance, its Erasmus Liquidity Commitment less the amount of all outstanding Erasmus Advances made by such Liquidity Bank falling due for repayment after the Erasmus Liquidity Drawdown Date for such proposed Erasmus Advance;

Erasmus Available Liquidity Facility means, on an Erasmus Liquidity Drawdown Date, the amount of the Total Liquidity Commitments at such time less the sum of (a) the aggregate of the Erasmus Advances required to be made by the Liquidity Banks under the Erasmus Liquidity Facility Agreement on such Erasmus Liquidity Drawdown Date and (b) the aggregate of the outstanding Erasmus Advances made by the Liquidity Banks under the Erasmus Liquidity Facility Agreement and which are due for repayment after the such Erasmus Liquidity Drawdown Date Provided Always that such amount shall not exceed the Erasmus Borrowing Base.

Back to Contents

Erasmus Borrowing Base means, on any Business Day, an amount equal to the lesser of:

(A)	the value of the Erasmus CP Notes then outstanding as at such Business Day (including amounts of both principal and interest accrued or to be accrued); and

(B)	an amount representing Erasmus’ pro rata share (based on the proportion of the Face Value of the Buhrmann US Notes which the Silver Note Issuer holds as at such Business Day) of the following:

	(i)	the aggregate Face Amounts of all Securitised US Receivables as at such Business Day (assuming that any such Receivables which either (aa) are purported to have been sold or contributed under the Transaction Documents have been so sold or contributed, as the case may be, or (bb) are proposed to be contributed to the US Master Purchaser on such Business Day have been so contributed); less

	(ii)	the aggregate Face Amounts of all Securitised US Receivables referred to in (i) above which are Defaulted Receivables and were Eligible Receivables at the time they were purchased by the US Master Purchaser and are not unpaid by virtue of any Dilutions or Rebate Dilutions; plus

	(iii)	if the aggregate Face Amount of Securitised US Receivables has been reduced by Dilutions and/or Rebate Dilutions since the last preceding Business Day on which the US Asset Liability Test was passed, the aggregate amount of such Dilutions and/or Rebate Dilutions; plus

	(iv)	the amount of any shortfall in monies paid to Erasmus as a direct or indirect result of (a) the Master Servicer breaching its obligations under the Servicing Agreement or (b) the Silver Cash Administrator breaching its obligations under the Silver Cash Administraton Agreement or (c) the Silver Note Issuer breaching its obligations in relation to the grossing up of relevant taxes (whether such breach arises by virtue of the Silver Note Issuer having insufficient funds to make the relevant tax gross up payment or otherwise) to the extent that any such shortfall relates to Securitised US Receivables; plus

	(v)	the aggregate Collections in respect of Securitised US Receivables which have not been applied by the US Master Purchaser pursuant to Clause 3.1 of the US Master Purchaser Funding Agreement; plus

	(vi)	the aggregate amount of Discount Dilutions accrued since the last preceding Business Day the US Asset Liability Test was passed; plus

	(vii)	any amounts of interest (whether by way of discount or not) accrued or to be accrued on any Erasmus CP Notes then outstanding;

Back to Contents

Erasmus CP Note means the commercial paper issued by Erasmus. For the avoidance of doubt, (i) the definition of Erasmus CP Note shall be limited to the commercial paper issued by Erasmus in relation to the US Securitisation Facility alone and shall not be construed or interpreted as meaning any other commercial paper issued by Erasmus other than in relation to the US Securitisation Facility pursuant to the Erasmus Programme; and (ii) the proceeds from the Erasmus CP Notes shall not exceed US$50,000,000 as amended from time to time subject to satisfaction of Rating Conditions;

Erasmus CP Note Proceeds means an amount equal to the lesser of (i) the US Dollar Securitisation CP Limit and (ii) the Subscription Price of the Buhrmann US Notes held by the Silver Note Issuer less the Silver Capital Contribution. For the avoidance of doubt, the Erasmus CP Note Proceeds are the proceeds of the issuance of commercial paper issued by Erasmus pursuant to or in connection with the Transaction Documents;

Erasmus Documents means the Erasmus Liquidity Facility Agreement, the Buhrmann Programme Fee Letter, the Silver LLC Agreement, the Silver Transaction Documents, this Agreement, and any other agreement, document or deed from time to time entered into or executed and delivered by Erasmus with any of the parties hereto or thereto pursuant to the terms hereof or thereof;

Erasmus Event of Default means any of those events specified in Clause 14.1 of the Erasmus Liquidity Facility Agreement;

Erasmus Funding Agreement means any agreement to which a Silver Note Purchaser is a party pursuant to which a Silver Note Purchaser acquires or may acquire funds for the purposes of financing the purchase of Buhrmann US Notes under the US Master Purchaser Funding Agreement and includes, on the date hereof, the Erasmus Liquidity Facility Agreement and the Silver Note Purchase Agreement, each as amended, supplemented, novated or superseded from time to time;

Erasmus Liquidity Commitment means in relation to a Liquidity Bank, subject to any cancellation of such Liquidity Bank’s commitment as may be made pursuant to the Erasmus Liquidity Facility Agreement, the amount set opposite its name in Schedule 1 thereof;

Erasmus Liquidity Drawdown Date means in relation to any Erasmus Advance under the Erasmus Liquidity Facility Agreement the date for the making thereof, as specified in the Erasmus Notice of Drawdown relating thereto;

Erasmus Liquidity Facility means the U.S. dollar denominated liquidity facility provided to Erasmus by the Liquidity Banks pursuant to the Erasmus Liquidity Facility Agreement;

Back to Contents

Erasmus Liquidity Facility Agreement means the liquidity facility agreement dated the date hereof (as amended and restated from time to time with the consent of the parties to it) between Erasmus, the Liquidity Agent and the Liquidity Banks and any extension or renewal thereof in accordance with Clause 2 of the Erasmus Liquidity Facility Agreement;

Erasmus Liquidity Facility Limit means an initial amount at the date hereof of US$51,000,000 or such other amount as may be agreed from time to time between Rabobank International and Erasmus Capital Corporation;

Erasmus Notice of Drawdown means a request for an Erasmus Advance pursuant to the Erasmus Liquidity Facility Agreement;

Erasmus Principal Proportion on any date is a fraction (expressed as a percentage) calculated as (i) Y divided by (ii) (X+Y),

Where:

X	is the subscription price of the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

Y	is the subscription price of the relevant Buhrmann Notes held by or on behalf of the Silver Note Issuer on such date;

Erasmus Programme means the commercial paper programme established by Erasmus in March 2000;

Erasmus Transfer Certificate means the transfer certificate substantially in the form set out in Schedule 5 to the Erasmus Liquidity Facility Agreement;

Erasmus Transfer Date means the transfer date specified in the schedule to the Erasmus Transfer Certificate;

ERISA means the US Employee Retirement Income Security Act of 1974, as amended from time to time;

ERISA Affiliate means any trade or business (whether or not incorporated) that, together with a US Originator is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code;

Back to Contents

ERISA Event means:

(a)	a Reportable Event with respect to a Plan,

(b)	the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived,

(c)	the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan,

(d)	the incurrence by a US Originator or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,

(e)	the receipt by a US Originator or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan,

(f)	the incurrence by a US Originator or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or

(g)	the receipt by a US Originator or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a US Originator or the US Master Purchaser, as the case may be, or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, within the meaning of Title IV of ERISA;

Estimated Funding Costs means the sum of all amounts estimated by the Cash Manager based on information provided to it by the Master Servicer, the Silver Cash Administrator and Rabobank International as being the expected costs of the US Master Purchaser, Erasmus, the Silver Note Issuer, the Silver Note Purchaser, the Silver Security Agent, the Silver Account Bank and each Buhrmann Note Purchaser, calculated on an annualised basis, including, but not limited to the sum of:

(a)	the discount payable on the Erasmus CP Notes (if applicable) (expressed as the difference between the face amount and the issue price thereof);

(b)	the market costs of entering into and/or terminating any spot and forward foreign exchange transactions in respect of the Erasmus CP Notes or the MTNs (if applicable);

(c)	the dealer fees and commitment fees incurred in respect of the issuance of the Erasmus CP Notes (if applicable);

(d)	the amounts payable pursuant to paragraphs (a) to (l) inclusive of the MTN Pre-Enforcement Interest Priority of Payments other than interest payable in respect of Fixed Rate Notes (if applicable);

Back to Contents
(e)	the interest payable in respect of Fixed Rate Notes (if applicable);

(f)	the dealer fees incurred in respect of the MTNs (if applicable);

(g)	any amount required to be paid to the Liquidity Banks (if applicable);

(h)	any amount required to be paid to the MTN Issuer Liquidity Facility Provider (if applicable);

(i)	the fees, costs and expenses and indemnity amounts, payable to the Buhrmann Note Purchasers, the Master Purchasers, the Master Servicer, the Cash Manager, the Security Agent, the Liquidity Agent, the Master Purchaser Account Banks, the Silver Security Agent, the Silver Note Issuer, the Silver Account Bank, the Silver Cash Administrator, the MTN Issuer Liquidity Facility Provider, the Liquidation Servicer, the MTN Trustee, the MTN Security Trustee, the MTN Paying Agents, the MTN Issuer Account Bank and the MTN Issuer Corporate Administrator pursuant to the Transaction Documents;

(j)	any increased costs incurred by, or withholding on any amounts due to, any of the Silver Note Issuer, the Silver Note Purchaser, the Buhrmann Note Purchasers and the Master Purchasers; and

(k)	the Buhrmann Programme Fees; and

(l)	to the extent not covered above, the Silver Estimated Funding Costs;

EURIBOR means the euro-zone inter bank offered rate;

Euro, euros or € means the currency introduced at the commencement of the third stage of the European Economic and Monetary Union on 1 January 1999 pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union;

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

SSC means Buhrmann SSC (Europe) N.V.;

European Asset Liability Test will be satisfied if:

A– C is equal to or greater than B

where:

A	the Net Pool Balance plus any amounts available under any Letter of Credit and any cash collateral provided by the Parent (save to the extent that such amounts are used for the purposes of the US Asset Liability Test) under the Buhrmann Securitisation Programme;

Back to Contents
B	is the sum of the Discounted Value of Buhrmann European Notes then outstanding at the end of such Business Day; and

C	is the Required Reserve Amount excluding Rebate Dilutions Reserve and Discount Dilutions Reserve;

European Closing Date means 27 September 2000;

European Master Purchaser means Silver Securitisation B.V.;

European Master Purchaser Account Bank means Deutsche Bank AG, Amsterdam Branch;

European Master Purchaser Accounts means the European Master Purchaser Transaction Accounts and the European Master Purchaser MTN Principal Reserve Accounts;

European Master Purchaser Available Funds means with respect to any Business Day:

(a)	all moneys standing to the credit of each European Master Purchaser Transaction Account, as at the opening of business on that Business Day; and

(b)	the proceeds of any Buhrmann European Notes issued on that Business Day or issued on any preceding Business Day and not fully utilised provided that European Master Purchaser Available Funds shall not include (i) amounts equal to 5 per cent. of the fees paid or due and payable to Deutsche International Trust Company N.V. under the European Master Purchaser Corporate Administration Agreement; and (ii) amounts due and owing by the European Master Purchaser to meet its liabilities to any taxation authority in respect of any tax (other than Netherlands corporate income tax in relation to the amount referred to in (i) above);

European Master Purchaser Charged Property means the whole of the right, title, benefit and interest of the European Master Purchaser in the property, assets and rights of the European Master Purchaser described in Clause 3 of the European Master Purchaser Deed of Charge and all other property, assets and rights whatsoever of the European Master Purchaser and wheresoever situated, present and future, including without limitation any uncalled share capital of the European Master Purchaser (but excluding always the sum of euro 1 retained by the European Master Purchaser);

European Master Purchaser Deed of Charge means the guarantee and deed of charge dated 18 July 2002 (as amended and restated from time to time) between the European Master Purchaser, the Buhrmann Note Purchasers, the Cash Manager, the Master Servicer, the European Master Purchaser Account Bank, the Liquidation Servicer and the Security Agent;

Back to Contents

European Master Purchaser Enforcement Notice means in respect of the Buhrmann European Notes, a notice served by the Security Agent on the European Master Purchaser pursuant to Buhrmann European Note Condition 10;

European Master Purchaser Euro MTN Principal Reserve Account means the account of the European Master Purchaser (account number 265462819 0000 EUR 001) with the European Master Purchaser Account Bank;

European Master Purchaser Euro Transaction Account means the account of the European Master Purchaser (account no. 265462819 0000 EUR 000) with Deutsche Bank AG, Amsterdam;

European Master Purchaser Event of Default means the European Master Purchaser Senior Note Event of Default;

European Master Purchaser Funding Deed means the deed dated 18 July 2002 (as amended and restated from time to time), relating to the issue by the European Master Purchaser of Buhrmann European Notes from time to time between the European Master Purchaser, the MTN Issuer, the Master Servicer, the Security Agent and the Parent;

European Master Purchaser Guaranteed Obligations has the meaning specified in Clause 2.1 of the US Master Purchaser Guarantee and Security Agreement;

European Master Purchaser Indemnities means, without double counting, all amounts due and payable by the European Master Purchaser from time to time under Clause 11.10 of the Cash Management Agreement and any other indemnity or similar payments due and payable by the European Master Purchaser under the Transaction Documents;

European Master Purchaser MTN Principal Reserve Accounts means the European Master Purchaser Euro MTN Principal Reserve Account and the European Master Purchaser Sterling MTN Principal Reserve Account;

European Master Purchaser MTN Principal Reserve Amount means with respect to any Accumulation Period and with respect to any MTN that is specified in the applicable Supplement to be redeemable on the related MTN Expected Maturity Date, an amount equal to (a) a third of the nominal amount of any such MTN that is denominated in euros or (b) a third of the nominal amount of any such MTN that is denominated in Sterling;

European Master Purchaser Post-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 8.3 of the European Master Purchaser Deed of Charge;

European Master Purchaser Power of Attorney means the power of attorney granted by the European Master Purchaser to the Security Agent substantially in the form set out in Schedule 1 of the European Master Purchaser Deed of Charge;

Back to Contents

European Master Purchaser Pre-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 7.3 of the European Master Purchaser Deed of Charge;

European Master Purchaser Priority of Payments means the European Master Purchaser Pre-Enforcement Priority of Payments and/or the European Master Purchaser Post-Enforcement Priority of Payments, as the context requires;

European Master Purchaser Reserve Accounts means the European Master Purchaser MTN Principal Reserve Accounts;

European Master Purchaser Secured Creditors means each of:

(a)	the Security Agent;

(b)	the Cash Manager (in its capacity as cash manager for the European Master Purchaser);

(c)	the Buhrmann European Noteholders;

(d)	each Buhrmann European Note Purchaser;

(e)	with respect to the obligations of the European Master Purchaser under Clause 2.2 of the European Master Purchaser Deed of Charge, the US Master Purchaser Secured Parties;

(f)	the Liquidation Servicer; and

(g)	such other persons who may from time to time be acceded as a beneficiary of the European Master Purchaser Deed of Charge;

European Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the European Master Purchaser:

(a)	to the Security Agent, the Liquidation Servicer, any Receiver, any Manager, the US Master Purchaser Secured Parties and the Buhrmann European Noteholders under or pursuant to the European Master Purchaser Deed of Charge and the Buhrmann European Notes;

(b)	to the Cash Manager (in its capacity as cash manager for the European Master Purchaser) under the Cash Management Agreement and the European Master Purchaser Deed of Charge; and

(c)	to any Buhrmann European Note Purchaser under the European Master Purchaser Funding Deed and the European Master Purchaser Deed of Charge;

Back to Contents

European Master Purchaser Senior Expenses means the amounts set out in paragraphs (a) to (d) in the European Master Purchaser Pre-Enforcement Priority of Payments;

European Master Purchaser Senior Note Event of Default means the occurrence of any of the events set out in Buhrmann European Note Condition 10;

European Master Purchaser Sterling MTN Principal Reserve Account means the account of the European Master Purchaser (account number 265462819 0000 GBP 001) with the European Master Purchaser Account Bank;

European Master Purchaser Sterling Transaction Account means the account of the European Master Purchaser (account no. 265461928 0000 GBP 000) in the name of the European Master Purchaser maintained with Deutsche Bank AG, Amsterdam;

European Master Purchaser Transaction Accounts means the European Master Purchaser Sterling Transaction Account and the European Master Purchaser Euro Transaction Account;

European Receivables Warehouse Company means Buhrmann Silver S.A.;

European Receivables Warehouse Company Account Bank means Deutsche Bank AG, Amsterdam and any other successor bank appointed in accordance with the Cash Management Agreement;

European Receivables Warehouse Company Available Funds means with respect to any Business Day, (but without double counting):

(a)	all moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account, as at the opening of business on that Business Day representing the Initial Purchase Price and Deferred Purchase Price received by the European Receivables Warehouse Company from the European Master Purchaser;

(b)	interest on all moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account; and

(c)	interest and other amounts accrued on all Eligible Investments purchased with moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account;

Back to Contents

European Receivables Warehouse Company Charged Property means the whole of the right, title, benefit and interest of the European Receivables Warehouse Company in the property, assets and rights of the European Receivables Warehouse Company described in Clause 3 of the European Receivables Warehouse Company Deed of Charge and all other property, assets and rights whatsoever of the European Receivables Warehouse Company and wheresoever situated, present and future, including without limitation any uncalled share capital of the European Receivables Warehouse Company (but excluding always the sum of 1 euro retained by the European Receivables Warehouse Company);

European Receivables Warehouse Company Corporate Administration Agreement means the agreement dated 1 October 2000, as amended and restated on or about the MTN Closing Date, between the European Receivables Warehouse Company and SSC;

European Receivables Warehouse Company Deed of Charge means the guarantee and deed of charge dated 27 September 2000, as amended and restated on 28 September 2001 and 18 July 2002, between the European Receivables Warehouse Company, the European Master Purchaser, the Cash Manager, the Master Servicer, the European Receivables Warehouse Company Account Bank, the Liquidation Servicer and the Security Agent;

European Receivables Warehouse Company Enforcement Notice means a notice served by the Security Agent on the European Master Purchaser in accordance with the European Receivables Warehouse Company Deed of Charge;

European Receivables Warehouse Company Euro Transaction Account means the account of the European Receivables Warehouse Company (account no. 26.5439.841 0000 EUR 000) with Deutsche Bank AG, Amsterdam;

European Receivables Warehouse Company Indemnities means, without double counting, all amounts due and payable by the European Receivables Warehouse Company from time to time under Clause 11.10 of the Cash Management Agreement and any other indemnity or similar payments due and payable by the European Receivables Warehouse Company under the Transaction Documents;

European Receivables Warehouse Company Profit means such amount as shall be determined by the European Master Purchaser, the Cash Manager and the MTN Security Trustee prior to the MTN Closing Date;

European Receivables Warehouse Company Secured Creditors means each of:

(a)	the Security Agent;

(b)	the Cash Manager (in its capacity as cash manager for the European Receivables Warehouse Company);

(c)	the European Master Purchaser;

(d)	the Liquidation Servicer; and

(e)	such other persons who may from time to time be acceded as a beneficiary of the European Receivables Warehouse Company Deed of Charge;

Back to Contents

European Receivables Warehouse Company Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the European Receivables Warehouse Company:

(a)	to the Security Agent, the Liquidation Servicer, any Receiver, any Manager and the European Master Purchaser under or pursuant to the European Receivables Warehouse Company Deed of Charge;

(b)	to the Cash Manager (in its capacity as cash manager for the European Receivables Warehouse Company) under the Cash Management Agreement and the European Receivables Warehouse Company Deed of Charge; and

(c)	the European Master Purchaser under any Onward European Master Receivables Purchase Agreement and the European Receivables Warehouse Company Deed of Charge;

European Receivables Warehouse Company Sterling Transaction Account means the account of the European Receivables Warehouse Company (account no. 26.5439.841 0000 GBP 001) in the name of the European Receivables Warehouse Company maintained with Deutsche Bank AG, Amsterdam;

European Receivables Warehouse Company Transaction Accounts means the European Receivables Warehouse Company Sterling Transaction Account and the European Receivables Warehouse Company Euro Transaction Account;

European Registrar means, in respect of the Buhrmann European Notes, the European Master Purchaser or any successor thereto appointed in accordance with Clause 19 of the Servicing Agreement and in accordance with the Buhrmann European Note Conditions;

European Securitisation Availability Period means the European Securitisation CP Availability Period and/or, the European Securitisation MTN Availability Period, as the context requires;

European Securitisation CP Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the Liquidity Termination Date, (ii) the occurrence of an Early European Amortisation Event with respect to both euros and Sterling, (iii) the occurrence of a European Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iv) the occurrence of a Buhrmann Termination Event;

European Securitisation Facility means the committed note issuance facility granted to the European Master Purchaser to enable the European Master Purchaser to raise funds by issuing Buhrmann European Notes to one or more Buhrmann European Note Purchasers;

Back to Contents

European Securitisation MTN Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the occurrence of an Early European Amortisation Event with respect to both euros and Sterling, (ii) the occurrence of a European Master Purchaser Event of Default (which, if capable of remedy, remains unremedied); and (iii) the occurrence of a Buhrmann Termination Event;

European Stop Funding Event means the occurrence of any of the following on any Business Day:

(a)	the European Master Purchaser has insufficient availability under the European Securitisation Facility to pay the Initial Purchase Price in respect of any European Receivable;

(b)	a Buhrmann Termination Event has occurred;

(c)	to the extent it does not constitute a Buhrmann Termination Event, the Security Agent certifies that any change in any relevant applicable law or regulation has impaired the ability of the Security Agent to enforce its rights under, or to perfect any material part of the security created by the European Master Purchaser Deed of Charge;

(d)	to the extent it does not constitute a Buhrmann Termination Event, the Master Servicer’s Daily Report in respect of the immediately preceding Business Day has not been received by the Cash Manager on that Business Day; or

(e)	after giving effect to the issue of the Buhrmann European Notes to be issued on such Business Day and the application by the European Master Purchaser of the proceeds thereof, the European Asset Liability Test would not be satisfied;

(f)	on the immediately preceding Monthly Determination Date the undrawn portion of the MTN Issuer Liquidity Facility Limit is less than the product of: (x)3.5 divided by 12; and (y) the Estimated Funding Costs of the MTN Issuer on that Monthly Determination Date;

European Termination Date means the last day of the European Securitisation Availability Period;

Excess Concentration means at any time in the case of US Dollars, the sum of:

(i)	the aggregate of the Excess Obligor Concentrations for all Obligors; provided that for the purpose of this paragraph, any Obligors which (x) an Originator can reasonably know to be affiliated with each other and (y) fall within the same “level” for the purpose of the definition of “Maximum Obligor Limit” shall be considered to be one Obligor;

(ii)	the amount by which the Aggregate Face Amount of Securitised US Receivables contributed by any Originator exceeds the Maximum Originator Limit of such Originator multiplied by the Aggregate Face Amount of all Securitised US Receivables;

Back to Contents
(iii)	the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising the Receivables in respect of which the Obligor is a nation or a government, a State or any other political subdivision thereof exceeds 5 per cent. multiplied by the Aggregate Face Amount of all Securitised US Receivables;

(iv)	the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising Receivables in respect of any one Obligor that is a nation or a government, a State or any other political subdivision thereof exceeds 2 per cent. multiplied by the Aggregate Face Amount of all Securitised US Receivables; and

(v)	the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising Receivables in respect of Cross-Billed Obligors exceeds 75 per cent. multiplied by the Aggregate Face Amount of all Securitised US Receivables;

Excess Obligor Concentration means, in respect of each Obligor, the amount (if any) by which the Aggregate Face Amount of Securitised US Receivables of such Obligor exceeds the Maximum Obligor Limit of such Obligor (if any) multiplied by the Aggregate Face Amount of all Securitised US Receivables, provided that for the purpose of this definition, any Obligors which (x) an Originator can reasonably know to be affiliated with each other and (y) fall within the same “level” for the purpose of the definition of “Maximum Obligor Limit” shall be considered to be one Obligor;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

Exchange Date means the date on or after 40 days after the applicable MTN Issue Date;

Exchange Event means:

(a)	the MTN Trustee has given a MTN Enforcement Notice to the MTN Issuer;

(b)	the MTN Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the MTN Trustee is available; or

(c)	the MTN Issuer has or will become subject to adverse tax consequences which would not be suffered were the MTNs in definitive form and a certificate to such effect from two directors of the MTN Issuer has been given to the MTN Trustee;

Back to Contents

Expected Defaults means with respect to a Calculation Date the highest of the Average Default Ratios calculated on such Calculation Date and on any of the preceding 11 Calculation Dates;

Expected Dilutions means with respect to a Calculation Date the highest of the Average Dilution Ratios calculated on such Calculation Date and on any of the preceding 11 Calculation Dates;

Expiry Date means the earlier of (i) the date on which the US Dollar Securitisation CP Limit is reduced to zero, or (ii) the termination of the transaction in accordance with the Silver Transaction Documents;

Extended Scheduled Termination Date means the date which is one year after the Scheduled Termination Date then in effect, extended in accordance with Section 3.4 of the LLC Agreement;

Extended Scheduled Termination Date Notice means the notice provided to the Members by the Managing Member, where the Managing Member is not the only Member, to extend the Scheduled Termination Date then in effect by an additional year;

Extraordinary Resolution means:

(a)	a resolution passed at a meeting of the MTN Noteholders, or as the context requires, a particular Class thereof, duly convened and held in accordance with the MTN Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or

(b)	a resolution in writing signed by or on behalf of all the MTN Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the MTN Noteholders;

Face Amount means, in respect of a Receivable, the total amount outstanding in respect of such Receivable as shown in the most recent Invoices File delivered by the relevant Originator to the relevant Master Purchaser;

Face Value means, as the context requires, in respect of a Buhrmann Note and/or Silver Note, the face value thereof as stated thereon;

Facility means the Erasmus Liquidity Facility;

Facility Office means in relation to a Liquidity Bank, the office identified with its signature below or such other office as it may from time to time select;

Final European Securitisation Discharge Date means the date on which all amounts owing by the European Master Purchaser under the Buhrmann European Notes and the Transaction Documents have been paid or discharged in full;

Back to Contents

Final US Securitisation Discharge Date means the date on which all amounts owing by the US Master Purchaser under the Buhrmann US Notes and the Transaction Documents have been paid or discharged in full;

Fixed Interest Period means, in connection with the MTNs, the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date;

Fixed Rate Note means an MTN that will bear interest at a fixed rate payable in arrear on such date or dates as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) and on redemption. Such fixed rate of interest will be calculated on the basis of such Day Count Fraction as may be agreed between the MTN Issuer and the relevant MTN Dealer(s);

Floating Rate Note means an MTN that will bear interest at a floating rate determined:

(a)	on the same basis as the floating rate under a notional interest-rate swap transaction governed by an agreement incorporating the 2000 ISDA Definitions (as published by ISDA and as amended and updated as at the MTN Issue Date of the first Tranche of the MTNs of the relevant Series); or

(b)	on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c)	on such other basis as may be agreed between the MTN Issuer and the relevant MTN Dealer(s),

as indicated in the applicable Supplement. Interest on Floating Rate Notes in respect of each Interest Period, as selected prior to issue by the MTN Issuer and the relevant MTN Dealer(s), will be payable in arrear on such Interest Payment Dates specified in, or determined pursuant to, the applicable Supplement and will be calculated on the basis of such Day Count Fraction as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) (as indicated in the applicable Supplement);

FSMA means the Financial Services and Markets Act 2000;

Further Security has the meaning specified in Clause 3.7 of the European Receivables Warehouse Company Deed of Charge and Clause 3.7 of the European Master Purchaser Deed of Charge, as the case may be;

GAAP means generally accepted accounting principles in the respective jurisdiction of the relevant entity which are in effect as of the date of the LLC Agreement;

German Security has the meaning specified in Clause 3.4 of the European Receivables Warehouse Company Deed of Charge and Clause 3.4 of the European Master Purchaser Deed of Charge, as the case may be;

Back to Contents

Harris means Harris Trust and Savings Bank of 111 West Monroe Street, Chicago, Illinois, 60690;

Indemnified Persons has the meaning specified in Section 12.1 of the LLC Agreement;

Indemnified Loss means any liability, damages, cost (including, if applicable, cost of funds), loss (whether in contract or tort or otherwise) or expense (including legal fees) (but always excluding any consequential loss and any loss of profit) and any VAT thereon;

Independent Director means a natural person who is not at the time of initial appointment as a director or at any time while serving as a director or manager of the Silver Note Issuer and has not been at any time during the five (5) years preceding such initial appointment:

(a)	a stockholder, director (with the exception of serving as an Independent Director of the Silver Note Issuer), officer, trustee, employee, partner, member (with the exception of serving as a Special Member of the Silver Note Issuer), attorney or counsel of Silver Note Issuer, the Member or any Affiliate of either of them;

(b)	a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Member, the Silver Note Issuer or any Affiliate of either of them;

(c)	a Person Controlling or under common Control with any Person excluded from serving as Independent Director under (a) or (b); or

(d)	a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Director under (a) or (b).

A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Silver Note Issuer if such individual is an Independent Director provided by a nationally recognized company that provides professional independent directors (a Professional Independent Director) and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director of a “special purpose entity” affiliated with the Silver Note Issuer shall not be disqualified from serving as an Independent Director of the Silver Note Issuer if such individual is either (i) a Professional Independent Director or (ii) the fees that such individual earns from serving as independent director of affiliates of the Silver Note Issuer constitute in the aggregate less than five percent (5%) of such individual’s annual income. Notwithstanding the immediately preceding sentence, an Independent Director may not simultaneously serve as Independent Director of the Silver Note Issuer and independent director of a special purpose entity that owns a direct or indirect equity interest in the Silver Note Issuer or a direct or indirect interest in any co-borrower with the Silver Note Issuer.

Back to Contents

For purposes of this definition, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions of the Silver LLC Agreement;

Independent Manager means, in connection with the US Master Purchaser, Kevin P. Burns, or any suitably qualified successor;

Initial Capital Contribution Amount means US$100 as contributed by the Silver Parent to the Silver Note Issuer on or about the date hereof;

Initial Purchase Price means, in respect of each Receivable:

A x (1-B)

where:

A	is the Purchase Price of such Receivable; and

B	is the Reserve Percentage as at the Calculation Date immediately preceding the Contribution Date in respect of such Receivable;

Initial US Originator means each of Corporate Express and Corporate Express of Texas;

Initial US Sub-Servicer means each of Corporate Express and Corporate Express of Texas;

Insolvency Proceeding means, in connection with the European Master Purchaser, any proceeding that occurs where the European Master Purchaser or any other guarantor or obligor of any of the European Master Purchaser Guaranteed Obligations:

(a)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due,

(b)	makes a general assignment, arrangement or composition with or for the benefit of its creditors,

(c)	institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation,

(d)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets,

Back to Contents
(e)	has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets or,

(f)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in Clauses (a) to (e) above;

Instructing Group means a group of Liquidity Banks the aggregate of whose Erasmus Liquidity Commitments exceeds 50 per cent. of the sum of the Total Liquidity Commitments of the Liquidity Banks (or, if the Total Liquidity Commitments, of the Liquidity Banks have been reduced to zero, exceeded that percentage of the sum of the Total Liquidity Commitments of the Liquidity Banks immediately prior to the reduction thereof to zero);

Interbank Rate means, in relation to any Erasmus Advance or unpaid sum, the rate determined by the Liquidity Agent to be the arithmetic mean (rounded up, if necessary, to the nearest whole multiple of one hundred thousandth of one per cent. per annum) of the offered quotations in US dollars, and for the required period which appear on the Telerate Screen page 3750 for US dollars (or such other page(s) as may replace such page, for the purpose of displaying interest rates comparable thereto) as at 11.00 a.m. (London time for US dollars) on the Quotation Date for such period provided that if no such display rate is then available, the arithmetic mean (rounded up, if necessary, to the nearest whole multiple of one hundred thousandth of one per cent. per annum) of the respective rates notified to the Liquidity Agent by each of the Reference Banks as the rate at which it offers deposits in US dollars and for the required period by prime banks in the London interbank market for US dollars at or about 11.00 a.m. (London time for US dollars) on the Quotation Date for such period and, for the purpose of this definition, required period means the Term of such Erasmus Advance or the period in respect of which the Interbank Rate falls to be determined in relation to such unpaid sum;

Interest means, with respect to any US Originator, the interest of such US Originator in the US Master Purchaser, as determined in accordance with the LLC Agreement and the US Contribution Agreement;

Interest Amount means, with respect to the MTNs, the amount of interest payable on the Floating Rate Notes and/or the Fixed Rate Notes, as the case may be, in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction and rounding the resultant figure to the nearest sub-unit, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

Interest Commencement Date means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

Back to Contents

Interest Determination Date means, with respect to a Series of Floating Rate Notes, the date specified in the applicable Supplement;

Interest Payment Date means, with respect to the MTNs and in relation to any Floating Rate Note either:

(a)	the date which falls the number of months or other period specified as the Specified Period in the applicable Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Supplement;

Interest Period has the meaning specified in the applicable Supplement;

Invoice means the notice for payment sent by an Originator to an Obligor specifying the goods and/or services delivered, the amount due to be paid in respect thereof by the Obligor and the due date for such payment;

Invoices File means the data file produced by or on behalf of each Originator in the form set out in Schedule 2 to the Servicing Agreement;

IPP Collections means, on any Collection Date:

where:

A	is the amount standing to the credit of the IPP Ledger as at opening of business on such Collection Date;

B	is the aggregate of the Face Amounts of all Securitised US Receivables which are not Defaulted Receivables as at opening of business on such Collection Date; and

C	is the aggregate of all amounts received by the European Receivables Warehouse Company or the relevant Master Purchaser into a Collection Account in relation to Securitised US Receivables which are not Defaulted Receivables;

IPP Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate with all amounts received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser, as the case may be, on each Business Day into a Collection Account in respect of Securitised US Receivables which represent IPP Collections; and

Back to Contents
(b)	be adjusted as appropriate with all amounts which have been applied on each Business Day (i) in redeeming Buhrmann European Notes and Buhrmann US Notes, as the case may be, (ii) in purchasing European Receivables, or (iii) in the case of US Receivables, in increasing the Interest of a US Originator as a result of its contribution of US Receivables;

Issue Price means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

ISDA means the International Swaps and Derivatives Association Inc.;

ISDA Definitions means the 2000 ISDA definitions, which includes references to the annex to the 2000 ISDA definitions, as published by ISDA;

ISDA Rate means, for an Interest Period, a rate equal to the Floating Rate that would be determined by the MTN Agent under an interest rate swap transaction if the MTN Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as amended and updated as at the MTN Issue Date of the first Tranche of the MTNs, published by ISDA and under which:

(a)	the Floating Rate Option is as specified in the applicable Supplement;

(b)	the Designated Maturity is a period specified in the applicable Supplement; and

(c)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on LIBOR or EURIBOR, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Supplement.

For the purposes of this definition “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions;

Ledger Accounts means the Receivables Ledger, the Discount Ledger, the IPP Ledger, the DPP Ledger, the Reserve Ledger, the Loss Ledger and the Credit Note Ledger;

Letter of Credit means each letter of credit, excluding the US Letter of Credit, issued from time to time by an Eligible Bank in favour of the Security Agent in relation to the Buhrmann Securitisation Programme, provided that the Rating Condition is satisfied in relation to the execution of such letter of credit;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any Value Added Tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

LIBOR means the London inter bank offered rate;

Back to Contents

Limited Liability Company Interest Certificate means, in connection with the LLC Agreement, the certificate which records the Interests of the Members, substantially in the form of Schedule 2 to the LLC Agreement;

Linked Credit Notes means a Credit Note that is linked by an Originator to a particular Receivable;

Liquidation Servicer means PricewaterhouseCoopers and any other servicer (other than a member of the Buhrmann Group) appointed to perform the duties of the Liquidation Servicer under the Servicing Agreement;

Liquidation Servicer Annual Fee means the annual fee of the Liquidation Servicer due pursuant to Clause 23.2(a) of the Servicing Agreement;

Liquidation Servicer Collections Fee means, following the occurrence of a Buhrmann Termination Event the fee due to the Liquidation Servicer pursuant to Clause 23.2(b) of the Servicing Agreement;

Liquidation Servicer Reserve Percentage means one per cent.;

Liquidator means, with respect to the US Master Purchaser, the Managing Member acting as liquidating trustee or, if the Managing Member is unable or unwilling to do so, a liquidating trustee appointed by Members holding more than 50 per cent. of the Interests of all of the Members, in either case appointed upon dissolution of the US Master Purchaser in accordance with the LLC Agreement;

Liquidity Agent means Rabobank International and any person appointed as Liquidity Agent under the Erasmus Liquidity Facility Agreement;

Liquidity Bank means (a) any bank or financial institution whose name is listed in Schedule 1 to the Erasmus Liquidity Facility Agreement whose Erasmus Liquidity Commitment has not been cancelled whether through transfer or assignment or otherwise pursuant to the terms thereof and (b) any Liquidity Bank Transferee (as defined in the Schedule to an Erasmus Transfer Certificate), and shall be construed so as to include their respective successors and assigns in accordance with their respective interests;

Liquidity Bank Transferee means the entity listed as liquidity bank transferee in the schedule to an Erasmus Transfer Certificate;

Liquidity Fee means the fee amongst other fees set out and described as such, in the Buhrmann Programme Fee Letter regarding the undrawn Erasmus Liquidity Commitment;

Liquidity Termination Date means the day which falls 360 days after the later of the US Closing Date and the date of any renewal of the Erasmus Liquidity Facility Agreement;

Back to Contents

LLC Agreement means the limited liability company agreement of the US Master Purchaser as amended and restated from time to time, between the Initial US Originators and the Independent Manager;

Lock Boxes means the Post Office Lock Boxes listed on Schedule 1 to the US Lock Box and Assigned Account Agreement;

London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets settle payments and are open for general business in London;

Long Maturity Note means a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such MTN shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such MTN;

Loss Horizon means, on any Business Day:

A + B

where:

A	is the Average Credit Terms as at the most recent Calculation Date in respect of the relevant Securitised US Receivables over the immediately preceding 30 days; and

B	is 45;

Loss Horizon Cumulative Sales means, on any Calculation Date, the aggregate Face Amount of all sales occurring during the immediately preceding Loss Horizon in respect of the relevant Securitised US Receivables;

Loss Horizon Ratio means, on any Calculation Date:

A

B

where:

A	is Loss Horizon Cumulative Sales; and

B	is in respect of Securitised US Receivables the aggregate of the Face Amount of all Securitised US Receivables that are Eligible US Receivables less Excess Concentrations;

Back to Contents
Loss Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate with any part of the Face Amount of each Securitised US Receivable which has not been received by the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be, as a result of such Securitised US Receivable becoming a Defaulted Receivable on such Business Day; and

(b)	be adjusted as appropriate with all amounts received by the European Receivables Warehouse Company or the relevant Master Purchaser on each Business Day in respect of Defaulted Receivables;

Losses means (i) any claims, liabilities, losses, damages, judgments, settlements, costs and expenses (including, without limitation and if applicable, cost of funds, court costs and reasonable attorney’s fees and disbursements) and including always any consequential loss and any loss of profit and any VAT thereon; or (ii) in relation to the taxable loss of the US Master Purchaser, determined for Federal income tax purposes under Section 703(a) of the Code, including items separately stated pursuant to Section 703(a)(1);

LPA means the Law of Property Act 1925;

LP(MP) Act means The Law of Property (Miscellaneous Provisions) Act 1994;

Luxembourg MTN Listing Agent means Deutsche Bank Luxembourg S.A. in its capacity as listing agent for the MTN Programme;

Luxembourg MTN Paying Agent means Deutsche Bank Luxembourg S.A. acting through its office at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg;

Management Agreement means the agreement of the Directors in the form attached as Schedule B to the Silver LLC Agreement. The Management Agreement shall be deemed incorporated into, and a part of, the Silver LLC Agreement;

Manager means any insolvency official appointed by the court under any applicable law;

Managing Member means Corporate Express, or any successor;

Mandates means the resolutions, instructions and signature authorities relating to the relevant Accounts in the form agreed by the Cash Manager as they may be modified from time to time and notified as provided in Clause 4 of the Cash Management Agreement;

Margin means, with respect to any Floating Rate Notes, the amount specified in the applicable Supplement;

Master Definitions and Framework Deed means this Deed;

Master Purchaser Account Banks means the European Master Purchaser Account Bank and/or the US Master Purchaser Account Bank, as the context requires;

Back to Contents

Master Purchaser MTN Principal Reserve Accounts means the European Master Purchaser MTN Principal Reserve Accounts and the US Master Purchaser MTN Principal Reserve Account;

Master Purchaser Reserve Accounts means the European Master Purchaser Reserve Accounts and the US Master Purchaser Reserve Accounts;

Master Purchaser Senior Expenses means the European Master Purchaser Senior Expenses and/or the US Master Purchaser Senior Expenses, as the context requires;

Master Purchaser Transaction Accounts means the European Master Purchaser Transaction Accounts and/or the US Master Purchaser Transaction Account, as the context requires;

Master Purchasers means the European Master Purchaser and the US Master Purchaser;

Master Servicer means Buhrmann Stafdiensten B.V. in its capacity as servicer under the Servicing Agreement;

Master Servicer’s Daily Report means (i) prior to a Buhrmann Termination Event a report prepared by the Master Servicer and in the form set out in Schedule 1 to the Servicing Agreement and (ii) thereafter, a report prepared by the Liquidation Servicer in accordance with the Servicing Agreement;

Master Servicer’s Monthly Report means (i) prior to a Buhrmann Termination Event a report prepared by the Master Servicer and in the form set out in Schedule 1 to the Servicing Agreement and (ii) thereafter, a report prepared by the Liquidation Servicer in accordance with the Servicing Agreement;

Material Action means to conduct a merger, acquisition or similar transaction regardless of how it is structured or to sell all or substantially all of the Silver Note Issuer’s assets, or to amend, alter or change the Special Purpose Provisions of the Silver LLC Agreement or to file an insolvency, or reorganization case or proceeding, to institute proceedings to have the Silver Note Issuer adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Silver Note Issuer, to file a petition seeking, or consent to, reorganization or relief with respect to the Silver Note Issuer under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Silver Note Issuer or a substantial part of its property, to make any assignment for the benefit of creditors of the Silver Note Issuer, to admit in writing the Silver Note Issuer’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing;

Back to Contents

Material Adverse Effect means, with respect to any person or entity, a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of such person or entity; (b) the ability of such person or entity to perform its obligations under any Transaction Document to which it is a party or on any of the rights or remedies of any other party to such Transaction Document; (c) the validity or enforceability of any Transaction Document to which it is a party; or (d) the collectability or enforceability or the value of any Securitised US Receivables;

Maturing Buhrmann European Note means a Buhrmann European Note where on any Redemption Date, any sum is due to a Buhrmann European Note Purchaser in its capacity as a Buhrmann European Noteholder in respect of the redemption of that Buhrmann European Note;

Maximum Country Limit means, in respect of each Eligible Obligor Country, the limit (as a percentage of all Securitised US Receivables) set out in the column entitled “Country Concentration Limit” opposite the credit rating of that Eligible Obligor Country set out in the column entitled “Country Foreign Currency Rating”:

Country Foreign Currency Rating	Country Concentration
(Moody’s/S&P)	Limit

Aa2 and above/AA and above	No limit
Aa3/AA-	10 per cent.
A1/A+	10 per cent.
A2, A3, Baa1 / A, A-, BBB+	5 per cent.
Baa2, Baa3 / BBB, BBB-	3.3 per cent.
Below Baa3/BBB- or unrated	2 per cent;

Maximum Obligor Limit means:

(a)	in respect of an Obligor in respect of Securitised US Receivables, the limit (as a percentage of the Face Amount of the Securitised US Receivables) set out in the column entitled “Obligor Limit” opposite the credit rating of that Obligor set out in the column entitled “Obligor Long-Term Rating”, as applicable;

Level	Obligor Long-Term Rating	Obligor Limit
(Moody’s)/(S&P)

1	Aa3/AA- and above	10 per cent.
2	A1/A+	10 per cent.
3	A2, A3, Baa1 / A, A-, BBB+	5 per cent.
4	Baa2,Baa3/BBB,BBB-	the higher of 3.3 per
cent. and the Obligor
Limit for Level 5
5	Below Baa3/BBB- or unrated	3.5 per cent;

For the purposes of the foregoing table:

Back to Contents
(i)	any Obligor which is not rated by Moody’s but which has a rating by S&P (a non-Moody’s rating) shall be deemed to have a Moody’s rating to be determined by converting the lowest non-Moody’s rating into a Moody’s rating and then varying such rating downwards by one notch as illustrated as follows:

	(x)	Rating by Standard & Poor’s, of an Obligor at AAA will be converted into the equivalent Moody’s (Aaa) and the Moody’s equivalent rating will be reduced by one notch and therefore equal to Aa1; and

	(y)	If an Obligor has ratings (whether actual or deemed) from more than one rating agency, the lowest such rating shall be operative for the purpose of determining the Obligor Limit;

Maximum Originator Limit means (i) in respect of Corporate Express Document & Print Management, Inc., 20% of the Face Amount of the Securitised US Receivables and (ii) in respect of the division of Corporate Express Office Products, Inc. known as Corporate Express Imaging & Computer Graphic Supplies, Inc. 15% of the Face Amount of the Securitised US Receivables;

Maximum Right of Set-Off Limit means, in respect of the percentage of the Face Amount of all Securitised US Receivables that arise under a Contract that allows the Obligor to set-off any amount owed to the Originator by any amount such Originator owes such Obligor, 1 per cent;

Member means, with respect to the Silver Note Issuer, Buhrmann US Inc., as the initial member of the Silver Note Issuer, and includes any Person admitted as an additional member of the Silver Note Issuer or a substitute member of the Silver Note Issuer pursuant to the provisions of the Silver LLC Agreement, each in its capacity as a member of the Silver Note Issuer; provided, however, that the term Member shall not include the Special Member or the Springing Members. If there is more than one Member, the term Member shall mean each such person; and Member means, with respect to the US Master Purchaser, any Person named in the LLC Agreement as a Member and includes any Additional Member or Successor admitted as a member of the US Master Purchaser pursuant to Section 9 of the LLC Agreement;

Member Cessation Event means an event that causes the Member to cease to be a member of the Silver Note Issuer (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Silver Note Issuer and the admission of the transferee pursuant to the Silver LLC Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Silver Note Issuer pursuant to the Silver LLC Agreement);

Monthly Determination Date means the second London Business Day prior to the start of each Interest Period;

Back to Contents

Monthly Report means (A) in relation to the Standby Letter of Credit, the monthly report as defined in the Standby Letter of Credit Agreement; (B) in relation to the other Transaction Documents, the Master Servicer’s Monthly Report or (C) in relation to the MTNs, the MTN Noteholder Monthly Report;

Monthly Settlement Date means the twenty fifth day of each calendar month or if such day is not a Business Day, then the following Business Day;

Monthly Statement means the monthly statement provided by the Silver Account Bank (with respect to the Silver Note Issuer Operating Account) to the Silver Note Issuer, the Silver Security Agent and the Silver Cash Administrator in accordance with the Silver Account Bank Agreement;

Moody’s means Moody’s Investors Service Limited or its successor;

MTN means a note issued pursuant to the MTN Programme and denominated in such currency or currencies as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) which has such maturity and denomination as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) and issued or to be issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed and which shall initially be represented by, and comprised in an MTN Temporary Global Note which may (in accordance with the terms of such MTN Temporary Global Note) be exchanged for an MTN Permanent Global Note which MTN Permanent Global Note may (in accordance with the terms of such MTN Permanent Global Note) in turn be exchanged for definitive MTNs and includes any replacements for a note issued pursuant to MTN Condition 10;

MTN Agency Agreement means the agency agreement dated 18 July 2002 (as amended and restated from time to time), as amended and/or supplemented and/or restated from time to time, pursuant to which the MTN Issuer has appointed the MTN Agent and the other MTN Paying Agents in relation to all or any Series of MTNs and any other agreement for the time being in force appointing further or other MTN Paying Agents or another MTN Agent in relation to all or any Series of the MTNs, or in connection with their duties, the terms of which have previously been approved in writing by the MTN Trustee, together with any agreement for the time being in force amending or modifying the prior written approval of the MTN Trustee;

MTN Agent means Deutsche Bank AG London acting through its office at 1 Great Winchester Street, London EC2N 2DB, as agent under the MTN Agency Agreement and any successor agent appointed in accordance with the MTN Agency Agreement;

MTN Agreement Date means, in respect of any MTN, the date on which agreement is reached for the issue of such MTN as contemplated in Clause 2 of the MTN Programme Agreement which, in the case of MTNs issued on a syndicated basis or otherwise in relation to which an MTN Subscription Agreement is entered into, shall be the date on which the relevant MTN Subscription Agreement is signed by or on behalf of all the parties to it;

Back to Contents

MTN Appointee means any attorney, manager, agent, delegate or other person appointed by either MTN Trustee or the MTN Security Trustee under the MTN Issuer Deed of Charge;

MTN Arranger means Deutsche Bank AG London and any other entity appointed as an arranger for the MTN Programme or in respect of any particular issue of MTNs under the MTN Programme and references to “MTN Arranger” shall be references to the relevant MTN Arranger;

MTN Available Interest Funds means in respect of any Interest Period, the sum of:

(a)	moneys received during such Interest Period following the redemption or roll over of any Buhrmann Note held by the MTN Issuer and which represent that portion of the Estimated Funding Costs payable by the MTN Issuer for such Interest Period;

(b)	interest on all moneys standing to the credit of the relevant MTN Issuer Transaction Account, the relevant MTN Issuer Stop Funding Account and the relevant MTN Issuer Liquidity Facility Reserve Account (if any); and

(c)	interest and other amounts accrued on all Eligible Investments purchased with moneys standing to the credit of the relevant MTN Issuer Transaction Account, the relevant MTN Issuer Stop Funding Account and the relevant MTN Issuer Liquidity Facility Reserve Account (if any);

MTN Available Principal Funds means, (a) prior to the occurrence of an Early European Amortisation Event or an Early US Amortisation Event, as applicable, the sum of the redemption amounts received by the MTN Issuer following redemption of any Buhrmann Note held by the MTN Issuer (other than amounts on deposit in the relevant MTN Issuer Stop Funding Account) and which do not represent that portion of the Estimated Funding Costs allocable to the MTN Issuer in respect of that Buhrmann Note to the extent that such funds have not been utilised on the relevant redemption date to purchase a new Buhrmann Note and (b) after the occurrence of an Early European Amortisation Event or an Early US Amortisation Event, as applicable, the sum of the redemption amounts received by the MTN Issuer following redemption of any Buhrmann Note held by the MTN Issuer (including amounts on deposit in the relevant MTN Issuer Stop Funding Account) and which do not represent that portion of Estimated Funding Costs allocable to the MTN Issuer in respect of that Buhrmann Note;

MTN Calculation Agency Agreement means an agreement supplemental to the MTN Agency Agreement in or substantially in the same form set out in Schedule 1 to the MTN Agency Agreement or in such form as may be agreed to between the MTN Trustee and the MTN Security Trustee;

Back to Contents

MTN Calculation Agent means the MTN Agent or such other person specified in the applicable Supplement;

MTN Class A means MTNs specified as MTN Class A in the applicable Supplement;

MTN Class B means MTNs specified as MTN Class B in the applicable Supplement;

MTN Class C means MTNs specified as MTN Class C in the applicable Supplement;

MTN Class D means MTNs specified as MTN Class D in the applicable Supplement;

MTN Class E means MTNs specified as MTN Class E in the applicable Supplement;

MTN Class F means MTNs specified as MTN Class F in the applicable Supplement;

MTN Closing Date means 18 July 2002 or such other date as may be agreed between the MTN Arranger, the MTN Issuer and the Master Purchasers;

MTN Conditions means the terms and conditions of the MTNs, in the form set out in Schedule 1 of the MTN Trust Deed and a reference to a particular numbered MTN Condition shall be construed accordingly;

MTN Confirmation Letter means:

(a)	in respect of the appointment of a third party as an MTN Dealer for the duration of the MTN Programme, the MTN Confirmation Letter substantially in the form set out in Part II of Appendix C to the MTN Programme Agreement; and

(b)	in respect of the appointment of a third party as an MTN Dealer for one or more particular issues of MTNs under the MTN Programme, the MTN Confirmation Letter substantially in the form set out in Part IV of Appendix C to the MTN Programme Agreement;

MTN Dealer means Deutsche Bank AG London, and any other entity which the MTN Issuer may appoint as an MTN Dealer and notice of whose appointment has been given to the MTN Agent and the MTN Trustee by the MTN Issuer in accordance with the provisions of the MTN Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the MTN Programme Agreement and notice of such termination has been given to the MTN Agent and the MTN Trustee by the MTN Issuer in accordance with the provisions of the MTN Programme Agreement and references to a relevant MTN Dealer or the relevant MTN Dealer(s) mean, in relation to any Tranche or Series of MTNs, the MTN Dealer or MTN Dealers with whom the MTN Issuer has agreed the issue of the MTNs of such Tranche or Series and MTN Dealer means any one of them;

Back to Contents
MTN Dealer Accession Letter means:

(a)	in respect of the appointment of a third party as an MTN Dealer for the duration of the MTN Programme, the MTN Dealer Accession Letter substantially in the form set out in Part I of Appendix C to the MTN Programme Agreement; and

(b)	in respect of the appointment of a third party as an MTN Dealer for one or more particular issues of MTNs under the MTN Programme, the MTN Dealer Accession Letter substantially in the form set out in Part III of Appendix C to the MTN Programme Agreement;

MTN Definitive Note means an MTN in definitive form issued, or as the case may require, to be issued by the MTN Issuer, in accordance with the provisions of the MTN Programme Agreement, the MTN Agency Agreement and the MTN Trust Deed, or any other agreement between the MTN Issuer and the relevant MTN Dealer(s), in exchange for an MTN Permanent Global Note, such MTN in definitive form being in the form or substantially in the form set out in Part II of the Second Schedule of the MTN Trust Deed with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s) and having the MTN Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the MTN Conditions by reference as indicated in the applicable Supplement and having the relevant information supplementing, replacing or modifying the MTN Conditions appearing in the applicable Supplement endorsed thereon or attached thereto and having Coupons and, where appropriate, Talons attached thereto on issue;

MTN Expected Maturity Date means, with respect to any Series of MTNs, the date specified in the applicable Supplement;

MTN Global Note means an MTN Temporary Global Note and/or an MTN Permanent Global Note, as the context requires;

MTN Investor Presentation Materials means all materials, including slides, prepared by the MTN Arranger, the MTN Lead Manager or any MTN Dealer in connection with the marketing of the MTNs and the credit rating thereof;

MTN Issue Date means, in respect of any MTN, the date of issue and purchase of such MTN pursuant to and in accordance with the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) being, in the case of any definitive MTN represented initially by an MTN Global Note, the same date as the date of issue of the MTN Global Note which initially represented such MTN;

MTN Issuer means Silver Funding Limited whose registered office is at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands;

MTN Issuer Account Bank means Deutsche Bank AG, Amsterdam and any other successor bank appointed in accordance with the Cash Management Agreement;

Back to Contents

MTN Issuer Accounts means the MTN Issuer Transaction Accounts and/or the MTN Issuer Stop Funding Accounts and/or the MTN Issuer Liquidity Facility Reserve Accounts (if any);

MTN Issuer Administration Agreements means the MTN Issuer Corporate Administration Agreement, the MTN Issuer Fiduciary Administration Agreement and the MTN Issuer SPV Administration Agreement;

MTN Issuer Charged Property means the whole of the right, title, benefit and interest of the MTN Issuer in the property, assets and rights of the MTN Issuer described in Clause 3 of the MTN Issuer Deed of Charge and all other property, assets and rights whatsoever of the MTN Issuer and wheresoever situated, present and future, including without limitation any uncalled share capital of the MTN Issuer;

MTN Issuer Corporate Administration Agreement means the agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer and the MTN Issuer Corporate Administrator;

MTN Issuer Corporate Administrator means Deutsche International Corporate Services Limited;

MTN Issuer Deed of Charge means the deed of charge and assignment dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer, the MTN Trustee, the MTN Security Trustee, the Security Agent, the European Master Purchaser, the MTN Paying Agents, the MTN Issuer Liquidity Facility Provider, the MTN Issuer Account Bank and the Cash Manager;

MTN Issuer Dutch Law Pledge Agreement means the pledge agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer, the Cash Manager, the MTN Security Trustee and the MTN Issuer Account Bank;

MTN Issuer Dutch Law Security has the meaning specified in Clause 3.2 of the MTN Issuer Deed of Charge;

MTN Issuer Enforcement Notice means a notice served in writing to the MTN Issuer provided by the MTN Security Trustee pursuant to MTN Condition 10 certifying the occurrence of an MTN Issuer Event of Default thereby declaring the MTNs immediately due and payable;

MTN Issuer English Law Assigned Agreements has the meaning specified in Clause 3.1 of the MTN Issuer Deed of Charge;

MTN Issuer Euro Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 EUR 002) with the MTN Issuer Account Bank;

MTN Issuer Euro Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 EUR 001) with the MTN Issuer Account Bank;

Back to Contents

MTN Issuer Euro Transaction Account means the account of the MTN Issuer (account number 265461995 0000 EUR 000) with the MTN Issuer Account Bank;

MTN Issuer European Stop Funding Accounts means the MTN Issuer Euro Stop Funding Account and the MTN Issuer Sterling Stop Funding Account;

MTN Issuer European Transaction Accounts means the MTN Issuer Euro Transaction Account and the MTN Issuer Sterling Transaction Account;

MTN Issuer Event of Default has the meaning specified in MTN Condition 10;

MTN Issuer Fiduciary Administration Agreement means the agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer and Ogier SPV Services Limited for the provision of directors to the MTN Issuer;

MTN Issuer German Law Pledge Agreement means the pledge agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer, the Cash Manager, the Security Agent and the MTN Security Trustee;

MTN Issuer German Law Security has the meaning specified in Clause 3.4 of the MTN Issuer Deed of Charge;

MTN Issuer Liquidity Facility means the liquidity facility provided to the MTN Issuer by the MTN Issuer Liquidity Provider pursuant to the MTN Issuer Liquidity Facility Agreement;

MTN Issuer Liquidity Facility Agreement means the liquidity facility agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer, the MTN Issuer Liquidity Facility Provider and the MTN Issuer Security Trustee;

MTN Issuer Liquidity Facility Provider means Deutsche Bank AG, Amsterdam and its successors and assigns;

MTN Issuer Liquidity Facility Reserve Accounts means the MTN Issuer Euro Liquidity Facility Reserve Account, the MTN Issuer Sterling Liquidity Facility Reserve Account and the MTN Issuer US Dollar Liquidity Facility Reserve Account;

MTN Issuer Liquidity Shortfall has the meaning specified in the MTN Issuer Liquidity Facility Agreement;

MTN Issuer Mandate means a bank mandate completed by the MTN Issuer in respect of each MTN Issuer Account;

MTN Issuer New York Law Security has the meaning specified in Clause 3.7 of the MTN Issuer Deed of Charge;

Back to Contents

MTN Issuer Principal Proportion on any date is a fraction (expressed as a percentage) calculated as (i) X divided by (ii) (X+Y),

where:

X	is the subscription price of the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

Y	is the subscription price of the relevant Buhrmann Notes held by or on behalf of the Silver Note Issuer on such date;

MTN Issuer Secured Creditors means the MTN Security Trustee (in its capacity as a creditor of the MTN Issuer), the MTN Trustee, the MTN Noteholders, any receiver of the MTN Issuer (in its capacity as a creditor of the MTN Issuer), the MTN Issuer Corporate Administrator under the MTN Issuer Corporate Administration Agreement, any additional administrators of the MTN Issuer, the MTN Paying Agents under the MTN Agency Agreement, the MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement, the Cash Manager (in its capacity as cash manager for the MTN Issuer) and the MTN Issuer Account Bank under the Cash Management Agreement and MTN Issuer Secured Creditor shall mean any one of them and shall be construed accordingly;

MTN Issuer Secured Obligations means all amounts and liabilities owing from time to time by the MTN Issuer to the MTN Issuer Secured Creditors;

MTN Issuer Security Documents means the MTN Issuer Deed of Charge, the MTN Issuer US Security Agreement, the MTN Issuer Dutch Law Pledge Agreement and the MTN Issuer German Law Pledge Agreement;

MTN Issuer SPV Administration Agreement means the agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer and Ogier SPV Services Limited for the provision of a registered office of the MTN Issuer;

MTN Issuer Sterling Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 GBP 002) with the MTN Issuer Account Bank;

MTN Issuer Sterling Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 GBP 001) with the MTN Issuer Account Bank;

MTN Issuer Sterling Transaction Account means the account of the MTN Issuer (account number 265461995 0000 GBP 000) with the MTN Issuer Account Bank;

MTN Issuer Stop Funding Accounts means the MTN Issuer European Stop Funding Accounts and the MTN Issuer US Dollar Stop Funding Account;

Back to Contents

MTN Issuer Swap means either a foreign exchange swap or interest rate swap which the MTN Issuer, on the advice of the Cash Manager, may enter into from time to time subject to the satisfaction of the Rating Condition;

MTN Issuer Transaction Accounts means the MTN Issuer European Transaction Accounts and the MTN Issuer US Dollar Transaction Accounts;

MTN Issuer US Dollar Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 USD 002) with the MTN Issuer Account Bank;

MTN Issuer US Dollar Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 USD 001) with the MTN Issuer Account Bank;

MTN Issuer US Dollar Transaction Account means the account of the MTN Issuer (account number 265461995 0000 USD 000) with the MTN Issuer Account Bank;

MTN Issuer US Security Agreement means the security agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer, the MTN Issuer Account Bank, US Master Purchaser and the MTN Security Trustee;

MTN Issuer Yield Proportion on any date is a fraction (expressed as a percentage) calculated as (i) A divided by (ii) (A+B),

where:

A	is the yield on the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

B	is the yield on the relevant Buhrmann Notes held by or on behalf of the Silver Note Issuer on such date;

MTN Lead Manager means, in relation to any Tranche of MTNs, the person named as MTN Lead Manager in the applicable MTN Subscription Agreement;

MTN Listing Agent means Deutsche Bank Luxembourg S.A.;

MTN Maturity Date with respect to any Series of MTNs, has the meaning specified in the applicable Supplement;

MTN Noteholder means the several persons who are for the time being holders of outstanding MTNs save that, in respect of the MTNs of any Series, for so long as such MTNs or any part thereof are represented by an MTN Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the MTNs of such Series shall be deemed to be the holder of such nominal amount of such MTNs (and the holder of the relevant MTN Global Note shall be deemed not to be the holder) for all purposes of the MTN Trust Deed other than with respect to the payment of principal or interest on such nominal amount of such MTNs, the rights to which shall be vested, as against the MTN Issuer and the MTN Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such MTNs in accordance with and subject to its terms and the provisions of the MTN Trust Deed and the expressions MTN Noteholder, MTN holder and holder of MTNs and related expressions shall be construed accordingly;

Back to Contents

MTN Noteholder Monthly Report means, a report prepared by the Cash Manager and in the form set out in Schedule 1 to the Cash Management Agreement;

MTN Offering Circular means the offering circular relating to the MTNs prepared in connection with the MTN Programme as revised, supplemented or amended from time to time by the MTN Issuer in accordance with Clause 5.2 of the MTN Programme Agreement including any documents which are from time to time incorporated in the offering circular by reference except that:

(a)	in relation to each Tranche of MTNs only the applicable Supplement shall be deemed to be included in the MTN Offering Circular; and

(b)	for the purpose of Clause 4.5 of the MTN Programme Agreement in respect of the MTN Agreement Date and the MTN Issue Date, the MTN Offering Circular means the offering circular as at the MTN Agreement Date, but not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

MTN Paying Agents means, in relation to all or any Series of the MTNs, the several institutions (including, where the context permits, the MTN Agent and the Luxembourg MTN Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such MTNs by the MTN Issuer pursuant to the MTN Agency Agreement and/or if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the MTNs;

MTN Permanent Global Note means a global note in the form or substantially in the form set out in Part II of the Second Schedule to the MTN Trust Deed with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), together with the copy of the applicable Supplement annexed thereto, comprising some or all of the MTNs of the same Series, issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed in exchange for the whole or part of any MTN Temporary Global Note issued in respect of such MTNs;

Back to Contents

MTN Pre-Enforcement Interest Priority of Payments means the order of priorities of payments as set out in Clause 7.2 of the MTN Issuer Deed of Charge;

MTN Pre-Enforcement Principal Priority of Payments means the order of priorities of payments as set out in Clause 7.3 of the MTN Issuer Deed of Charge;

MTN Post-Enforcement Interest Priority of Payments means the order of priorities of payments as set out in Clause 8.3 of the MTN Issuer Deed of Charge;

MTN Post-Enforcement Principal Priority of Payments means the order of priorities of payments as set out in Clause 8.4 of the MTN Issuer Deed of Charge;

MTN Procedures Memorandum means the operating and administrative procedures memorandum dated 18 July 2002 (as amended and restated from time to time), as amended or varied from time to time including, in respect of any Tranche, by agreement between the MTN Issuer and the relevant MTN Dealer or MTN Lead Manager with the approval in writing of the MTN Agent;

MTN Programme means the Silver Funding Limited €800,000,000 asset-backed euro medium term note programme;

MTN Programme Agreement means the agreement dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer and the MTN Dealers named therein (or deemed named therein), the European Receivables Warehouse Company, the Master Purchasers and the Parent, concerning the purchase of MTNs to be issued pursuant to the MTN Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

MTN Programme Limit means, €800,000,000 or such other greater amount as may be agreed pursuant to Clause 12 of the MTN Programme Agreement;

MTN Relevant Party means each MTN Dealer, each of their respective affiliates and each person who controls them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

MTN Security Trustee means Deutsche Trustee Company Limited and all other persons or companies for the time being the security trustee under the MTN Issuer Deed of Charge;

MTN Subscription Agreement means an agreement supplemental to the MTN Programme Agreement (by whatever name called) in or substantially in the form set out in Appendix E to the MTN Programme Agreement or in such other form as may be agreed between the MTN Issuer and the MTN Lead Manager or one or more MTN Dealers (as the case may be);

Back to Contents

MTN Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule to the MTN Trust Deed together with the copy of the applicable Supplement annexed thereto with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), comprising some or all of the MTNs of the same Series, issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed;

MTN Transaction Documents means the MTN Programme Agreement, the MTN Agency Agreement, the MTN Issuer Deed of Charge, the MTN Trust Deed, the Cash Management Agreement, the MTN Issuer Liquidity Facility Agreement, the MTN Issuer US Security Agreement, the MTN Issuer Administration Agreements, the MTN Issuer Dutch Law Pledge Agreement, the MTN Issuer German Law Pledge Agreement, the European Master Purchaser Funding Deed, the US Master Purchaser Funding Agreement, the European Master Purchaser Deed of Charge, the US Master Purchaser Guarantee and Security Agreement and all other documents and agreements entered into in connection with the issue of the MTNs and the purchase of the Buhrmann Notes;

MTN Trust Deed means the trust deed dated 18 July 2002 (as amended and restated from time to time) between the MTN Issuer and the MTN Trustee under which MTNs will, on issue, be constituted and which sets out the terms and conditions on which the MTN Trustee has agreed to act as trustee and includes any trust deed or other document executed by the MTN Issuer and the MTN Trustee in accordance with the provisions of the MTN Trust Deed and expressed to be supplemental to the MTN Trust Deed;

MTN Trustee means Deutsche Trustee Company Limited and any other trustee or trustees for the time being for the holders of the MTNs appointed in accordance with the MTN Trust Deed;

Multiemployer Plan means a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

Net Pool Balance means, at any time, an amount equal to:

A-B-C-D-E

where:

A	is the aggregate at such time of the Face Amounts of all Securitised US Receivables;

B	is the amount of Excess Concentrations at such time;

C	is the sum of Unapplied US Dollar Cash Proceeds and the aggregate amount of Dilutions and Rebate Dilutions at such time;

Back to Contents

D	the aggregate of the Face Amounts of all Defaulted Receivables at such time;

E	the aggregate of the Face Amounts of all Delinquent Receivables at such time;

New MTN Dealer means any entity appointed as an additional MTN Dealer in accordance with Clause 11 of the MTN Programme Agreement;

Nominal Amount with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Non-Conforming US Receivable has the meaning given to it in Clause 11.1(a) of the US Contribution Agreement;

Non-Funded Receivables means Securitised US Receivables the purchase of which has been funded by the issue of additional Capital Contributions;

Non-Securitised US Receivables means US Receivables which have not been sold and transferred to the US Master Purchaser by a US Originator;

NYUCC means the Uniform Commercial Code as in effect in the State of New York;

Obligation shall mean the indebtedness, liabilities and obligations of the Silver Note Issuer under or in connection with the Silver Transaction Documents;

Obligor means any person who owes a payment obligation to an Originator, the European Receivables Warehouse Company or the relevant Master Purchaser in respect of a Securitised US Receivable;

Obligor Percentage means, on any Business Day in respect of any Obligor, an amount expressed as a percentage representing the proportion which (A) the Face Amount of Securitised US Receivables owing by such Obligor less the Excess Obligor Concentration in respect of such Obligor represents of (B) all Securitised US Receivables less (i) the Excess Concentration, (ii) the aggregate amount of Dilutions and Rebate Dilutions, (iii) the Unapplied US Dollar Cash Proceeds, (iv) the relevant aggregate of the Face Amounts of all Defaulted Receivables and (v) the relevant aggregate of the Face Amounts of all Delinquent Receivables, provided that for the purpose of this paragraph, any Obligors which (x) an Originator can reasonably know to be affiliated with each other and (y) fall within the same “level” for the purpose of the definition of “Maximum Obligor Limit” shall be considered to be one Obligor;

Offer to Contribute has the meaning specified in Clause 2 of the US Contribution Agreement;

Optional Redemption Amount means in respect of an MTN the amount specified in the applicable Supplement;

Back to Contents

Optional Redemption Date means in respect of an MTN the date specified in the applicable Supplement;

Originator means any US Originator or any Additional Jurisdiction Originator;

Originator Accession Agreement means a duly completed agreement in the form set out in the Appendix to this Deed;

Outstanding means, in relation to the MTNs of all or any Series, all the MTNs of such Series issued other than:

(a)	those MTNs which have been redeemed pursuant to the MTN Trust Deed;

(b)	those MTNs in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the MTN Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the MTN Trustee or to the MTN Agent in the manner provided in the MTN Agency Agreement (and where appropriate notice to that effect has been given to the relevant MTN Noteholders in accordance with MTN Condition 15) and remain available for payment against presentation of the relevant MTNs and/or Coupons;

(c)	those MTNs which have been purchased and cancelled in accordance with MTN Conditions 8(f) and 8(g);

(d)	those MTNs which have become void or in respect of which claims have become prescribed, in each case under MTN Condition 11;

(e)	those mutilated or defaced MTNs which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to MTN Condition 12;

(f)	(for the purpose only of ascertaining the Nominal Amount of the MTNs outstanding and without prejudice to the status for any other purpose of the relevant MTNs) those MTNs which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to MTN Condition 12; and

(g)	any MTN Global Note to the extent that it shall have been exchanged for MTN Definitive Notes or another MTN Global Note pursuant to its provisions, the provisions of the MTN Trust Deed and the MTN Agency Agreement,

provided that for each of the following purposes:

(i)	the right to attend and vote at any meeting of the holders of the MTNs of any Series;

Back to Contents
(ii)	the determination of how many and which MTNs of any Series are for the time being outstanding for the purposes of Clause 8.1 of the MTN Trust Deed and MTN Conditions 10 and 16 and paragraphs 2, 5, 6 and 9 of the Third Schedule to the MTN Trust Deed;

(iii)	any discretion, power or authority (whether contained in the MTN Trust Deed or vested by operation of law) which the MTN Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the MTNs of any Series; and

(iv)	the determination by the MTN Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the MTNs of any Series,

those MTNs of the relevant Series (if any) which are for the time being held by or on behalf of the MTN Issuer, the Parent or any subsidiary or affiliate of the Parent, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Parallel Debt has the meaning specified in Clause 3.6 of the European Master Purchaser Deed of Charge, Clause 3.6 of the European Receivables Warehouse Company Deed of Charge or Clause 3.7 of the MTN Issuer Deed of Charge, as the context may require;

Parent means Buhrmann N.V.;

Payment Day has the meaning set out in MTN Condition 11;

PBGC means the Pension Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions;

Person means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority;

Plan means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Originator or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

Pledged Debt means in respect of the Silver Note Issuer Security Agreement, the Buhrmann US Notes;

Potential Buhrmann Termination Event means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Buhrmann Termination Event;

Back to Contents

Potential European Master Purchaser Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a European Master Purchaser Event of Default;

Potential MTN Issuer Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute an MTN Issuer Event of Default;

Potential Silver Note Event of Default means any event, which with the giving of notice, lapse of time, making of any determination of combination thereof, would constitute a Silver Note Event of Default;

Potential US Master Purchaser Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a US Master Purchaser Event of Default;

Principal Obligations has the meaning specified in Clause 3.6 of the European Receivables Warehouse Company Deed of Charge, Clause 3.6 of the European Master Purchaser Deed of Charge or Clause 3.7 of the MTN Issuer Deed of Charge, as the context requires;

Profits means the taxable income of the US Master Purchaser as determined for US federal income tax purposes under Section 703(a) of the Code, including items separately stated pursuant to Section 703(a)(1) of the Code;

Purchase Price means, in respect of each Receivable:

A x (1-B)

where:

A	is the Face Amount of such Receivable on its Contribution Date as specified in the Invoices File delivered by or on behalf of the relevant Originator on that Contribution Date; and

B	is the Discount Percentage as at that Contribution Date;

Quotation Date means in relation to any period for which an interest rate is to be determined under the Erasmus Liquidity Facility Agreement the day on which quotations would ordinarily be given by prime banks in the interbank market for deposits in US dollars for delivery on the first day of that period or, if later, the date on which the Erasmus Notice of Drawdown in respect of the Erasmus Advance for which such interest rate is to be determined was delivered;

Rabobank International means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch;

Back to Contents

Rate of Interest means the rate of interest of the Floating Rate Notes and/or the Fixed Rate Notes, as the context requires;

Rating Agencies means Standard & Poor’s and Moody’s;

Rating Condition means, with respect to any action taken or to be taken, a condition that is satisfied when each Rating Agency has confirmed in writing to the relevant Master Purchaser, the Master Servicer, the Security Agent, the MTN Trustee, the Silver Security Agent and the MTN Security Trustee that such action will not result in the withdrawal, reduction or other adverse action with respect to any then-current rating of the Erasmus CP Notes, the MTNs or the securities issued by or on behalf of any other Buhrmann Note Purchaser;

Rebate Dilution Accruals means, on any Business Day, the aggregate of all amounts of each Originator in its accounts in respect of Rebate Dilutions;

Rebate Dilution Monthly Accruals means, on any Calculation Date, the aggregate of the Rebate Dilution Accruals which have arisen since the immediately preceding calendar month;

Rebate Dilutions Reserve means, the product of (a) the product of the highest of the Average Rebate Dilution Monthly Accruals as at the twelve previous Calculation Dates and 110 per cent.; and (b) the fraction, the numerator of which is (A) the highest of the Days Sales Outstanding as at the twelve previous Calculation Dates and the denominator of which is (B) 30;

Rebate Dilutions Reserve Percentage is the fraction expressed as a percentage obtained by dividing (i) the Rebate Dilutions Reserve; by (ii) the aggregate of the Net Pool Balance;

Rebate Dilutions means the aggregate amount of volume discounts granted by Originators to Obligors and which are accrued by the Originator granting such discount in its accounts; provided that Rebate Dilutions shall not include any amount in respect of which the relevant Master Purchaser has received a Deemed Collection;

Receivable means all amounts payable to an Originator or either Master Purchaser by an Obligor in connection with a Contract and all rights to or to enforce payment thereof and the proceeds thereof including the following:

(a)	the benefit of all rights to and covenants for payment in relation thereto and whether owed by the purchaser of the goods, any guarantor, any indemnitor, any bank or person which has accepted or endorsed a bill of exchange in relation thereto, any bank which has issued or confirmed a letter of credit in relation thereto, or any other party which has incurred a payment obligation to an Originator or either Master Purchaser in relation thereto (whether under a document, instrument or agreement providing a mechanism for payment or security for payment or otherwise);

Back to Contents

(b)	all rights to compensation, indemnity or payment from any compensation, guarantee or insurance scheme or policy (including the proceeds of any political risk insurance policy) to which an Originator or either Master Purchaser may be entitled in respect of any failure (of whatsoever nature) to receive timely payment in full of such amounts; and

(c)	all rights to demand, sue for, recover, receive and give receipts for all such amounts;

Receivables Ledger means the ledger maintained by the Master Servicer which:

(a)	be adjusted as appropriate with an amount equal to the aggregate of the Face Amounts of all the Receivables which have become Securitised US Receivables on that Business Day; and

(b)	be adjusted as appropriate with all amounts identified as representative or constitutive moneys received by the European Master Purchaser or the US Master Purchaser on such Business Day in relation to a Securitised US Receivable ;

Receiver means a receiver appointed by the Security Agent pursuant to Clause 19.1 of the European Receivables Warehouse Company Deed of Charge, Clause 20.1 of the European Master Purchaser Deed of Charge, Clause 20.1 of the US Master Purchaser Guarantee and Security Agreement, Clause 19.1 of the MTN Issuer Deed of Charge or the Silver Security Agent pursuant to Clause 17.1 of the Silver Note Issuer Security Agreement or Clause 11.1 of the Silver Note Issuer Deed of Charge;

Recipients means, with respect to the US Collection Account Agreement, the US Master Purchaser and the US Originators;

Record Date means the date on which payments of principal on each Buhrmann Note is made pursuant to the relevant Redemption Date to the holder (or to the first named of joint holders) of the Buhrmann Note appearing on the Register at the close of business on that date;

Records means, in respect of any Securitised US Receivable, all contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, computer programmes, tapes, discs, punch cards, data processing software and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) with respect to such Securitised US Receivable and the related Obligor;

Redemption Date means in respect of a Silver Note or Buhrmann Note, its stated maturity date;

Back to Contents

Redenomination Date shall have the meaning specified in Buhrmann European Note Condition 8.2 or MTN Condition 5;

Reference Banks means, with respect to the Erasmus Liquidity Facility, (i) the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland PLC and HSBC plc in respect of US dollars;

Reference Rate with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Register means the register maintained by or on behalf of the relevant Master Purchaser in respect of the relevant Buhrmann Notes, as more particularly described in the relevant Buhrmann Note Conditions;

Relevant Change means the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof, or any officially published change after the date hereof in the interpretation or administration thereof by any court, governmental authority, revenue or taxing authority, central bank or comparable agency or regulatory authority charged with the interpretation or administration thereof, or compliance by it with any guideline, request or directive (whether or not having the force of law) or any practice of any such authority, central bank or comparable agency or regulatory authority or taxing authority which is promulgated after the date hereof and is of general application and with which the party affected thereby habitually complies;

Relevant Date shall have the meaning specified in MTN Condition 11;

Relevant Sales-Defaults means, on any Business Day, the Face Amount as at their Contribution Date of Securitised US Receivables purchased or acquired during the Relevant Sales-Defaults Period;

Relevant Sales-Defaults Period means, on any Business Day, the period of 30 consecutive days ending with the day which is X days prior to such Business Day in each case, where X is equal to the Default Receivable Maturity;

Relevant Sales-Delinquencies means, on any Business Day, the Face Amount as at their Contribution Date of Securitised US Receivables purchased during the Relevant Sales-Delinquencies Period;

Relevant Sales-Delinquencies Period means, on any Business Day, the period of 30 consecutive days ending with the day which is X days prior to such Business Day, where X is equal to the Delinquent Receivable Maturity;

Relevant Screen Page with respect to Floating Rate Notes where Screen Rate Determination has been specified, has the meaning specified in the applicable Supplement;

Back to Contents

Repayment Date means in relation to any Erasmus Advance under the Erasmus Liquidity Facility Agreement the last day of the Term of such Erasmus Advance;

Reportable Event means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than an event for which the 30-day notice period is waived;

Repurchase Price has the meaning specified in Clause 11.1(b) of the US Contribution Agreement;

Required Ratings means in relation to short-term unsecured, unsubordinated and unguaranteed debt obligations of any entity a rating of not less than “P-1” by Moody’s and “A-1+” by Standard & Poor’s;

Required Reserve Adjustment means, on any Business Day:

(A-B) + C + D

where:

A	is the amount standing to the credit of the Reserve Ledger on that Business Day;

B	is the Required Reserve Amount as at that Business Day;

C	is the amount standing to the debit of the Loss Ledger on that Business Day; and

D	is the amount standing to the credit of the DPP Collections Ledger on that Business Day;

Required Reserve Amount means, on any Business Day:

(A x B)

where,

A	is the Reserve Percentage as at the immediately preceding Calculation Date; and

B	is the Net Pool Balance;

Reserve Floor means, on any Calculation Date, 8 times the largest Obligor Percentage provided that if A x B is greater than C then “Reserve Floor” shall mean 5 times the largest Obligor Percentage plus A x B;

where:

A	is the Expected Dilutions as at such Calculation Date;

Back to Contents
B	is the Dilution Horizon Ratio as at such Calculation Date; and

C	is 3 times the largest Obligor Percentage;

Reserve Floor Percentage means, on any Calculation Date, 26 per cent, or such other amount as may be determined by the Master Servicer, subject to satisfaction of the Rating Condition;

Reserve Ledger means the ledger maintained by the Master Servicer which will:

(a)	be adjusted as appropriate by all amounts which have been received by the European Receivables Warehouse Company or the relevant Master Purchaser on each Business Day as DPP Collections; and

(b)	be adjusted as appropriate with an amount equal to the aggregate of the Purchase Price of all Receivables paid by the European Receivables Warehouse Company and the European Master Purchaser or the US Master Purchaser on each Business Day less, in each case, the Initial Purchase Price element of such Receivables as at such Business Day;

Reserve Percentage means, on any Calculation Date, in respect of US Dollars, the sum of:

(i)	the greater of:

	(x)	the Reserve Floor Percentage;

	(y)	the Reserve Floor; and

	(z)	the sum of:

		(A)	the Default Reserve Percentage;

		(B)	the Dilution Reserve Percentage;

(ii)	the Rebate Dilutions Reserve Percentage;

(iii)	the Discount Dilutions Reserve Percentage;

(iv)	the Discount Percentage;

(v)	the Maximum Right of Set-Off Limit;

(vi)	the Liquidation Servicer Reserve Percentage; and

(vii)	so long as (i) a Buhrmann Financial Performance Cross Default occurs, and/or (ii) the Buhrmann Group Leverage Ratio exceeds 4.25, and/-or (iii) the Buhrmann Group Interest Coverage Ratio is less than 3.15, and/-or (iv) the Buhrmann Group Fixed Charge Coverage Ratio is less than 1.10,10 per cent. or such lower percentage in respect of which each Rating Agency has confirmed that the Rating Condition has been satisfied; and

(viii)	if on the immediately preceding Calculation Date the US Average Default Ratio exceeds 3 per cent, 5 per cent;

Back to Contents

Scheduled Termination Date means, with respect to the US Master Purchaser, the day 15 years after 28 September 2001 being the date that the US Master Purchaser is scheduled to cease as a company in accordance with the Certificate;

Screen Rate Determination with respect to Floating Rate Notes has the meaning specified in the applicable Supplement;

Securities Act means the United States Securities Act of 1933, as amended;

Securitisation Availability Period means the US Securitisation Availability Period and/or the European Securitisation Availability Period, as the context requires;

Securitisation Company means the Silver Note Purchaser, the Silver Note Issuer and any other company incorporated as a special purpose company for the purpose of acquiring or issuing the Silver Notes;

Securitised US Receivable means a Receivable which has been contributed to the US Master Purchaser pursuant to the US Contribution Agreement and which (i) remains outstanding and (ii) has not been repurchased by the relevant US Originator pursuant to Clause 11.1(b) of the US Contribution Agreement;

Security means either or both of the assignments of all amounts standing to the credit of the Accounts pursuant to the Silver Note Issuer Deed of Charge and the Silver Note Issuer Security Agreement;

Security Agent means Deutsche Trustee Company Limited;

Security Interest means the property interest created by any mortgage, charge, hypothecation, pledge, lien, assignment by way of security, retention of title, flawed asset, blocked-deposit or other deposit arrangement, or any other encumbrance or security interest whatsoever created or arising under any relevant law pursuant to the Uniform Commercial Code or any other agreement or arrangement having the effect of or performing the economic function of conferring security howsoever created or arising;

Senior Facilities Agreement means the facilities agreement dated 23 December 2003 (as amended from time to time) between the Parent, Buhrmann US and a syndicate of financial institutions;

Series means a Tranche of MTNs together with any further Tranche or Tranches of MTNs which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective MTN Issue Dates, Interest Commencement Dates and/or Issue Prices, as the context requires;

Back to Contents

Servicing Agreement means the servicing agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the date hereof relating to the Securitised US Receivables between the European Receivables Warehouse Company, the Master Purchasers, the Master Servicer, the Parent, the MTN Issuer, the Security Agent, each Sub-Servicer and the Liquidation Servicer;

Silver Account Bank means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch;

Silver Account Bank Agreement means the agreement dated November 30, 2005 between the Silver Note Issuer, the Silver Account Bank, the Silver Cash Administrator, the Silver Parent and the Silver Security Agent regarding the appointment of the Silver Account Bank and the Silver Note Issuer Operating Account;

Silver Account Bank Mandate means the mandate dated on or about the date hereof and any mandate (in the form of Schedule 1 to the Silver Account Bank Agreement) in respect of any account opened by the Silver Note Issuer with the Silver Account Bank thereafter, delivered by the Silver Note Issuer to the Account Bank;

Silver Capital Contribution Amount means on any Business Day:

A – (A/(1-B) x (1-C))

where

(A)	is the Face Value of Buhrmann US Notes issued to the Silver Note Issuer;

(B)	is the Reserve Percentage; and

(C)	is the AA Reserve Percentage;

Silver Cash Administration Agreement means the Silver Cash Administration Agreement, dated November 30, 2005, among the Silver Parent, the Silver Note Issuer, the Silver Cash Administrator and the Silver Account Bank, relating to the performance of certain services in relation to the Silver Note Collateral and the issue of , and payments in respect of, Silver Notes;

Silver Cash Administration Services means the services to be provided by the Silver Cash Administrator pursuant to the Silver Cash Administration Agreement;

Silver Cash Administrator means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch;

Back to Contents

Silver Estimated Funding Costs means the sum of all amounts estimated by the Silver Cash Administrator based on information provided to it by the Silver Security Agent and the Silver Account Bank as being the expected costs of the Silver Note Issuer, calculated on an annualized basis, including, but not limited to the sum of:

(a)	the discount payable on the Erasmus CP Notes (if applicable) (expressed as the difference between the face amount and the issue price thereof);

(b)	the market costs of entering into and/or terminating any spot and forward foreign exchange transactions in respect of the Erasmus CP Notes (if applicable);

(c)	any increased costs incurred by, or withholding on any amounts due to, any of the Silver Note Purchaser and the US Master Purchaser; and

(d)	any Buhrmann Programme Fees;

Silver Interest means the limited liability company interest of the Silver Parent in the Silver Note Issuer, as determined in accordance with the Silver LLC Agreement;

Silver LLC Agreement means the limited liability company agreement in relation to the Silver Note Issuer dated 30 November, 2005;

Silver Management Agreement means the agreement of the Directors in the form attached as Schedule B to the Silver LLC Agreement;

Silver Note means any secured zero coupon note issued by the Silver Note Issuer pursuant to the Silver Note Purchase Agreement;

Silver Noteholder means the Silver Note Purchaser or any other person whose name is entered into the Silver Note Register as the holder of such Silver Note, with the consent of the Silver Note Issuer;

Silver Note Accounts means the Silver Note Issuer Operating Account and the Silver Securities Account;

Silver Note Accreted Value means, in respect of the Silver Notes on any date, the sum of (A) the aggregate Silver Note Subscription Prices of all Silver Notes outstanding on such date plus (B) the Silver Note Discount accreted thereon at the Silver US Funding Rate;

Silver Note Available Funds means in respect of each Silver Note Issue Date, the sum of:

(a)	the proceeds of any Silver Notes issued on that date;

(b)	the Initial Capital Contribution Amount received from the Silver Parent on such date; and

Back to Contents
(c)	any payments of principal received in respect of the Face Value of the Buhrmann US Notes from the US Master Purchaser;

and, for the avoidance of doubt, any capital contribution received prior to such date (including the Initial Capital Contribution Amount) shall not be included in the Silver Note Available Funds;

Silver Note Beneficiary or Beneficiary means for the purpose of the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the Silver Note Conditions, each of:

(a)	the Silver Account Bank and the Silver Security Agent under the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the Silver Note Account Bank Agreement;

(b)	the Silver Cash Administrator under the Silver Cash Administration Agreement; and

(c)	the Silver Note Purchaser under the Silver Note Purchase Agreement;

Silver Note Certificate means in respect of any Silver Note, a certificate in the form set out in Schedule 2 of the Silver Note Purchase Agreement issued by the Silver Note Issuer to the Person registered as the Silver Noteholder in the Silver Note Register;

Silver Note Collateral means the whole of the right, title and benefit and interest of the Silver Note Issuer in the property, assets and rights of the Silver Note Issuer, including, among others, its rights in respect of the Buhrmann US Notes and the Silver Note Accounts and its rights, title and benefit and interest in respect of the US Master Purchaser Guarantee and Security Agreement, and all other property, assets and rights whatsoever of the Silver Note Issuer and wheresoever situated, present and future;

Silver Note Conditions means the terms and conditions, in the form set out in Schedule 3 to the Silver Note Purchase Agreement and a reference to a particular numbered Silver Note Condition shall be construed accordingly;

Silver Note Discount means, pursuant to Clause 5.3 of the Silver Note Purchase Agreement, an amount, which is equal to the difference between the Silver Note Face Value of such Silver Note and its Silver Note Subscription Price, as calculated by the Silver Cash Administrator on the applicable Silver Note Issue Date and is equal to the Silver Estimated Funding Costs;

Silver Note Enforcement Notice means the notice given pursuant to Silver Note Condition 10(c) upon the occurrence of a Silver Note Event of Default;

Silver Note Event of Default means any of those events specified in Silver Note Condition 10;

Back to Contents

Silver Note Face Value means the Silver Note Subscription Price plus the Silver Note Discount;

Silver Note Issue Date means the date of issue of Silver Notes as determined pursuant to the Silver Note Purchase Agreement;

Silver Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the Silver Note Purchase Agreement, issued by the Silver Note Issuer in respect of the proposed issue of a Silver Note;

Silver Note Issuer means Buhrmann Silver Financing, LLC;

Silver Note Issuer Costs Ledger means the ledger identified as such and maintained in respect of the Silver Note Issuer Operating Account for the purposes of Clause 5 and 6 of the Silver Cash Administration Agreement;

Silver Note Issuer Deed of Charge means the deed of charge dated as 30 November, 2005 between the Silver Note Issuer, the Silver Note Purchaser and the Silver Security Agent;

Silver Note Issuer Notice means a notice, substantially in the form set out in Schedule 1 to the Silver Note Purchase Agreement, issued by the Silver Note Issuer in respect of the proposed issue of a Silver Note;

Silver Note Issuer Operating Account means the deposit account held with the Silver Account Bank in the name of the Silver Note Issuer for the benefit of the Silver Secured Parties maintained and established pursuant to the Silver Note Issuer Deed of Charge;

Silver Note Issuer Rating Trigger Period means the period of 35 days commencing on the date that the Rating Agencies notify the Silver Cash Administrator of an actual or potential downgrade of the then current rating applicable to the Erasmus CP Notes issued by Erasmus as a result directly or indirectly of an insufficiency in the levels of credit enhancement provided to the Silver Note Issuer to support the purchase of the Buhrmann US Notes;

Silver Note Issuer Security Agreement means the Silver Note Issuer Security Agreement, dated as of the date hereof between the Silver Note Issuer, the Silver Note Purchaser, the Silver Security Agent, the Silver Account Bank and the Silver Cash Administrator;

Silver Note Purchase Agreement means the Silver Note Purchase Agreement dated as of the date hereof between the Silver Parent, the Silver Note Issuer, the Silver Note Purchaser, the Silver Security Agent and the Silver Cash Administrator;

Silver Note Purchase Facility means the note purchase facility entered into pursuant to the Silver Note Purchase Agreement under which the Silver Note Purchaser purchases Silver Notes issued by the Silver Note Issuer;

Back to Contents

Silver Note Purchaser means Erasmus Capital Corporation;

Silver Note Redemption Date means the stated maturity date of a Silver Note;

Silver Note Register means the register maintained by or on behalf of the Silver Note Issuer recording the details in respect of the relevant the Silver Notes;

Silver Note Registrar means the Silver Note Issuer or any successor thereto appointed in accordance with the Silver Note Conditions;

Silver Note Security means the security granted by the Silver Note Issuer, securing its obligations in respect of the Silver Notes, pursuant to the Silver Note Issuer Deed of Charge over the Silver Note Issuer Operating Account;

Silver Note Subscription Price means, in respect of an issue of Silver Notes, an amount equal the Erasmus CP Note Proceeds resulting from an issue of Erasmus CP Notes in relation to such Silver Notes issued in respect of the Buhrmann note programme;

Silver Parent means Buhrmann US Inc., or any other entity within the Buhrmann Group, which becomes the Member of the Silver Note Issuer in accordance with the Silver LLC Agreement;

Silver Secured Obligations means all indebtedness, liabilities and obligations of the Silver Note Issuer now or hereafter at any time and from time to time owing under the Silver Note Purchase Agreement, the Silver Cash Administration Agreement, the Silver Note Issuer Deed of Charge, the Silver Account Bank Agreement and the Silver Note Issuer Security Agreement, whether absolute, fixed or liquidated, contingent or unliquidated, and whether for principal, reimbursement obligations, interest, fees, cost, expenses or otherwise;

Silver Secured Parties means (a) the Silver Note Purchaser, (b) the Silver Security Agent, on behalf of itself and the Silver Note Purchaser, and (c) the Silver Account Bank;

Silver Securities Account means the securities account held at the Silver Account Bank (within the meaning of Section 8-501(a) of the UCC) in respect of which the Silver Account Bank is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and the Silver Security Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC);

Silver Security Agent means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch;

Silver Services & Indemnity Agreement means the Services & Indemnity Agreement dated November 30, 2005 relating to the provision of services with respect to the Silver Note Issuer, among Frank B. Bilotta, John M. Demilt, Global Securitization Services, LLC, the Silver Note Issuer and Buhrmann US Inc.;

Back to Contents

Silver Transaction Documents means:

(a)	the Silver Note Purchase Agreement;

(b)	the Silver Note Issuer Security Agreement;

(c)	the Silver Cash Administration Agreement;

(d)	the Silver Management Agreement;

(e)	the Silver Services & Indemnity Agreement;

(f)	the US Master Purchaser Funding Agreement;

(g)	the US Master Purchaser Guarantee and Security Agreement;

(h)	the Buhrmann Programme Fee Letter;

(i)	the Silver Note Issuer Deed of Charge;

(j)	the Silver Account Bank Agreement;

(k)	the Silver LLC Agreement;

(l)	this Deed; and

(m)	all documents contemplated in connection with or delivered in connection therewith.

Silver US Funding Rate means at any time for the period from the issue of the Silver Notes to the relevant Silver Note Redemption Date, a rate per annum equal to the sum of the amounts specified in, and without double counting, Clauses (a) through (d) of the definition of Silver Estimated Funding Costs and Clauses (i), (j) and (k) of the definition of Estimated Funding Costs denominated in US dollars divided by the aggregate Face Amount of all Securitised US Receivables at such time;

Special Member means, upon such person’s admission to the Silver Note Issuer as a member of the Silver Note Issuer pursuant to Section 3(c) of the Silver LLC Agreement, a person acting as either Springing Member 1 or Springing Member 2, in such person’s capacity as a member of the Silver Note Issuer. A Special Member shall only have the rights and duties expressly set forth in the Silver LLC Agreement;

Special Purpose Entity means an entity, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness that are substantially similar to the Special Purpose Provisions of the Silver LLC Agreement;

Back to Contents

Specified Denomination with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Specified Period with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Specified Time with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Springing Member means a person who is not a member of the Silver Note Issuer but who has signed the Silver LLC Agreement in order that, upon the conditions described in Section 3(c) of the Silver LLC Agreement, such person can become the Special Member without any delay in order that at all times the Silver Note Issuer shall have at least one member;

Stabilising Manager with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Standard & Poor’s or S&P means Standard and Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc. or its successor;

Sterling, sterling or £ means the lawful currency of the United Kingdom;

Stock Exchange means the Luxembourg Stock Exchange or any other stock exchange on which any MTNs may from time to time be listed or admitted to trading, and references to the relevant Stock Exchange shall, in relation to any MTNs, be references to the stock exchange or stock exchanges on which the MTNs are from time to time, or are intended to be, listed or admitted to trading;

Stop Funding Event means a European Stop Funding Event and/or a US Stop Funding Event, as the context requires;

Subscription Price means in respect of each Buhrmann Note, the amount at which such Buhrmann Note was subscribed, as set out in the Buhrmann Note Issue Notice delivered in respect of such Buhrmann Note;

Sub-Servicer means each Initial US Sub-Servicer, and each Additional Sub-Servicer;

Substituted Silver Note Issuer means, upon the termination, retirement or removal of the Silver Note Issuer, the entity that will replace the Silver Note Issuer pursuant to the provisions of the Silver Note Issuer Deed of Charge;

Successor means, with respect to the US Master Purchaser, the trustee in bankruptcy or other successor in interest of a Member following the event of bankruptcy, liquidation or consolidation or merger of the Member, in accordance with the LLC Agreement;

Back to Contents

Supplement means the pricing supplement issued in relation to a Tranche of MTNs (substantially in the form of Annex C to the MTN Procedures Memorandum) as a supplement to the MTN Offering Circular and giving details of that Tranche and, in relation to any particular Tranche of MTNs, applicable Supplement means the Supplement applicable to that Tranche;

Surplus Discount means, on any Calculation Date and in respect of each Receivable (a
Relevant Receivable):

where:

A	is the amount standing to the credit of the Discount Ledger on that Monthly Settlement Date attributable to or as provision for the payment in full of the relevant Master Purchaser Senior Expenses required to be paid or provided for on such Monthly Settlement Date;

B	is the aggregate of the Face Amounts of all Securitised US Receivables in respect of which the relevant Master Purchaser received payment from an Obligor during the preceding Calculation Period; and

C	is the Face Amount of the Relevant Receivable;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the definitive MTNs, such talons being in the form or substantially in the form set out in Part V of the Second Schedule of the MTN Trust Deed or in such other form as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s) and includes any replacements for Talons issued pursuant to MTN Condition 14;

TARGET means the Trans-European Automated Real-time Gross settlement Express Transfer system;

TARGET Day means a day on which the TARGET system is open for settlement of payments in euro;

Tax means any and all sales, use, gross receipts, general corporation, franchise, income, mortgage, profits, withholding, intangibles, property (tangible and intangible), privilege, license, value added, ad valorem, capital, severance, production, excise, stamp and other taxes, duties and other similar governmental charges and assessments imposed by or on behalf of any government or taxing authority (including interest, fines or penalties thereon and additions thereto), all present and future income and other taxes, duties, levies, assessments, imposts, deductions, charges and withholdings whatsoever together with interest thereon, additions to tax or duty and penalties and surcharges and fines with respect thereto, if any, and any payments made on or in respect thereof, and Taxes and Taxation shall be construed accordingly;

Back to Contents

Tax Credit means the refund of Tax or credit against Tax which has been effectively obtained by the relevant Master Purchaser, the European Receivables Warehouse Company, the Security Agent, the Silver Note Issuer or Erasmus on its overall net income by reason of an Additional Payment made by the relevant Originator to the US Master Purchaser in accordance with Clause 7.5 of the US Contribution Agreement, in each case in relation to the relevant Receivable;

Term means, in relation to any Erasmus Advance under the Erasmus Liquidity Facility Agreement the term for which such Erasmus Advance is borrowed as specified in the relevant Erasmus Notice of Drawdown related thereto;

Total Available Erasmus Liquidity Commitments means, in relation to the Liquidity Banks, the aggregate for the time being of their respective Erasmus Available Liquidity Commitments;

Total Liquidity Commitments means the aggregate of the Erasmus Liquidity Commitments denominated in US dollars of the Liquidity Banks under the Liquidity Facility Agreement in an initial amount as of the date hereof of US$51,000,000 or such other amount as may be agreed from time to time between Rabobank International, Erasmus and the Liquidity Banks;

Tranche means all MTNs which are identical in all respects (including as to listing);

Transaction Documents means this Deed, the Erasmus Documents, the Silver Transaction Documents, the US Contribution Agreement, the US Master Purchaser Funding Agreement, the European Master Purchaser Funding Deed, the Servicing Agreement, Buhrmann Programme Fee Letter, the European Receivables Warehouse Company Deed of Charge, the European Master Purchaser Deed of Charge, the US Master Purchaser Guarantee and Security Agreement, the Cash Management Agreement, the US Collection Account Agreement, the US Lock Box and Assigned Account Agreement, the Eligible US Collection Account Letter of Credit, the European Master Purchaser Corporate Administration Agreement, the European Receivables Warehouse Company Corporate Administration Agreement, the MTN Transaction Documents and any other agreement or document executed pursuant to or in connection with them;

Transaction Parties means the Parent, Buhrmann US, the Master Servicer, the US Master Purchaser, the European Master Purchaser, the US Originators, the European Receivables Warehouse Company, SSC, the Security Agent, the MTN Trustee, the MTN Security Trustee, MTN Agent, the Cash Manager, the European Master Purchaser Account Bank, the European Receivables Warehouse Company Account Bank, the MTN Issuer Account Bank, the US Master Purchaser Account Bank, the Luxembourg MTN Paying Agent, the Liquidity Agent, Erasmus, the MTN Issuer, the MTN Issuer Corporate Administrator, the Silver Note Issuer, the Silver Note Purchaser, the Silver Cash Administrator, the Silver Security Agent, the Silver Account Bank and the Liquidation Servicer;

Back to Contents

Transfer means, with respect to the US Master Purchaser, the assignment, giving, hypothecating, pledging, granting of a security interest in or otherwise transferring or disposing of any or all of a Member’s interest (or any interest therein) pursuant to the LLC Agreement;

Trust means, in relation to the MTN Issuer, the Silver Funding Charitable Trust;

Trust Corporation means a corporation entitled by rules made under the Public Note Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Unallocated US Dollar Cash Proceeds means, on any Business Day, all moneys standing to the credit of the US Collection Accounts on such Business Day that have not been determined by the Master Servicer under Section 2.2 of the US Collection Account Agreement to constitute proceeds of Securitised US Receivables or proceeds of Non-Securitised US Receivables;

Unapplied US Dollar Cash Proceeds means, on any Business Day, the sum, without duplication, of (x) the Unallocated US Dollar Cash Proceeds and (y) the amount credited to the US Collection Account on such Business Day;

Uniform Commercial Code means, unless otherwise specified, the Uniform Commercial Code in effect in the State of New York;

United States means the United States of America (including the States thereof and the District of Columbia) and, where applicable, its territories, its possessions and other areas subject to its jurisdiction;

US Asset Liability Test will be satisfied in respect of US Dollars if:

A – C is equal to or greater than B

where:

A	is the US Net Pool Balance plus (i) any additional cash contributions made by any member of the US Master Purchaser that have been transferred to the US Master Purchaser Transaction Account to be used as US Master Purchaser Available Funds and (ii) any amounts available under any Letter of Credit and any cash collateral provided by the Parent (save to the extent that such amounts are used for the purposes of the European Asset Liability Test) under the Buhrmann Securitisation Programme;

Back to Contents
B	is the sum of the Discounted Value of Buhrmann US Notes then outstanding at the end of such Business Day; and

C	is the Required Reserve Amount denominated in US Dollars;

US Asset Test means (A) the US Net Pool Balance minus (B) the product of (x) the US Net Pool Balance and (y) the Discount Percentage in respect of US dollars minus (C) the Required Reserve Amount;

US Average Default Ratio means on any Business Day the average of the Default Ratio in respect of US Dollars on the most recent Calculation Date and the preceding two Calculation Dates;

US Average Delinquency Ratio means on any Business Day the average of the Delinquency Ratio in respect of US Dollars on the most recent Calculation Date and the preceding two Calculation Dates;

US Average Dilution Ratio means on any Business Day the average of the Dilution Ratio in respect of US Dollars on the most recent Calculation Date and the preceding two Calculation Dates;

US Closing Date means the date of this Deed;

US Collection Account means each of account No. 232-776-5, No. 232-808-6 and No. 209-708-7, each in the name of the US Master Purchaser with the US Collection Account Bank;

US Collection Account Agreement means the collection account agreement dated as of 28 September 2001, as amended and restated as of 18 July 2003 and 16 April 2003, between the US Master Purchaser, the US Originators, the Master Servicer, the US Collection Account Bank and the Security Agent;

US Collection Account Bank means Harris Trust and Savings Bank and/or such other banks appointed from time to time in replacement thereof or in addition thereto with the consent of the Security Agent and the Buhrmann US Note Purchasers and which enter into an agreement on substantially similar terms as the US Collection Account Agreement;

US Collection Account Protection Notice means the notice provided for in Section 1 of the US Lock Box and Assigned Account Agreement;

US Contribution Agreement means the agreement in respect of US Receivables dated as of 28 September 2001, as amended and restated as of 18 July 2002 and 16 April 2003, and entered into between the US Master Purchaser, the Security Agent, the Parent and the US Originators;

US dollars, US Dollars, $ or US$ means the lawful currency of the United States;

Back to Contents

US Dollar Securitisation CP Limit means US$50 million;

US Eligibility Criteria means the eligibility criteria set out in Schedule 1 of the US Contribution Agreement in relation to the US Receivables;

US Funding Rate means, at any time for the period from the issue of Buhrmann US Notes to the relevant Redemption Date, a rate per annum equal to (1) the sum of the amounts specified in Clauses (a) through (l) of the definition of Estimated Funding Costs denominated in US dollars divided by (2) the aggregate Face Amount of all Securitised US Receivables at such time;

US Letter of Credit means the letter of credit No. S-14328 issued by Bankers Trust Company in favour of Deutsche Trustee Company Limited (formally known as Bankers Trust Company Limited) dated 8 October 2001 for an aggregate amount of up to, but not exceeding, US$30 million, which may be renewed from time to time or which may be superseded and replaced on or around the date hereof;

US Lock Box and Assigned Account Agreement means the lock box and assigned account agreement dated as of 28 September 2001 between the US Collection Account Bank, the US Master Purchaser, the Master Servicer and the Security Agent, relating to the lock box accounts identified on a schedule attached to such agreement;

US Master Purchaser means Buhrmann Silver US LLC;

US Master Purchaser Account Bank means Deutsche Bank AG, New York;

US Master Purchaser Accounts means the US Master Purchaser Transaction Account, the US Master Purchaser Investment Accounts and the US Master Purchaser MTN Principal Reserve Account;

US Master Purchaser Available Funds means in respect of any Business Day:

(a)	all moneys transferred or otherwise credited to the US Master Purchaser Transaction Account from the US Collection Account as at the opening of business on that Business Day;

(b)	all amounts drawn under any Eligible US Collection Account Letters of Credit following a Buhrmann Termination Event;

(c)	the proceeds of any Buhrmann US Notes issued on that Business Day or issued on any preceding Business Day and not fully utilised and any additional cash capital contribution made (or deemed to be made) by any member to the US Master Purchaser; and

(d)	any Silver Capital Contribution Amounts;

Back to Contents

US Master Purchaser Collateral has the meaning specified in Clause 3 of the US Master Purchaser Guarantee and Security Agreement;

US Master Purchaser Deposit Accounts means the US Master Purchaser Transaction Account and the US Master Purchaser MTN Principal Reserve Account;

US Master Purchaser Enforcement Notice means in respect of the Buhrmann US Notes, a notice served by the Security Agent on the US Master Purchaser pursuant to Buhrmann US Note Condition 10;

US Master Purchaser Event of Default means the occurrence of any of the events set out in Buhrmann US Note Condition 10;

US Master Purchaser Funding Agreement means the agreement dated as of 28 September 2001 and 30 November, 2005, as amended and restated, relating to the issue by the US Master Purchaser of Buhrmann US Notes from time to time between the US Master Purchaser, the Buhrmann US Note Purchasers, the Security Agent, the Master Servicer and the Parent;

US Master Purchaser Guarantee and Security Agreement means the US Master Purchaser Guarantee and Security Agreement, dated as of September 28, 2001 and amended and restated on July 18, 2002 and November 30, 2005, among the US Master Purchaser, the Silver Note Issuer, the MTN Issuer, the Cash Manager, the US Master Purchaser Account Bank, the Master Servicer, the Security Agent and the Liquidation Servicer;

US Master Purchaser Guaranteed Obligations has the meaning specified in Clause 2.2 of the European Master Purchaser Deed of Charge;

US Master Purchaser Indemnities means all amounts due and payable by the US Master Purchaser from time to time under Clause 7.1, 7.2, 9.2, 11.1(w) or 13 of the US Master Purchaser Funding Agreement, Clause 11.1, 11.8 or 11.10 of the Cash Management Agreement, Clause 2.10, 14.1, 14.2, 14.3 or 14.4 of the US Master Purchaser Guarantee and Security Agreement, Clause 17.2 or 23 of the Servicing Agreement, and any other indemnity or similar payments due and payable by the US Master Purchaser under the Transaction Documents;

US Master Purchaser Investment Accounts means the US Master Purchaser Transaction Investment Account and the US Master Purchaser MTN Principal Reserve Investment Account;

US Master Purchaser MTN Principal Reserve Account means the account of the US Master Purchaser (account number 00-414-967) with the US Master Purchaser Account Bank;

Back to Contents

US Master Purchaser MTN Principal Reserve Amount means with respect to any Accumulation Period and with respect to any MTN denominated in US dollars that is specified in the applicable Supplement to be redeemable on the related MTN Expected Maturity Date, and amount equal to a third of the nominal amount of any such MTN;

US Master Purchaser MTN Principal Reserve Investment Account means the account of the US Master Purchaser (account number 00-631-998) with the US Master Purchaser Account Bank;

US Master Purchaser Post-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 8.3 of the US Master Purchaser Guarantee and Security Agreement;

US Master Purchaser Pre-Enforcement Priority of Payments means the order of priorities set out in Clause 7.3 of the US Master Purchaser Guarantee and Security Agreement;

US Master Purchaser Priority of Payments means the US Master Purchaser Pre-Enforcement Priority of Payments and/or the US Master Purchaser Post-Enforcement Priority of Payments, as the context requires;

US Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the US Master Purchaser:

(a)	to the Security Agent, the Liquidation Servicer, any Receiver, any Manager, the US Master Purchaser Secured Parties and the Buhrmann US Noteholders under or pursuant to the US Master Purchaser Guarantee and Security Agreement and the Buhrmann US Notes;

(b)	to the Cash Manager (in its capacity as cash manager for the US Master Purchaser) under the Cash Management Agreement; and

(c)	to any Buhrmann US Note Purchaser under the US Master Purchaser Funding Agreement and the US Master Purchaser Guarantee and Security Agreement;

US Master Purchaser Secured Parties means each of:

(a)	the Security Agent;

(b)	the Cash Manager (in its capacity as cash manager for the US Master Purchaser);

(c)	the Buhrmann US Noteholders;

(d)	each Buhrmann US Note Purchaser;

Back to Contents
(e)	with respect to the obligations of the US Master Purchaser under Clause 2 of the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Secured Creditors;

(f)	the Liquidation Servicer; and

(g)	such other persons who may from time to time be acceded as a beneficiary of the US Master Purchaser Guarantee and Security Agreement;

US Master Purchaser Senior Expenses means the amounts set out in paragraphs (a) to (d) of the US Master Purchaser Pre-Enforcement Priority of Payments;

US Master Purchaser Transaction Account means the account of the US Master Purchaser (account number 00-415-003) with the US Master Purchaser Account Bank;

US Master Purchaser Transaction Investment Account means the account of the US Master Purchaser (account number 00-631-916) with the US Master Purchaser Account Bank;

US Net Pool Balance means Net Pool Balance in USD;

US Originators means the Initial US Originator and any Additional US Originators from time to time;

US Receivable means a US dollar denominated Receivable in respect of a contract entered into between a US Originator and an Obligor;

US Registrar means, in respect of the Buhrmann US Notes, the US Master Purchaser or any successor thereto appointed in accordance with Clause 19 of the Servicing Agreement and in accordance with the Buhrmann US Note Conditions;

US Securitisation Availability Period means the US Securitisation CP Availability Period and/or, the US Securitisation MTN Availability Period, as the context requires;

US Securitisation CP Availability Period means the period from and including the US Closing Date to, but excluding, the earlier of (i) the Liquidity Termination Date, (ii) the occurrence of an Early US Amortisation Event, (iii) the occurrence of a US Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iv) the occurrence of a Buhrmann Termination Event;

US Securitisation Facility means the committed note issuance facility granted to the US Master Purchaser to enable the US Master Purchaser to raise funds by issuing Buhrmann US Notes to one or more Buhrmann US Note Purchasers;

US Securitisation MTN Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the occurrence of an Early US Amortisation Event, (ii) the occurrence of a US Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iii) the occurrence of a Buhrmann Termination Event;

Back to Contents

US Stop Funding Event means the occurrence of any of the following on any Business Day:

(a)	the US Master Purchaser has insufficient availability under the US Securitisation Facility to pay the Initial Purchase Price in respect of any US Receivable;

(b)	a Buhrmann Termination Event has occurred;

(c)	on the immediately preceding Calculation Date the US Average Default Ratio exceeds 4 per cent.;

(d)	on the immediately preceding Calculation Date the US Average Delinquency Ratio exceeds 8.5 per cent.;

(e)	on the immediately preceding Calculation Date the US Average Dilution Ratio exceeds 9 per cent.;

(f)	on the immediately preceding Calculation Date the Average US Days Sales Outstanding exceeds 70 days;

(g)	the Maximum Right of Set-Off Limit is or would be exceeded on that Business Day;

(h)	the Security Agent certifies that any change in any relevant applicable law or regulation has impaired the ability of the Security Agent to enforce its rights under, or to perfect any material part of the security created by, the US Master Purchaser Guarantee and Security Agreement;

(i)	the Master Servicer’s Daily Report in respect of the immediately preceding Business Day has not been received by the Cash Manager on that Business Day;

(j)	after giving effect to the issue of Buhrmann US Notes to be issued on such Business Day and the application by the US Master Purchaser of the proceeds thereof, the US Asset Liability Test would not be satisfied; or

(k)	on the immediately preceding Monthly Determination Date the undrawn portion of the MTN Issuer US Dollar Liquidity Facility Limit is less than the product of: (x) 3.5 divided by 12; and (y) the Estimated Funding Costs of the MTN Issuer denominated in US Dollars on that Monthly Determination Date;

US Sub-Servicer means any of the Initial US Sub-Servicers and any Additional Sub-Servicer that accedes to all of the Transaction Documents to which the Initial US Sub-Servicers are party;

Back to Contents

Utilised Commitments means, at any time, the aggregate at such time of all outstanding Erasmus Advances made by one or more of the Liquidity Banks under the Erasmus Liquidity Facility Agreement;

Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA;

Yield Proportion means on any date is a fraction (expressed as a percentage) calculated as (i) B divided by (ii) (A+B),

Where:

A	is the yield on the relevant Buhrmann Notes held by or on behalf of the MTN
Issuer on such date; and

B	is the yield on the relevant Buhrmann Notes held by or on behalf of the Silver
Note Issuer on such date.

2.2 Any reference in any Transaction Document to:

administration, bankruptcy, liquidation, dissolution, receivership or winding-up of a person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;

an affiliate of any company or corporation means, in relation to any person, a subsidiary of that person, a holding company of that person or any other subsidiary of that holding company;

agreed form means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification;

Clause, Recital, Appendix or Schedule in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document;

holding company means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary;

indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; a person shall be construed as being insolvent if such person goes into administration, bankruptcy, liquidation, dissolution, receivership or winding-up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets;

Back to Contents

month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);

person or Person means, in respect of the LLC Agreement, any individual, partnership, limited liability company, corporation, trustee, statutory business, trust or other legal entity, including any nation or state or any government, agency or instrumentality thereof or therein, and in all other cases shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership, limited liability company, trustee or statutory business trust (whether or not having separate legal personality) of two or more of the foregoing;

stamp duty shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same);

a subsidiary of a company or corporation shall be construed as a reference to any company or corporation (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and

Value Added Tax and VAT shall be construed as a reference to value added tax under the laws of any jurisdiction.

2.3     The headings in any Transaction Document shall not affect its interpretation. References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.

2.4     Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.

Back to Contents
2.5 Unless the context otherwise requires, any reference in any Transaction Document to:

(a)	any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)	any statutory provision or legislative enactment shall be deemed also to refer to any re-enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(c)	any party to a Transaction Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time; and

(d)	a person shall include a reference to an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context requires.

2.6 Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrear on the basis of a year divided into twelve months of 30 days each in respect of any calculation of an amount denominated in US dollars.

AGREEMENT

3.     The parties hereto acknowledge that the provisions contained in Clauses 4 to 17 (inclusive) shall, except where the context otherwise requires and save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.

ADDITIONAL ORIGINATORS

4.1 A member of the Buhrmann Group shall be entitled to become an Additional Originator and/or an Additional Sub-Servicer if:

(a)	its country of incorporation is an Eligible Originator Country;

(b)	each of the Security Agent, the Silver Security Agent and each relevant Buhrmann Note Purchaser confirm that:

Back to Contents
(i)	the Rating Condition is satisfied; and

(ii)	in the case of an Additional US Originator, such Additional US Originator has become a member of the US Master Purchaser in accordance with Section 9.6 of the LLC Agreement;

provided that the condition under this section 4.1(b)(i) does not need to be satisfied in respect of such Additional Originator whose securitisable receivables represent 5% or less of the Securitised US Receivables.

4.2     Delivery of an Originator Accession Agreement and/or entry into the relevant Transaction Documents constitutes confirmation by the relevant company in respect of which it is delivered that the representations and warranties referred to in Schedule 5 (Representations and Warranties) to the European Master Purchaser Funding Deed or Schedule 4 to the US Master Purchaser Funding Agreement, as the case may be, to be made by that company on the date of the Originator Accession Agreement are correct, as if made by it with reference to the facts and circumstances then existing.

JURISDICTION

Submission to Jurisdiction

5.1     Subject to Clauses 5.3 and 5.6, each party agrees that the courts of England (except if otherwise set out in any of the Transaction Documents) shall have exclusive jurisdiction to settle any dispute (including, without limitation, claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by the Transaction Documents or otherwise arising in connection with the same and for such purposes irrevocably submit to the jurisdiction of the courts of England.

5.2     Without prejudice to any other mode of service:

(a)	unless expressly otherwise agreed in any of the Transaction Documents:

	(i)	each of the Dutch Originators, the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser, the Master Servicer and the Parent appoint the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 5.1 and agrees to maintain the process agent in England notified to the Security Agent:

Buhrmann UK Limited Tameside Drive Holford Birmingham West Midlands B6 7AY

Back to Contents
	(ii)	the MTN Issuer and Deutsche Bank AG agree to accept service of process at the London Branch of Deutsche Bank AG (attention Legal Department from time to time);

	(iii)	the Silver Note Purchaser agrees to accept service of process at the London Branch of Rabobank International (attention Legal Department from time to time);

(b)	each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned;

(c)	each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.

5.3 It is expressly agreed and acknowledged that the provisions of Clauses 5.1 and 5.2 shall not apply in respect of the following Transaction Documents:

(a)	each European Receivables Warehouse Company Dutch Collection Claims Pledge Agreements;

(b)	each Power of Attorney executed by a Dutch Originator;

(c)	the European Receivables Warehouse Company German Law Pledge Agreement;

(d)	the Silver Note Purchase Agreement;

(e)	the Standby Letter of Credit Accession Notice;

(f)	the US Contribution Agreement;

(g)	the US Master Purchaser Funding Agreement;

(h)	the US Master Purchaser Guarantee and Security Agreement;

(i)	the US Collection Account Agreement;

(j)	the US Lock Box and Assigned Account Agreement;

(k)	the MTN Issuer Dutch Law Pledge Agreement;

(l)	the MTN Issuer German Law Pledge Agreement;

(m)	the MTN Issuer US Security Agreement;

Back to Contents
(n)	the MTN Issuer Administration Agreements;

(o)	the Silver LLC Agreement;

(p)	the Silver Cash Administration Agreement;

(q)	the Silver Note Issuer Security Agreement;

(r)	the Silver Note Purchase Agreement;

5.4     Agent for service of process: Each party shall at all times maintain an agent for service of process and any other documents in proceedings in Luxembourg, Germany, The Netherlands, Jersey, and New York or any other proceedings in connection with this Deed. Such agent for service for each jurisdiction to be notified to the Security Agent within 30 days after such party becomes a party to this Deed:

Each party irrevocably undertakes not to revoke the authority of such agents, except where any such agent refuses to act as agent for any party, ceases to exist or it or any of its directors, partners or officers is convicted of a crime of dishonesty in which circumstances a party may revoke the authority of its agent and appoint another person in that jurisdiction as its agent (provided that such person is willing to act as its agent) in which circumstances the party shall provide written notice to all other parties of its new agent’s identity and address together with evidence of their willingness to act.

5.5 Forum Conveniens and enforcement abroad: Each party:

(a)	waives any objection to the choice of or submission to the English courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with any Transaction Documents; and

(b)	agrees that a judgment, declaration or order (whether interim or final) of an English court in connection with any Transaction Documents is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

5.6 Non-exclusivity: Nothing in this Clause 5 limits the right of a party to bring proceedings against the relevant party in connection with any Transaction Documents:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

FURTHER ASSURANCES

6.1 Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or desirable to implement and/or give effect to each Transaction Document and the transactions contemplated thereby.

Back to Contents
6.2 In addition, each member of the Buhrmann Group which is a party to this Deed agrees that it, any of its subsidiaries and its employees or directors will cooperate in all respects with the other parties hereto, and shall, in a timely manner, execute such further agreements, instruments, declarations, consents and other documents, provide such further information in relation to any member of the Buhrmann Group and/or the business and/or its operations, and take such further actions as the other parties may from time to time reasonably request in connection with:

(a)	the accession of any further Buhrmann European Note Purchaser to the European Master Purchaser Funding Deed or any further Buhrmann US Note Purchaser to the US Master Purchaser Funding Agreement and any course of action incidental thereto, including, without limitation, any action required in connection with the issue of any securities by any further Buhrmann Note Purchaser to fund the purchase from time to time of Buhrmann Notes and any action required in connection with the rating, listing or marketing of such securities;

(b)	the application by the European Receivables Warehouse Company for a Luxembourg tax ruling;

(c)	the application by the European Master Purchaser for a Dutch tax ruling;

(d)	the accession of any Additional Jurisdiction Originator and/or Additional Sub-Servicer; and

(e)	any amendments to the Transaction Documents, or the entering into of any additional Transaction Documents, in each case which are thought necessary or desirable by any of the other parties hereto in order to correct any manifest error in any of the Transaction Documents, to reflect accurately the commercial intentions of the parties as at the European Closing Date, the US Closing Date or the MTN Closing Date, as the case may be, or to remedy any defects in the Transaction Documents which become apparent as a result of the performance by the parties thereto of their obligations thereunder, including without limitation as a result of the operation of the computer systems of the European Receivables Warehouse Company, the European Master Purchaser, the US Master Purchaser and/or the Master Servicer.

NOTICES

7.1 Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the number set out in Clause 7.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 7.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 7.1). Any notice so served by hand, fax or post shall be deemed to have been duly given:

Back to Contents
(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. on the second Business Day following the date of posting,

provided that in each case where delivery by hand or fax occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Security Agent, the Master Servicer and the Rating Agencies.

7.2     The addresses and fax numbers of the parties for the purpose of Clause 7.1 are as follows:

Buhrmann N.V.	Address:	Hoogoorddreef 62
1101 BE Amsterdam
P.O. Box 23456
1100 DZ Amsterdam
The Netherlands

	Fax:	+ 31 20 651 10 17

	For the attention of:	The Group Treasurer

Buhrmann US Inc.	Address:	C/o Hoogoorddreef 62
1101 BE Amsterdam
P.O. Box 23456
1100 DZ Amsterdam
The Netherlands

	Fax	+ 31 20 651 10 17

	For the attention of:	The Group Treasurer

Back to Contents
Buhrmann Silver US LLC	Address:	1 Environmental Way
Broomfield, CO 80021-
3416

	Fax:	+31 20 651 10 17

	For the attention of:	The Group Treasurer

Buhrmann Stafdiensten B.V.	Address:	Hoogoorddreef 62
1101 BE Amsterdam
Zuidoost
The Netherlands

	Fax:	+31 20 651 10 17

	For the attention of:	The Group Treasurer

Buhrmann Silver S.A.	Address:	398 Route D’Esch
L-1471 Luxembourg

	Fax:	+352 49 48 48 2900

	For the attention of:	Mr. G. Becquer

With a copy to:

	Address:	Ilgatlaan 9, 3500 Hasselt,
Belgium
	Fax:	+32 11 37 60 44

	For the attention of:	The Managing Director

Buhrmann SSC (Europe) N.V.	Address:	Ilgatlaan 9
3500 Hasselt
Belgium

	Fax:	+32 11 37 60 44

	For the attention of:	The Managing Director

Back to Contents
Corporate Express Office	Address:	1 Environmental Way
Products, Inc.		Broomfield, Colorado
80021-3416
United States

	Fax:	303-664-3604

	For the attention of:	The Treasurer

Corporate Express of Texas,	Address:	1 Environmental Way
Inc.		Broomfield, Colorado
80021-3416
United States

	Fax:	303-664-3604

	For the attention of:	The Treasurer

A.S.A.P. Software Express,	Address:	850 Asbury Drive
Inc.		Buffalo Grove
Illinois 60089
United States

	Fax:	+1 847 465 3277

	For the attention of:	The Controller

Silver Securitisation B.V.	Address:	Herengracht 450
1017 CA Amsterdam
The Netherlands

	Fax:	+31 20 620 8389

	For the attention of:	The Managing Director

Deutsche Trustee Company	Address:	Winchester House
Limited		1 Great Winchester Street
London
EC2N 2DB

	Fax:	44 20 7547 6732

	For the attention of:	The Managing Director

Back to Contents
Deutsche Bank AG London	Address:	Winchester House
1 Great Winchester Street,
London
EC2N 2DB

	Fax:	44 20 7547 5782

	For the attention of:	Structured Products Group
Manager

Deutsche Bank AG	Address:	Herengracht 450
Amsterdam		1017 CA Amsterdam
The Netherlands

	Fax:	31 20 620 8389

	Telex:	12029

	For the attention of:	Susanne Baltes

Deutsche Bank Luxembourg S.A.	Address:	2 Boulevard Konrad
Adenauer
L-115 Luxembourg

	Fax:	0352 47 31 36

	For the attention of:	Adriano Vinciotti

Deutsche Bank AG New York	Address:	60 Wall Street, New York,
Branch		New York 10005

	Fax:	212-469-7210

	For the attention of:	Global Asset
Securitization, New York

Back to Contents
Erasmus Capital Corporation	Address:	c/o Global Securitization
Services, LLC
114 West 47th Street
Suite 1715
New York
New York 10036
U.S.A.

	Fax:	+ 1 212 302 8767

	For the attention of:	Frank Bilotta

Silver Funding Limited	Address:	Whiteley Chambers
Don Street
St. Helier
Jersey
Channel Islands

	Fax:	+ 44 1534 735328

	Telex:	4192144

	For the attention of:	Richard Thomas

Deutsche International	Address:	P.O. Box 727
Corporate Services Limited		St. Paul’s Gate
New Street
St. Helier
Delaware JE4 8ZB
Channel Islands

	Fax:	+ 44 1534 889884

	Telex:	4192007 MG JAY G

	For the attention of:	Mark Rumbold

Deutsche International Trust	Address:	Herengracht 450
Company N.V.		1017 CA, Amsterdam
The Netherlands

	Fax:	+31 20 620 8389

	For the attention of:	Jan Rouppe-Van-der-Voort

Back to Contents
Postbank N.V.	Address:	De Amsterdamse Poort
Locatie code HG 02.02
P.O. Box 1800
1000 BV Amsterdam ZO
The Netherlands

	Fax:	+31 20 652 20 30

	For the attention of:	M F Boumans

ABN Amro Bank N.V.	Address:	Global Clients Amsterdam
Gustav Mahlerlaan 10
Postbus 90
1000 AB Amsterdam
The Netherlands

	Fax:	+31 20 628 77 55

	For the attention of:	Mr F.L.D. Nivard

Harris Bank and Trust	Address:	111 West Monroe Street
Company		Chicago, IL 60690
United States

Fax:

For the attention of:

Rabobank International,	Address:	Thames Court
London Branch		One Queenhithe
London EC4V 3RL

	Fax:	+44 20 7809 3500

	For the attention of:	Legal Department

Buhrmann Silver Financing,	Address:	c/o Global Securitization
LLC		Services LLC, 114 West
47th Street, New York,
New York 10036

	Fax:	+ 1 212 302 8767

	For the attention of:	Frank Bilotta

Back to Contents

A party may notify any of the other parties to any of the Transaction Documents including without limitation the Dutch Collection Account Banks of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 7.2, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

WAIVERS; REMEDIES CUMULATIVE

8.1     No failure or delay by any party hereto in exercising any right, power or privilege under this Deed or any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any Transaction Document to which it is a party or at law.

8.2     The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing.

8.3     The rights, powers and remedies provided in this Deed and any Transaction Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

MODIFICATION AND WAIVER

9.     No amendment, modification or variation of any or all of the Transaction Documents shall be effective unless it is in writing and signed by or on behalf of each of the parties to the relevant Transaction Document to be so modified or varied.

ENTIRE AGREEMENT

10.   Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein. It is agreed that:

(a)	no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;

Back to Contents
(b)	except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party;

(c)	this Clause shall not exclude any liability for fraudulent misrepresentation.

LIMITED RECOURSE AND NON PETITION

11.1   Limited Recourse: Notwithstanding any other provision of this Deed and the other Transaction Documents, each Transaction Party agrees and acknowledges with the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser and the MTN Issuer that, save as otherwise provided for in any Transaction Document:

(a)	it will only have recourse in respect of any amount, claim or obligation due or owing to it by the US Master Purchaser, the European Receivables Warehouse Company and the MTN Issuer, as referred to in Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clauses 7.3 and 8.3 of the European Master Purchaser Deed of Charge, Clauses 7.3 and 8.3 of the European Receivables Warehouse Company Deed of Charge, Clauses 7.2, 7.3, 8.3 and 8.4 of the MTN Issuer Deed of Charge, Clauses 5.2 and 6.3 of the Silver Note Issuer Deed of Charge and Clauses 6.7 and 7.2 of the Silver Note Issuer Security Agreement (the Claims) only to the extent of available funds pursuant to Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clauses 7.3 and 8.3 of the European Master Purchaser Deed of Charge, Clauses 7.3 and 8.3 of the European Receivables Warehouse Company Deed of Charge and Clauses 7.2, 7.3, 8.3 and 8.4 of the MTN Issuer Deed of Charge, Clauses 5.2 and 6.3 of the Silver Note Issuer Deed of Charge and Clauses 6.3 and 7.2 of the Silver Note Issuer Security Agreement, as applicable and subject to the provisos in such Clauses, which shall be applied by the Security Agent and the MTN Security Trustee, as the case may be, subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;

(b)	following the application of funds following enforcement of the security interests created under the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed of Charge, as applicable, subject to and in accordance with Clause 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clause 8.3 of the European Master Purchaser Deed of Charge, Clauses 8.3 of the European Receivables Warehouse Company Deed of Charge, Clauses 8.3 and 8.4 of the MTN Issuer Deed of Charge, Clause 6.3 of the Silver Note Issuer Deed of Charge and Clause 7.2 of the Silver Note Issuer Security Agreement, the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser and the MTN Issuer will have no assets available for payment of their obligations under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge, the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the MTN Issuer Deed of Charge and the other Transaction Documents other than as provided for pursuant to the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed of Charge, as applicable, and that their respective Claims will accordingly be extinguished to the extent of any shortfall; and

Back to Contents
(c)	the respective obligations of the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser and the MTN Issuer under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed, the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the other Transaction Documents will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

11.2   Non Petition: each Transaction Party (acting in any capacity whatsoever) hereby agrees and acknowledges with the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser, the MTN Issuer, the MTN Security Trustee and the Security Agent that it shall not:

(a)	take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser, Erasmus, the Silver Note Issuer, the Silver Note Purchaser and the MTN Issuer, as applicable or of their revenues and assets (other than as permitted by the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge, the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the MTN Issuer Deed) nor take any steps for the assets of the European Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser, the US Master Purchaser or the MTN Issuer to be declared en désastre; or

Back to Contents
(b)	take any steps for the purpose of obtaining payment of any amounts payable to it under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge, the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge and the MTN Issuer Deed or any other Transaction Document and shall not take any steps to recover any debts whatsoever owing to it by the European Master Purchaser, the European Receivables Warehouse Company, Erasmus, the Silver Note Issuer, the Silver Note Purchaser, the US Master Purchaser or the MTN Issuer (other than in accordance with the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge, Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge or the MTN Issuer Deed).

11.3    Recourse Against Certain Parties: No recourse under any obligation, covenant, or agreement of any European Receivables Warehouse Company Secured Creditor (acting in any capacity whatsoever), any European Master Purchaser Secured Creditor (acting in any capacity whatsoever, including as a Buhrmann European Noteholder), any US Master Purchaser Secured Party (acting in any capacity whatsoever, including as a Buhrmann US Noteholder), any MTN Issuer Secured Creditor (acting in any capacity whatsoever, including as an MTN Noteholder) or any Silver Secured Party (acting in any capacity whatsoever, including as Silver Noteholder) contained in any Transaction Document shall be had against any shareholder, officer or director of any European Receivables Warehouse Company Secured Creditor, any European Master Purchaser Secured Creditor, any US Master Purchaser Secured Party or any MTN Issuer Secured Creditor as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of each European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or each MTN Issuer Secured Creditor or any Silver Secured Party (acting in any capacity whatsoever, including as Silver Noteholder) and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or any MTN Issuer Secured Creditor or any Silver Secured Party (acting in any capacity whatsoever, including as Silver Noteholder) as such, or any of them, under or by reason of any of the obligations, covenants or agreements of any European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or any MTN Issuer Secured Creditor or any Silver Secured Party (acting in any capacity whatsoever, including as Silver Noteholder) contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

Back to Contents

CONDITIONS PRECEDENT

12.     Any amendment and restatement to the Transaction Documents shall not come into effect until each of the items set out in Schedule 2 have been satisfied or delivered to the Cash Manager and the Security Agent, each in such form and substance as is satisfactory to the Cash Manager.

MISCELLANEOUS PROVISIONS

Evidence of indebtedness

13.1    In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of the Security Agent shall, unless otherwise provided in the Transaction Document or this Deed, or in the case of manifest error, be prima facie evidence that such amount is in fact due and payable.

Severability

13.2    Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.

Assignability

13.3    Save as specifically provided in any Transaction Document, none of the rights or obligations of the parties to any Transaction Document may be assigned or transferred to any other person without the prior written consent of the Security Agent save that:

(a)	the European Master Purchaser or the US Master Purchaser may assign its rights and benefits under the European Master Purchaser Funding Deed or the US Master Purchaser Funding Agreement, as the case may be, to the Security Agent pursuant to the European Master Purchaser Deed of Charge;

(b)	the Security Agent may assign any or all of its rights or benefits under the European Master Purchaser Funding Deed to any successor or additional security agent appointed pursuant to the European Master Purchaser Deed of Charge or the US Master Purchaser Guarantee and Security Agreement, as the case may be; and

(c)	the Silver Security Agent may assign any or all of its rights or benefits under the Silver Note Issuer Security Agreement and/or the Silver Note Issuer Deed of Charge to any successor or additional security agent appointed pursuant to, as applicable, the Silver Note Issuer Security Agreement or the Silver Note Issuer Deed of Charge.

Back to Contents

No Set-Off

13.4    Except as otherwise provided in the Transaction Documents, all payments required to be made under the Transaction Documents (including any Buhrmann Note) shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, save as provided by mandatory provisions of law.

Indemnity for Fees, Costs and Expenses

13.5    Buhrmann US hereby agrees to indemnify each Originator for the total amount of all fees, costs and expenses incurred by it under any of the Transaction Documents.

Payments made by SSC

13.6    Without prejudice to any other provision of any of the Transaction Documents, to the extent that any payment obligation is required to be made by a Buhrmann subsidiary, such payment obligation shall be deemed satisfied if paid in full and on time by SSC and SSC shall be entitled to be reimbursed by the relevant Buhrmann subsidiary to the extent such subsidiary has funds available and is permitted to make such payment under the Transaction Documents. Nothing in this Clause shall prejudice any right or claim that any party to any of the Transaction Documents may have against the relevant Buhrmann subsidiary and the Buhrmann subsidiary shall remain liable and responsible for such payment.

Calculations in accordance with IFRS

13.7    All accounting measures (including but not limited to EBITDAE, cash interest expense, capital expenditures etc) not defined in this agreement shall be deemed defined in accordance with International Financial Reporting Standards (IFRS).

The calculations pursuant to the Buhrmann Group Leverage Ratio, the Buhrmann Group Interest Coverage Ratio and the Buhrmann Group Fixed Charge Coverage Ratio shall be made in accordance with IFRS it being understood that, consistent therewith, all amounts used in making such calculations shall be determined in euros, converting all amounts in other currencies into euros in a manner consistent with IFRS, except that, for the purposes of calculating the numerator only of the Buhrmann Group Leverage Ratio any amounts expressed in currencies other than euros shall be converted into euros for the exchange of such currency into euros for the period of 30 consecutive days ending one Business Day prior to the respective determination of the Buhrmann Group Leverage Ratio.

Back to Contents

To the extent any acquisition and/or divestment of equity interests and/or assets constituting an entire business has occurred during the relevant test period, EBITDAE (for purposes of the calculations pursuant to the Buhrmann Group Leverage Ratio) for the Buhrmann Group shall be determined for the respective test period on a pro forma basis for such occurrences.

Payment of fees

13.8     The parties hereto agree that the payment of fees by any Buhrmann Group entity pursuant to the Buhrmann Programme Fee Letter or other relevant Transaction Documents shall be sufficient to discharge the relevant Buhrmann Group entity from its obligation to pay in respect of that fee payment only and for the avoidance of doubt, there shall be no double counting or double payment in relation to the fees pursuant to the Buhrmann Programme Fee Letter and other relevant Transaction Documents.

COUNTERPARTS

14.      Each of the Transaction Documents, including this Master Definitions and Framework Deed, can be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

GOVERNING LAW

15.      This Deed shall be governed by, and construed in accordance with, the laws of England; provided that any definitions or provisions contained herein that are incorporated into any agreement, instrument or other document governed by the law of the State of New York or the law of the State of Delaware shall, as so incorporated, be governed by and construed in accordance with the law of the State of New York or the law of the State of Delaware, respectively.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

16.      In relation to each Transaction Document, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms thereof.

APPLICATION OF TRUSTEE ACTS

17.1    Disapplication of Trustee Acts: To the fullest extent permitted by law, none of Parts II, III, IV, or V of the Trustee Act 2000 in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 shall apply to any trust constituted by the Transaction Documents or to the role of the Security Agent, the MTN Trustee or the MTN Security Trustee in relation to such trusts.

Back to Contents

17.2    Exercise of Rights and Powers: Any exercise by the Security Agent of any rights or powers under the Transaction Documents that are the same as or similar to any rights or powers conferred on a trustee by the Trustee Act 2000 shall be construed solely as the exercise of the relevant rights or powers under the Transaction Documents and not as the exercise of the same or any similar rights or powers under the Trustee Act 2000.

17.3    Securities: For the avoidance of doubt, (a) the Security Agent, the MTN Trustee and the MTN Security Trustee may retain or invest in securities payable to bearer without appointing a person to act as a custodian and (b) the application of sections 22 or 23 of the Trustee Act 2000 is inconsistent with the terms of the Transaction Documents.

17.4    Exclusion of Trustee Act 2000: The disapplication of certain parts or sections of the Trustee Act 2000 as provided herein shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that act.

IN WITNESS WHEREOF this Deed has been executed and delivered by the parties hereto as a deed on the date above mentioned.

Back to Contents

APPENDIX

Additional Originator Accession Agreement

To:	Security Agent

From:	Proposed Additional Originator

Master Definitions and Framework Deed (as amended and restated on 28 September 2001, 18 July 2002 and 16 April 2003) (the Master Definitions and Framework Deed)

We refer to Clause 4 of the Master Definitions and Framework Deed.

Name of Company incorporated in • with registered number • agrees to become an Additional relevant country Originator and to be bound by the terms of specify relevant Transaction Documents in accordance with Clause 4 of the Master Definitions and Framework Deed.

The address for notices of the proposed Additional relevant country Originator is •.

This Agreement is governed by English law.

By:

…………………………………
Authorised Signatory

Back to Contents

SCHEDULE 1

Buhrmann Termination Events

The occurrence of any of the following events shall constitute a Buhrmann Termination Event:

(a)	Non-Payment: the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer fails to pay any amount due under any of the Transaction Documents within three Business Days of its due date or demand (if so payable) or make material payments or deposits as required;

(b)	Master Servicer’s Report: the Master Servicer fails to deliver the Master Servicer’s Monthly Report within five Business Days of the due date for delivery thereof (the Due Date) provided that a Buhrmann Termination Event shall not occur if the Master Servicer has provided within five Business Days of the Due Date a Master Servicer’s Daily Report as at any of the three Business Days immediately preceding the Due Date or the Business Day immediately following the Due Date;

(c)	Breach of Obligations: the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer fails in any material respect to observe or perform any of its obligations under the Transaction Documents or under any undertaking or arrangement entered into in connection therewith other than an obligation of the type referred to in paragraphs (a) or (b) above or (s), (t) or (u) below and, in the case of a failure capable of being remedied, the Security Agent does not determine, within 14 days after the Originator or the Security Agent became aware of the failure, that it has been remedied to its satisfaction;

(d)	Misrepresentation: any representation, warranty or statement which is made (or deemed or acknowledged to have been made) by the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer (other than a warranty relating to a US Receivable which was made on the US Contribution Date for such US Receivable), in the Transaction Documents or which is contained in any certificate, statement, legal opinion or notice provided under or in connection with the Transaction Documents proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects unless, if curable, cured to the satisfaction of the Security Agent within 7 days of notification by the Security Agent to the relevant person;

(e)	Invalidity: any material provision of any of the Transaction Documents is or becomes, for any reason, invalid or unenforceable and the European Master Purchaser, the US Master Purchaser, the Security Agent, any Buhrmann European Note Purchaser and/or any Buhrmann US Note Purchaser would be prejudiced by such provision being or becoming invalid or unenforceable;

Back to Contents
(f)	Material Adverse Change and Cessation of Business:

	(i)	any event or series of events (whether related or not) occurs which in the reasonable opinion of the Security Agent could reasonably be expected to have a Material Adverse Effect with respect to the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer;

	(ii)	any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer changes or threatens to change the nature of its business, suspends or threatens to suspend a substantial part of the present business operations which it now conducts directly or indirectly, disposes of or threatens to dispose of a substantial part of its assets or has all or part of its assets expropriated or under threat of expropriation without the prior written consent of the Security Agent unless such event would not materially prejudice (x) the ability of any Originator to collect and sell Receivables, (y) the ability of the Master Servicer or any Sub-Servicer to perform its duties and/or (z) the ability of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer (as the case may be) to observe or perform its obligations under the Transaction Documents;

(g)	Cross-default:

	(i)	any indebtedness for borrowed money of any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer in excess of the lower of (A) the cross default amount specified in any document entered into by any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer relating to indebtedness for borrowed money having a maximum aggregate principal amount for borrowed money or facility limit (or the equivalent) of US$100 million or more and (B) US$50 million in aggregate becomes due before its stated maturity (and the same is not repaid, or the acceleration rescinded, within 5 Business Days following demand by the relevant creditor); or

	(ii)	any other indebtedness of any of the Parent, any Originator, the European Receivables Warehouse Company, Master Servicer or any Sub-Servicer in excess of US$50 million in aggregate remains outstanding for 5 Business Days following demand by the relevant creditor; or

(iii)

any Buhrmann Financial Performance Cross Default that is not waived within a reasonable time period after actual knowledge of such Buhrmann Financial Performance Cross Default is obtained by the relevant creditor or creditors;

Back to Contents
(h)	Appointment of Receiver, Legal Process: an encumbrancer takes possession of, or a trustee, administrative receiver, receiver or similar officer is appointed in respect of, all or any part of the property, business, undertaking or assets of any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer having an aggregate value in excess of US$50 million or distress or any form of execution is levied or enforced upon or sued out against any such property, business, undertakings, assets or revenues having an aggregate value in excess of US$50 million or any security interest which may for the time being affect any of its or their respective assets becomes enforceable, unless in any such case the Security Agent certifies that in its opinion such event will not materially prejudice the ability of the Parent, the relevant Originator, the European Receivables Warehouse Company, the Master Servicer or, as the case may be the relevant Sub-Servicer to observe or perform its obligations under the Transaction Documents and for this purpose, the Security Agent shall be entitled to assume if the Rating Condition is satisfied that such event is not materially prejudicial;

(i)

Insolvency: the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer, the relevant Sub-Servicer is or becomes or is declared to be insolvent or is or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(j)	Composition: the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, or any moratorium with, or any suspension of payments to its creditors or any other corporate action is taken or any legal proceedings are commenced by the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer with a view to any such composition, arrangement, assignment or moratorium being made;

(k)	Winding Up, Administration: a petition (other than a petition which is being disputed in good faith and on reasonable grounds by the Parent, the relevant Originator, the European Receivables Warehouse Company, the Master Servicer or the relevant Sub-Servicer) is presented or a meeting is convened for the purpose of considering a resolution or other preparatory steps are taken (whether out of court or otherwise) or legal proceedings are commenced for the winding-up, liquidation, dissolution, administration, reorganisation, rehabilitation, or controlled management of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer and/or any Sub-Servicer;

Back to Contents
(l)	Analogous Proceedings: an event analogous to any of the events specified in paragraphs (h), (i), (j) or (k) occurs under the laws of any relevant jurisdiction;

(m)	Security Interest: (i) any Originator, the European Receivables Warehouse Company or the Master Servicer creates or grants any security interest or permits any Encumbrance to arise over or in relation to (1) any Receivable; or (2) any proceeds of or sums received or payable in respect of a Receivable; (ii) any Originator creates or grants any security interest or permits any Encumbrance to arise over or in relation to over or in relation to the Collection Accounts; or (iii) the European Receivables Warehouse Company, either Master Purchaser or the Master Servicer creates or grants any security interest or permits any Encumbrance to arise over or in relation to any of the assets or any bank account of the European Receivables Warehouse Company or either Master Purchaser, except in each case as contemplated by the Transaction Documents;

(n)	Dispute: any Originator or the European Receivables Warehouse Company disputes, in any manner the validity or efficacy of any sale and purchase or contribution of a Receivable under the relevant European Master Receivables Purchase Agreement, the relevant Onward European Master Receivables Purchase Agreement or the US Contribution Agreement, as the case may be;

(o)	Illegality: it becomes impossible or unlawful for any Originator, the European Receivables Warehouse Company or the Master Servicer to continue its business and/or discharge its obligations as contemplated by the Transaction Documents;

(p)	The European Master Purchaser Deed of Charge: for any reason the Security Agent certifies that in its opinion the European Master Purchaser Charged Property or the European Master Purchaser Deed of Charge is in danger of being taken under any process of law or the European Master Purchaser Charged Property is or may be in jeopardy in any respect considered by the Security Agent to be material;

(q)	The US Master Purchaser Guarantee and Security Agreement: for any reason the Security Agent certifies that in its opinion the US Master Purchaser Collateral or the US Master Purchaser Guarantee and Security Agreement are in danger of being taken under any process of law or the US Master Purchaser Collateral is or may be in jeopardy in any respect considered by the Security Agent to be material or the Security Agent ceases to have a first priority perfected security interest in any of the US Master Purchaser Collateral;

(r)	The European Receivables Warehouse Company Deed of Charge: for any reason the Security Agent certifies that in its opinion the European Receivables Warehouse Company Charged Property or the European Receivables Warehouse Company Deed of Charge is in danger of being taken under any process of law or the European Receivables Warehouse Company Charged Property is or may be in jeopardy in any respect considered by the Security Agent to be material;

Back to Contents
(s)	Breach of Warranty Regarding the Receivables: any Originator fails to repurchase or substitute a Receivable having become obliged to do so, in accordance with terms of the relevant European Master Receivables Purchase Agreement or, as the case may be, the US Contribution Agreement or the European Receivables Warehouse Company fails to repurchase or substitute a European Receivable having become obliged to do so, in accordance with the terms of the relevant Onward European Master Receivables Purchase Agreement;

(t)	Collection Account: any of the Originators or the Master Servicer fails to pay any sum received in respect of a relevant Receivable into the relevant Collection Account in accordance with the terms of, the Servicing Agreement within one Business Day of the specified date, or makes any transfers from or debits to any Collection Account otherwise than in accordance with the relevant Servicing Agreement;

(u)	Counterparty Files: any Originator fails to deliver a Counterparty File within seven Business Days of its due date;

(v)	European Master Purchaser Event of Default, US Master Purchaser Event of Default or the European Receivables Warehouse Company Event of Default: the occurrence of a European Master Purchaser Event of Default, a US Master Purchaser Event of Default or a European Receivables Warehouse Company Event of Default; or

(w)	Stop Funding Events: the occurrence of (i) any of the European Stop Funding Events set out in paragraphs (d), (e), (f) or (g) in the definition thereof on two Calculation Dates in any period of 12 consecutive months or (ii) any of the US Stop Funding Events set out in paragraphs (c), (d), (e) or (f) in the definition thereof on two Calculation Dates in any period of 12 consecutive months.

Back to Contents

SCHEDULE 2

Conditions Precedent

US Originators

(a)	Copies of the latest version of the Articles of Incorporation of each US Originator together with its Certificate of Incorporation and any Certificate of Change of Name certified by the Secretary of the relevant US Originator to be a true and up to date copy of the original.

(b)	Copies of the resolutions, in form and substance satisfactory to the US Master Purchaser, of the Board of Directors of each US Originator authorising the execution, delivery and performance of the Transaction Documents to be entered into by the US Originator, certified by the Secretary of each US Originator as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees of the US Originators authorised to sign the Transaction Documents on behalf of the US Originators and any certificate or other document to be delivered pursuant thereto, certified by the Secretary of the US Originators together with evidence of the incumbency of such Secretary.

(d)	A solvency certificate in respect of each US Originator in the form set out in Schedule 3 to the US Contribution Agreement.

(e)	All financing statements and other documents required to be recorded or filed in order to perfect and protect the US Master Purchaser’s ownership interest in the US Receivables against all creditors of the US Master Purchaser have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been paid in full and the Security Agent has a first priority perfected security interest therein.

Silver Securitisation B.V.

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)	Copies of the resolutions of the Board of Directors authorising (i) the execution, delivery and performance of the Transaction Documents to be entered into by the European Master Purchaser and (ii) the borrowings contemplated under the European Master Purchaser Funding Deed, certified by the Company Secretary or a Director dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

Back to Contents
(d)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the European Master Purchaser, and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the European Master Purchaser, together with evidence of the incumbency of such Company Secretary or Director.

(e)	A solvency certificate.

(f)	Duly completed mandates in respect of the European Master Purchaser Accounts.

Buhrmann Silver US LLC

(a)	Copies of the latest version of the LLC Agreement together with its Certificate of Formation and any amendment thereto certified by the Secretary or Managing Member, as appropriate, to be a true and up to date copy of the original.

(b)	Copies of the resolutions of the Board of Directors or the Managing Member, as appropriate, authorising (i) the execution, delivery and performance of the Transaction Documents to be entered into by the US Master Purchaser and (ii) the borrowings contemplated under the US Master Purchaser Funding Agreement, certified by the Secretary or the Managing Member, as appropriate, as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the US Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the Secretary or the Managing Member, as appropriate, of the US Master Purchaser together with evidence of the incumbency of such Secretary or person authorized to sign on behalf of the Manager, as applicable.

(d)	A solvency certificate.

(e)	Duly completed mandates in respect of the US Master Purchaser Accounts and the US Master Purchaser Collection Accounts, if required.

Buhrmann Silver Financing, LLC

(a)	Copies of the latest version of the LLC Agreement together with its Certificate of Formation and any amendment thereto certified by the Secretary or Managing Member, as appropriate, to be a true and up to date copy of the original.

Back to Contents
(b)	Copies of the resolutions of the Board of Directors or the Managing Member, as appropriate, authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Silver Note Issuer certified by the Secretary or the Managing Member, as appropriate, as of the US Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Silver Note Issuer and any certificate or other document to be delivered pursuant thereto, certified by the Secretary or the Managing Member, as appropriate, of the Silver Note Issuer together with evidence of the incumbency of such Secretary or person authorized to sign on behalf of the Manager, as applicable.

(d)	A solvency certificate.

(e)	Duly completed mandates in respect of the Silver Note Accounts.

(f)	A blank instrument of transfer from the Silver Note Issuer transferring the Buhrmann US Notes to the Silver Security Agent;

(g)	A signed power of attorney granted by the Silver Note Issuer in favour of the Silver Security Agent.

(h)	Copies of the latest version of the Articles of Incorporation of the Silver Note Issuer together with its Certificate of Incorporation and any Certificate of Change of Name certified by the Secretary of the Silver Note Issuer to be a true and up to date copy of the original.

(i)	Copy of a duly executed US Internal Revenue Service Form W-8BEN.

Buhrmann Silver S.A.

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)	Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the European Receivables Warehouse Company, certified by the Company Secretary or a Director dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

Back to Contents
(d)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the European Receivables Warehouse Company, and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the European Receivables Warehouse Company, together with evidence of the incumbency of such Company Secretary or Director.

(e)	A solvency certificate.

(f)	Duly completed mandates in respect of the European Receivables Warehouse Company Transaction Accounts.

Buhrmann Stafdiensten B.V.

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)	Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Master Servicer, certified by the Company Secretary or a Director dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Master Servicer and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Master Servicer together with evidence of the incumbency of such Company Secretary or Director.

(e)	A solvency certificate.

Buhrmann N.V.

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)	Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Parent, certified by the Company Secretary or a Director of the Parent and dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

Back to Contents
(d)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Parent together with evidence of the incumbency of such Company Secretary or Director.

(e)	A solvency certificate.

Erasmus Capital Corporation

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Erasmus Documents to be entered into by the Silver Note Purchaser, certified by the Company Secretary or a Director which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Erasmus Documents on behalf of the Silver Note Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Silver Note Purchaser together with evidence of the incumbency of such Company Secretary or Director.

(d)	Copy of a duly executed US Internal Revenue Service Form W-9.

Silver Funding Limited

(a)	Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)	Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the MTN Transaction Documents to be entered into by the MTN Issuer, certified by the Company Secretary or a Director and dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the MTN Transaction Documents on behalf of the MTN Issuer and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the MTN Issuer together with evidence of the incumbency of such Company Secretary or Director.

(d)	Copy of a duly executed US Internal Revenue Service Form W-8BEN.

Back to Contents

Legal Opinions

Unless otherwise agreed between the parties, the following legal opinions are not required to be new legal opinions. Only amended and updated opinions (including inclusion of relevant addressees, as appropriate) are required.

(a)	A legal opinion of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of English law as to the enforceability of the Transaction Documents governed by English law and other relevant matters.

(b)	Legal opinions of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of German law (i) as to the sale of the Dutch Receivables and the security created under the European Receivables Warehouse Company German Law Pledge Agreement, the European Master Purchaser German Law Pledge Agreement, the MTN Issuer German Law Pledge Agreement and other relevant matters; and (ii) as to the relevant Erasmus Documents and other relevant matters.

(c)	A legal opinion of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of Dutch law as to due incorporation and corporate capacity of the Dutch Originators, due execution and authorisation of the Transaction Documents to which they are a party, the Dutch Collection Account Agreements, the European Receivables Warehouse Company Dutch Pledge Agreement, the European Receivables Warehouse Company Dutch Collection Claims Pledge Agreements, the European Master Purchaser Dutch Law Pledge Agreement, the MTN Issuer Dutch Law Pledge Agreement and other relevant matters.

(d)	Legal opinions of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of Dutch tax law (i) as to the security created under the MTN Issuer Dutch Law Pledge Agreement and other relevant matters; and (ii) as to the relevant Erasmus Documents and other relevant matters.

(e)	A legal opinion of Freshfields Bruckhaus Deringer LLP dated the MTN Closing Date as to matter of New York law as to the transfer of the US Receivables and the security interest created under the US Master Purchaser Guarantee and Security Agreement and the MTN Issuer US Security Agreement, the enforceability of documents governed by New York law and other relevant matters.

(f)	A legal opinion of Freshfields Bruckhaus Deringer LLP dated the MTN Closing Date as to matter of New York law as to true sale of the US Receivables to the US Master Purchaser and other relevant matters.

(g)	A legal opinion of Linklaters dated the MTN Closing Date as to matters of New York tax law in respect of the US Originators and US Master Purchaser in relation to the Transaction Documents to which they are a party and other relevant matters.

Back to Contents
(h)	A legal opinion of Linklaters as to matters of Delaware law in respect of the due incorporation and corporate capacity of the US Originators, due execution and authorisation of the Transaction Documents to which they are a party and other relevant matters.

(i)	A legal opinion of Ogier & Le Masurier dated the MTN Closing Date as to matters of Delaware law in respect of the due incorporation and corporate capacity of the MTN Issuer, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(j)	A legal opinion of Arendt & Medernach dated the MTN Closing Date as to matters of Luxembourg law in respect of the due incorporation and corporate capacity of the European Receivables Warehouse Company, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(k)	A legal opinion of Beghin & Feder dated the MTN Closing Date as to matters of Luxembourg tax law as to the sale of the Dutch Receivables to the European Receivables Warehouse Company and other relevant matters.

(l)	A legal opinion of Pilsbury Winthrop as to the compliance by the US Originators, the Parent and the US Master Purchaser with the terms of its existing financing documents.

(m)	A legal opinion of Richards Layton & Finger dated the Closing Date as to matters of Delaware State law in respect of the due incorporation and corporate capacity of the US Master Purchaser.

(n)	A legal opinion of Richards Layton & Finger dated the Closing Date as to matters of Delaware State law in respect of insolvency matters of the US Master Purchaser.

(o)	A legal opinion of Freshfields Bruckhaus Deringer LLP as to the validity of New York law governed security in respect of the Silver Note Issuer.

(p)	A legal opinion of Freshfields Bruckhaus Deringer as to the validity of English law governed security in respect of the Silver Note Issuer.

(p)	A legal opinion of Illinois legal counsel as to the corporate capcity of ASAP Software Express, Inc.

(q)	A legal opinion of the relevant Nebraska legal counsel as to the corporate capcity of Corporate Express Document & Print Management.

(r)	A legal opinion of Richards Layton & Finger as to bankruptcy regulation and corporate capacity of the Silver Note Issuer and the US Master Purchaser.

Back to Contents
(s)	A legal opinion of Latham & Watkins as to the corporate capacity of Corporate Express Office Products, Inc. and Corporate Express of Texas, Inc.

General

(a)	Due execution and delivery of each of the Transaction Documents by the respective parties thereto, and all documentation to be delivered therewith.

(b)	A letter dated the MTN Closing Date from each of the Rating Agencies confirming that the existing ratings of P-1 from Moody’s and A-1+ from Standard & Poor’s in respect of the commercial paper of Erasmus will remain in effect after giving effect to the transactions contemplated by the Transaction Documents.

(c)	A letter from the auditors relating to the computer systems and dated the MTN Closing Date.

(d)	Payment in full of all due and payable fees to Rabobank International in its capacities as Silver Security Agent, the Silver Account Bank, the Liquidity Agent, the Silver Cash Administrator, Erasmus Security Trustee and payment of counsel to the Security Agent, Silver Security Agent, the Silver Account Bank, the Liquidity Agent, the Silver Cash Administrator, Erasmus Security Trustee, the Master Purchaser Account Banks, the European Receivables Warehouse Company Account Bank and the MTN Issuer Account Bank or Cash Manager.

(e)	MTN Programme initial conditions precedent set out in the MTN Programme Agreement.

Back to Contents
EXECUTED and DELIVERED	)
as a DEED by BUHRMANN N.V.	)
a company incorporated in The	)
Netherlands, by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN US INC.	)
a company incorporated in Delaware,	)
by , being a person who,	)
in accordance with the laws of that	)
State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN	)
STAFDIENSTEN B.V. a company	)
incorporated in The Netherlands,	)
by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)
as a DEED by SILVER	)
SECURITISATION B.V.	)
a company incorporated in The Netherlands	)
by and	)
, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
US LLC a company incorporated in	)
Delaware, by , being	)
a person who, in accordance with the laws	)
of that State, is acting under the authority	)
of the company	)

Back to Contents
EXECUTED and DELIVERED	)
as a DEED by BUHRMANN SILVER	)
S.A. a company incorporated in	)
Luxembourg, by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by BUHRMANN	)
SSC (EUROPE) N.V.	)
a company incorporated in Belgium,	)
by , being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated 2003))
for and on behalf of BUHRMANN	)
UK LIMITED in the presence of:	)

EXECUTED and DELIVERED as a	)
DEED by	)
for and on behalf of Corporate Express	)
Office Products, Inc., as managing	)
member of BUHRMANN SILVER US	)
LLC a limited liability company formed	)
under the law of the State of Delaware	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated April 2003)
and the Secretary) for and on behalf of	)
CORPORATE EXPRESS OFFICE	)
PRODUCTS, INC.	)

Back to Contents
EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated April 2003)
and the Secretary) for and on behalf of	)
CORPORATE EXPRESS OF	)
TEXAS, INC.	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated April 2003))
for and on behalf of	)
A.S.A.P. SOFTWARE EXPRESS, INC.	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated 2003) for and	)
on behalf of DEUTSCHE TRUSTEE	)
COMPANY LIMITED	)
in the presence of:	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK	)
Amsterdam Branch by	)
and	)
)
person who is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG LONDON	)
by	)
and , being	)
persons who are acting under the authority	)
of the company	)

Back to Contents
EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK AG NEW YORK	)
BRANCH by	)
and , being	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
DEUTSCHE BANK LUXEMBOURG	)
S.A. a company incorporated in	)
Luxembourg, by and	)
, being a	)
person who, in accordance with the laws	)
of that territory, is acting under the authority )
of the company	)

EXECUTED and DELIVERED as a	)
DEED by ERASMUS CAPITAL	)
CORPORATION a company incorporated	)
in Delaware by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)
DEED by SILVER FUNDING	)
LIMITED a company incorporated in	)
Jersey by , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

Back to Contents
EXECUTED and DELIVERED as a	)
DEED by DEUTSCHE	)
INTERNATIONAL CORPORATE	)
SERVICES LIMITED a company	)
incorporated in Jersey by	)
, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
PRICEWATERHOUSECOOPERS	)
by ,	)
being persons who are acting under the	)
authority of the limited liability partnership	)

EXECUTED and DELIVERED	)
as a DEED by	)
COÖPERATIEVE CENTRALE	)
RAIFFEISEN-BOERENLEENBANK	)
B.A. (trading as RABOBANK	)
INTERNATIONAL), LONDON	)
BRANCH	)
by	)
and , being	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)
DEED by	)
(as duly authorised attorney under a Power	)
of Attorney dated	)
and the Secretary) for and on behalf of	)
CORPORATE EXPRESS DOCUMENT	)
& PRINT MANAGEMENT, INC.	)

Back to Contents
EXECUTED and DELIVERED as a	)
DEED by BUHRMANN SILVER	)
FINANCING, LLC	)
a company incorporated in the Delaware	)
by , being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

Back to Contents

For the purposes of Article 63, sub-paragraph 2 of Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgements in Civil and Commercial Matters, the undersigned hereby expressly and specifically accept the jurisdiction of the competent courts of England.

Buhrmann Silver S.A.

By

Deutsche Bank Luxembourg S.A.

By

Back to Contents

SCHEDULE 2

SERVICING AGREEMENT

27 September 2000
(as amended and restated on 28 September 2001, 18 July 2002
and 30 November, 2005)

SILVER SECURITISATION B.V.
(as European Master Purchaser and European Registrar)

     BUHRMANN SILVER US LLC
(as US Master Purchaser and US Registrar)

BUHRMANN SILVER FINANCING LLC
(as Silver Note Issuer and Silver Note Registrar)

BUHRMANN SILVER S.A.
(as European Receivables Warehouse Company)

BUHRMANN STAFDIENSTEN B.V.
(as Master Servicer)

A.S.A.P SOFTWARE EXPRESS INC.
CORPORATE EXPRESS OFFICE PRODUCTS, INC., CORPORATE EXPRESS
DOCUMENT & PRINT MANAGEMENT, INC. and
CORPORATE EXPRESS OF TEXAS, INC.
(as US Sub-Servicers)

DEUTSCHE TRUSTEE COMPANY LIMITED
(as Security Agent and MTN Security Trustee)

PRICEWATERHOUSECOOPERS
(as Liquidation Servicer)

BUHRMANN N.V.
(as Parent)

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as
RABOBANK INTERNATIONAL), London Branch
(as Liquidity Agent, Silver Account Bank, Silver Security Agent and Silver Cash
Administrator)

Back to Contents

SERVICING AGREEMENT

Back to Contents

THIS AGREEMENT was made on 27 September 2000 and amended and restated on 28 September 2001, 18 July 2002 and 30 November, 2005

BETWEEN:

(1)	SILVER SECURITISATION B.V., a limited liability company incorporated in The Netherlands (registered number 3417596) whose registered office is at Herengracht 450, 1017 CA Amsterdam, The Netherlands (the European Master Purchaser);

(2)	BUHRMANN SILVER US LLC, a Delaware limited liability company whose registered office is at Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware and whose principal place of business is at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the US Master Purchaser, and in its capacity as registrar in respect of the Buhrmann US Notes, the US Registrar);

(3)	BUHRMANN SILVER FINANCING LLC, a Delaware limited liability company whose registered office is at Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware and whose principal place of business is at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the Silver Note Issuer, and in its capacity as registrar in respect of the Silver Notes, the Silver Note Registrar);

(4)	BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 400 Route D’Esch L-1471 Luxembourg (the European Receivables Warehouse Company);

(5)	BUHRMANN STAFDIENSTEN B.V., a limited liability company incorporated in The Netherlands (registered number BV243180) whose registered office is at Hoogorddreef 62, 1101 BE Amsterdam Zuidorst, The Netherlands (in its capacity as Master Servicer in respect of the Securitised US Receivables the Master Servicer);

(6)	CORPORATE EXPRESS DOCUMENT & PRINT MANAGEMENT, INC., a Nebraska corporation having its principal place of business at 4205 South 96th Street, Omaha, Nebraska 68127 as an Originator under the US Contribution Agreement (in such capacity a US Sub-Servicer);

(7)	A.S.A.P. SOFTWARE, EXPRESS, INC. an Illinois corporation having a principal place of business at 850 Asbury Drive, Buffalo Grove, Illinois 60089; CORPORATE EXPRESS OFFICE PRODUCTS, INC., a Colorado corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416; and CORPORATE EXPRESS OF TEXAS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (each, a US Sub-Servicer and, together with the Dutch Sub-Servicer, the Initial US Sub-Servicers);

Back to Contents
(8)	DEUTSCHE TRUSTEE COMPANY LIMITED (formerly known as Bankers Trustee Company Limited), a limited liability company incorporated in England and Wales (registered under 338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (as Security Agent, which expression shall include such person and any other person or persons for the time being acting as the security agent or agents pursuant to the European Master Purchaser Deed of Charge, the US Master Purchaser Guarantee and Security Agreement and the European Receivables Warehouse Company Deed of Charge and as MTN Security Trustee, which expression shall include such person and any other person or persons for the time being acting as the security trustee or trustees pursuant to the MTN Issuer Security Documents);

(9)	PRICEWATERHOUSECOOPERS a United Kingdom partnership whose principal place of business is 1 Embankment Place, London WC2N 6RH (the Liquidation Servicer);

(10)	BUHRMANN N.V., a company registered in The Netherlands whose registered office is at Hoogorddreef 62, 1101 BE Amsterdam Zuidorst, The Netherlands (the Parent); and

(11)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH (Rabobank International) in its capacity as agent for the Liquidity Banks under the Erasmus Liquidity Facility Agreement referred to below (the Liquidity Agent, which expression shall include its successors and persons deriving title under the Liquidity Facility Agreement as Liquidity Agent thereunder); and in its capacity as Silver Account Bank, Silver Cash Administrator and Silver Security Agent

WHEREAS:

(A)   Pursuant to the US Contribution Agreement, the US Master Purchaser may purchase or acquire from time to time Receivables from the relevant Originators in respect thereof subject to and in accordance with the terms of the US Contribution Agreement.

(B)    Pursuant to the US Master Purchaser Funding Agreement, each Buhrmann US Note Purchaser has, subject to the terms and conditions contained therein, agreed to make available to the US Master Purchaser, a committed note issuance facility to fund, amongst other things, the acquisition by the US Master Purchaser, of certain Receivables.

(C)   Pursuant to the Silver Note Purchase Agreement, the Silver Note Purchaser has, subject to the terms and conditions contained therein, agreed to make available to the Silver Note Issuer, a committed note issuance facility to fund the acquisition by the Silver Note Issuer of the Buhrmann US Notes.

(D)   The Master Servicer is willing to act as agent of the US Master Purchaser, the Silver Security Agent and the Security Agent in the performance of certain services in relation to the Securitised US Receivables upon the terms and subject to the conditions contained in this Agreement.

Back to Contents

(E)   The Master Servicer is willing to appoint each of the US Sub-Servicers as its agent in the performance of certain services in relation to the US Receivables upon the terms and subject to the conditions contained in this Agreement, and such Sub-Servicers are willing to accept such appointment from the Master Servicer.

(F)   Pursuant to the Framework Deed, the Master Servicer may from time to time appoint other companies within the Buhrmann Group as Sub-Servicers subject to the satisfaction of certain conditions set out therein.

(G)   The Silver Security Agent, the Security Agent and the MTN Security Trustee are entering into this Agreement in order to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in their favour hereunder but the Silver Security Agent, the Security Agent and the MTN Security Trustee shall not assume or incur any liability whatsoever to the US Master Purchaser, the Master Servicer or the Sub-Servicers by virtue of the provisions contained in this Agreement.

IT IS AGREED AS FOLLOWS:

DEFINITIONS AND INTERPRETATION

1.1   Capitalised terms in this Agreement (including the Recitals) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions and Framework Deed (the Framework Deed) executed by, among others, each of the parties hereto on 27 September 2000 (as amended and restated on 28 September 2001, 18 July 2002 and 30 November, 2005) and this Agreement shall be construed in accordance with the principles of construction set out therein.

In addition, this Agreement shall have expressly and specifically incorporated into it the provisions set out in the Framework Deed (hereafter referred to as the Provisions), as though the same were set out in full in this Agreement mutatis mutandis. In the event of any conflict between the provisions of this Agreement and the Provisions, the Provisions shall prevail.

1.2   This Agreement is the Servicing Agreement referred to in the Framework Deed.

APPOINTMENT OF MASTER SERVICER

2.1   Appointment: Each of the Silver Note Issuer, the US Master Purchaser, the Silver Security Agent and the Security Agent on behalf of the Buhrmann Noteholders severally hereby appoints the Master Servicer as its lawful agent with effect from the date of this Agreement on its behalf to:

(a)	arrange for the US Master Purchaser to perform its respective functions, duties and obligations under the Transaction Documents (including, without limitation, accepting any offer to sell on behalf of the US Master Purchaser);

Back to Contents
(b)	arrange for the Silver Note Issuer to perform its respective functions, duties and obligations under the Silver Transaction Documents;

(c)	collect all sums due in relation to the Securitised US Receivables and provide administration services in relation to the collection of the Securitised US Receivables;

(d)	report to the Master Servicer on a daily and monthly basis on the performance of the Securitised US Receivables; and

(e)	perform those other functions as more particularly described herein,

in all such cases as provided for under this Agreement and the other Transaction Documents.

2.2   Acceptance of Appointment: The Master Servicer confirms that it has received a copy of all of the Transaction Documents and accepts the appointment pursuant to Clause 2.1 on the terms and subject to the conditions of this Agreement.

2.3   Authority of Master Servicer: Subject to Clause 2.4, during the continuance of its appointment hereunder, the Master Servicer shall, subject to the terms and conditions of this Agreement have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, desirable, convenient or incidental to the management of the business and administration of the assets of the US Master Purchaser and the Silver Note Issuer or the performance of its duties hereunder.

APPOINTMENT OF SUB-SERVICERS

3.1   Appointment: The Master Servicer hereby appoints each Initial US Sub-Servicer, and following accession of any Additional Sub-Servicer pursuant to Clause 4 of the Framework Deed, each other Sub-Servicer with respect to the Receivables that were originated by that Sub-Servicer (the Relevant Receivables) as its lawful agent with effect from the date of this Agreement, on its behalf to:

(a)	maintain all books and records in respect of the Relevant Receivables including documents of title;

(b)	collect all sums due in relation to the Relevant Receivables including Delinquent Receivables and Defaulted Receivables and provide administration services in relation to the collection of the Relevant Receivables;

(c)	deliver the Invoices File in respect of the Relevant Receivables to the US Master Purchaser on each Business Day and deliver the Counterparty File in respect of the Relevant Receivables to the US Master Purchaser (and, in each case, if so requested, to the Security Agent and the Silver Security Agent) between the 26th day and the last day of each month; and

(d)	designate on the Invoice File in respect of the Relevant Receivables as ineligible any contract which that Sub-Servicer is aware does not comply with the eligibility criteria set forth in the the US Contribution Agreement.

Back to Contents

3.2   Acceptance of Appointment: The Sub-Servicers confirm that they have received a copy of all of the Transaction Documents and accept their respective appointment pursuant to Clause 3.1 on the terms and subject to the conditions of this Agreement.

APPOINTMENT OF LIQUIDATION SERVICER

4.1   Appointment: The Security Agent and Silver Security Agent on behalf of the Buhrmann Noteholders and Silver Note Purchaser respectively hereby appoint the Liquidation Servicer as its lawful agent with effect from the date of this Agreement on the terms of this Agreement and subject to the Letter of Engagement and Terms and Conditions attached hereto as Schedule 4. In accordance with Clause 25.10, the Liquidation Servicer will commence performance of the following duties upon the termination of the appointment of the Master Servicer pursuant to Clause 25.1:

(a)	subject to Clause 26.2 collect all sums due in relation to the Securitised US Receivables and the Silver Notes, provide administration services in relation to the collection of the Securitised US Receivables and ensure that uncollected sums are accounted for;

(b)	report on a daily and monthly basis on the performance of the Securitised US Receivables in accordance with Clause 12;

(c)	together with the Security Agent and Silver Security Agent, assume responsibility for enforcement action to collect all sums due in relation to the Securitised US Receivables and the Silver Notes;

(d)	maintain the books and records relating to the Securitised US Receivables and the Silver Notes and the collection of sums due thereunder;

(e)	report to the Security Agent the progress with regard to the collection of sums due in relation to the Securitised US Receivables and the Silver Notes;

(f)	liaise with the Cash Manager in connection with the Collection Accounts;

(g)	return all monies collected to the Security Agent or Silver Security Agent for application in accordance with Clauses 7.3 or 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clauses 6.3 and 7.2 of the Silver Note Issuer Security Agreement and Clauses 5.2 and 6.3 of the Silver Note Issuer Deed of Charge, as applicable; and

(h)	perform those other functions as more particularly described herein,

in all such cases as provided for under this Agreement and the other Transaction Documents.

For the avoidance of doubt, the Liquidation Servicer shall not be required to audit or verify the Receivables.

In the case of an inconsistency between this Agreement, the Letter of Engagement and the Standard Terms and Conditions, this Agreement shall prevail.

Back to Contents

APPOINTMENT OF US REGISTRAR AND THE SILVER NOTE REGISTRAR

5.1   Appointment:

(a)	The US Master Purchaser hereby appoints the US Registrar as its lawful agent with effect from the date of this Agreement on its behalf to act as registrar in respect of the Buhrmann US Notes in accordance with Clause 21.

(b)	The Silver Note Issuer hereby appoints the Silver Note Registrar as its lawful agent with effect from the date of this Agreement on its behalf to act as registrar in respect of the Silver Notes in accordance with Clause 21.

5.2   Acceptance of Appointment:

(a)	The US Registrar confirms that it has received a copy of all of the Transaction Documents and accepts the appointment pursuant to Clause 5.1(a) on the terms and subject to the conditions of this Agreement.

(b)	The Silver Note Registrar confirms that it has received a copy of all of the Silver Transaction Documents and accepts the appointment pursuant to Clause 5.1(b) on the terms and subject to the conditions of this Agreement.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.   In entering into this Agreement, each of the Master Servicer, the US Registrar, the Silver Note Registrar and each of the Sub-Servicers hereby warrants and represents in respect of itself and the Parent hereby represents and warrants in respect of itself, the Master Servicer, the US Registrar, the Silver Note Registrar and each of the Sub-Servicers, to the US Master Purchaser, the Silver Security Agent, the Security Agent and the MTN Security Trustee as follows:

(a)	Status: it is duly incorporated with limited liability and validly existing under the laws of its jurisdiction of incorporation;

(b)	Powers and Authorisations: the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted and to sign and deliver, and perform the transactions contemplated in, this Agreement and the other Transaction Documents to which it is a party;

(c)	Legal Validity/Pari Passu Ranking: its obligations under this Agreement and the other Transaction Documents to which it is a party constitute, or when executed by it will constitute, its legal, valid and binding obligations enforceable against it in accordance with their terms. Its obligations hereunder are and will be direct, unconditional and general obligations which rank equally with all its other unsecured obligations and liabilities, present or future, actual or contingent, save for unsecured obligations and liabilities accorded preference over its other unsecured obligations and liabilities pursuant to any provision of the laws of its country of incorporation;

Back to Contents
(d)	Non-Violation: its execution, signing and delivery of this Agreement and the other Transaction Documents to which it is a party and its performance of any of the transactions contemplated herein do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in:

	(i)	any law, statute, decree, rule or regulation to which it or any of its assets or revenues is subject or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative, or governmental authority or organisation which applies to it or any of its assets or revenues; or

	(ii)	any agreement, indenture, mortgage, deed of trust, bond, or any other document, instrument or obligation to which it is a party or by which any of its assets or revenues is bound or affected; or

	(iii)	any document which contains or establishes its constitution;

(e)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure the validity, legality, enforceability or priority of its liabilities and obligations or of the rights of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (or any of them) against it under this Agreement or any other Transaction Document to which it is a party;

(f)	No Default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any such law, statute, decree, rule, regulation, order, judgment, injunction, decree, resolution, determination or award (as referred to in sub-Clause (d)) or any agreement, document or instrument by which it or any of its assets is bound or affected, being a contravention or default which could reasonably be expected to have a Material Adverse Effect;

(g)	Tax Liabilities: all material and necessary returns have been delivered by or on behalf of it to the relevant taxation authorities and it is not in material default in the payment of any Taxes, and no material claim is being asserted with respect to Taxes which is not disclosed in the most recent accounts required to be provided by it pursuant to the Transaction Documents;

(h)	Accounts: if it is required, pursuant to the terms of the Transaction Documents, to provide audited financial statements, its audited consolidated financial statements (including the income statement and balance sheet) for its most recent financial year have been prepared on a basis consistently applied in accordance with international accounting standards and give a true and fair view of the results of the group’s operations for that year and the state of its affairs at that date;

Back to Contents

(i)	No Material Adverse Effect: if it is required, pursuant to the terms of the Transaction Documents, to provide audited financial statements, since its most recent audited consolidated financial statements, there has been no change in the financial condition of it or its operations so as to have a Material Adverse Effect;

(j)	Solvency: it is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(k)	No Buhrmann Termination Event: no Buhrmann Termination Event or Potential Buhrmann Termination Event has occurred;

(l)	Insolvency Procedures: no corporate action has been taken or is pending, no other steps (whether out of court or otherwise) have been taken and no legal proceedings have been commenced or are threatened or are pending for (i) its winding-up, bankruptcy, suspension of payments, liquidation, dissolution, administration or reorganisation; or (ii) it to enter into any composition or arrangement with its creditors; or (iii) the appointment of a receiver, administrative receiver, manager trustee or similar officer in respect of it or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction; and

(m)	No Litigation: no litigation to which it is a party or which any third party has brought against it in any court, arbitral tribunal or public or administrative body or otherwise and which, if adversely determined will have a Material Adverse Effect.

COLLECTION OF RECEIVABLES

7.     Receivables: The Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer, shall collect all amounts due from the Obligors in respect of the Securitised US Receivables and from the US Master Purchaser in an efficient and timely fashion and will ensure that the payment terms of each Securitised US Receivables require payment to be made into one of the Collection Accounts. In connection with such collections, the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall present all documents necessary, including documentary credits and bank payment undertakings, in support of such amounts due from the relevant Obligors.

RECORDS AND ACCOUNTS

8.1     The Ledger Accounts: The Master Servicer shall establish and maintain the Ledger Accounts on behalf of the US Master Purchaser.

8.2     Ledger Entries: On each Business Day, as soon as possible and in any event by close of business on the Business Day on which the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer identifies that such amounts have been received or such circumstances have occurred, the Master Servicer or the Liquidation Servicer, as the case may be, shall make the following entries in the Ledger Accounts kept for the US Master Purchaser:

Back to Contents

(a)	adjust as appropriate each Receivables Ledger by an amount equal to the aggregate of the Face Amounts of all the Receivables which have become Securitised US Receivables on that Business Day;

(b)	adjust as appropriate each Receivables Ledger by all amounts identified as representing or constituting moneys received by the US Master Purchaser on such Business Day in relation to a Securitised US Receivable;

(c)	adjust as appropriate each DPP Ledger by all amounts received for the account of the US Master Purchaser or the relevant Originator, as the case may be, on such Business Day into a Collection Account in respect of Securitised US Receivables which represent the Deferred Purchase Price element of the Purchase Price of such Securitised US Receivables;

(d)	adjust as appropriate each DPP Ledger by, in the case of the DPP Ledger kept in respect of US dollars for the US Master Purchaser, all amounts by which the Interest of a US Originator has been increased in respect of the Deferred Purchase Price of Securitised US Receivables;

(e)	adjust as appropriate each DPP Ledger by all amounts received by the US Master Purchaser on such Business Day in respect of Defaulted Receivables;

(f)	adjust as appropriate each IPP Ledger by all moneys received for the account of the US Master Purchaser on such Business Day into a Collection Account in respect of Securitised US Receivables which represent IPP Collections;

(g)	adjust as appropriate each IPP Ledger by all amounts which have been applied on such Business Day (i) in redeeming Buhrmann US Notes, (ii) in increasing the Interest of a US Originator as a result of its contribution of US Receivables;

(h)	adjust as appropriate each Discount Ledger by all amounts received for the account of the US Master Purchaser on such Business Day into a Collection Account in respect of Securitised US Receivables which represent the Discount element of such Securitised US Receivables;

(i)	adjust as appropriate each Discount Ledger by all amounts which have been applied on such Business Day (i) in redeeming Buhrmann US Notes, (ii) in paying US Master Purchaser Senior Expenses, and (iii) in increasing the Interest of a US Originator in respect of Surplus Discount;

(j)	adjust as appropriate each Loss Ledger by any part of the Face Amount of each Securitised US Receivable which has not been received by the US Master Purchaser as a result of such Securitised US Receivable becoming a Defaulted Receivable on such Business Day;

(k)	adjust as appropriate each Loss Ledger by all amounts received by the US Master Purchaser on such Business Day in respect of Defaulted Receivables;

Back to Contents

(l)	adjust as appropriate each Reserve Ledger by all amounts which have been received by the US Master Purchaser on such Business Day as DPP Collections;

(m)	adjust as appropriate each Reserve Ledger by an amount equal to the aggregate of the Purchase Price of all Receivables paid by the US Master Purchaser on such Business Day less, in each case, the Initial Purchase Price element of such Receivables as at such Business Day;

(n)	adjust as appropriate each Credit Note Ledger by all amounts in respect of which a Credit Note has been issued by an Originator to an Obligor; and

(o)	adjust as appropriate each Credit Note Ledger by the aggregate of the amounts in respect of which a Credit Note issued by an Originator to an Obligor has been applied or cancelled.

8.3	Allocation of Collections:

(a)	For the purpose of Clause 8.2 where, for any reason, the US Master Purchaser has received in cash less than 100 per cent. of the Face Amount of a Securitised US Receivable, all amounts collected in respect of that Securitised US Receivable shall be applied first to the Discount element, secondly to the Initial Purchase Price element and finally to the Deferred Purchase Price element of that Securitised US Receivable.

(b)	For the purposes of Clause 8.2, references to moneys received by the US Master Purchaser in respect of a Securitised US Receivable shall be to the net amount of the moneys actually received in respect of the relevant Securitised US Receivable.

(c)	For the purposes of Clause 8.2, references to moneys received by the US Master Purchaser in respect of a Securitised US Receivable shall include those moneys deemed to have been derived from Securitised US Receivables in accordance with Clause 2.2 of the US Collection Account Agreement.

(d)	If an amount has been credited to the Loss Ledger in respect of a Defaulted Receivable and subsequently, any amount is collected in respect of such Defaulted Receivable, then all such amounts shall constitute part of the Deferred Purchase Price element of the collections in respect of the relevant purchased Securitised US Receivable and a debit entry for such an amount shall be made to the applicable DPP Ledger.

(e)	If a person owing a payment obligation in respect of any Receivable(s) makes a general payment to an Originator and/or any other moneys due for any reason whatsoever to the Originator and makes no apportionment between them, then the Master Servicer (or the Liquidation Servicer, as the case may be) shall treat such payment as though the person had appropriated it first to the relevant Securitised US Receivable(s) to the extent such person owes a payment obligation in respect of Securitised US Receivable(s), second to any other Receivable(s) and third to any other payment.

Back to Contents

(f)	Following the termination of the appointment of the Master Servicer, the Liquidation Servicer shall make allocations in accordance with this Clause 8.3.

8.4     Records of US Master Purchaser: On each Business Day, as soon as possible and in any event by the close of business on the Business Day on which the Master Servicer or the Liquidation Servicer, as the case may be, records any amount in respect of an increase in the Interest of a US Originator, the Master Servicer or the Liquidation Servicer, as the case may be, shall record an increase in the Units of such US Originator in accordance with Clause 4.5 of the LLC Agreement.

CALCULATIONS

9.1	On each Business Day: On each Business Day, the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer (to the extent such calculations are relevant) shall calculate the following in relation to the immediately preceding Business Day:

(a)	the aggregate of the Deferred Purchase Price by which the Interest of each US Originator should be increased in respect of all Securitised US Receivables;

(b)	the IPP Collections received by the US Master Purchaser in respect of all Securitised US Receivables;

(c)	the Required Reserve Amount;

(d)	the Accreted Value of the Buhrmann US Notes;

(e)	the Aggregate Available US Collection Account L/C Amount;

(f)	the Excess Concentration in respect of Securitised US Receivables;

(g)	the Unapplied US Dollar Cash Proceeds;

(h)	the Unallocated US Dollar Cash Proceeds;

(i)	the US Net Pool Balance;

(j)	the US Asset Liability Test;

(k)	the US Master Purchaser MTN Principal Reserve Amount; and

(l)	the Silver Note Accreted Value

9.2	On each Calculation Date: On each Calculation Date, the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer (to the extent such calculations are relevant) shall calculate the following:

(a)	the Default Reserve Percentage;

(b)	the Dilution Reserve Percentage;

(c)	the Reserve Percentage;

Back to Contents

(d)	the Dilution Horizon Ratio;

(e)	the Loss Horizon Ratio;

(f)	the US Average Default Ratio and weekly thereafter if (x) not satisfied or (y) a Buhrmann Financial Performance Cross Default has occurred until each Rating Agency has confirmed that the Rating Condition has been satisfied;

(g)	the US Average Delinquency Ratio and weekly thereafter if (x) not satisfied or (y) a Buhrmann Financial Performance Cross Default has occurred until each Rating Agency has confirmed that the Rating Condition has been satisfied;

(h)	the US Average Dilution Ratio and weekly thereafter if (x) not satisfied or (y) a Buhrmann Financial Performance Cross Default has occurred until each Rating Agency has confirmed that the Rating Condition has been satisfied; and

(i)	the Average US Days Outstanding and weekly thereafter if (x) not satisfied or (y) a Buhrmann Financial Performance Cross Default has occurred until each Rating Agency has confirmed that the Rating Condition has been satisfied.

9.3     On each Monthly Determination Date: On each Monthly Determination Date, the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer (to the extent such calculation is relevant) shall calculate the Discount Percentage.

DUTIES IN RESPECT OF THE BUHRMANN NOTES AND SILVER NOTES

10.1	Delivery of Buhrmann US Note Issue Notices and Silver Note Issuer Notices:

(a)	On any Business Day, the US Master Purchaser may request the Master Servicer to serve one or more Buhrmann US Note Issue Notices pursuant to the US Master Purchaser Funding Agreement.

(b)	If a request is made pursuant to Clause 10.1(a) by the US Master Purchaser, the Master Servicer shall complete the relevant Buhrmann US Note Issue Notices with the details required to be entered thereon and deliver the same on behalf of the US Master Purchaser to the relevant Buhrmann US Note Purchaser subject to and in accordance with the terms of the US Master Purchaser Funding Agreement.

(c)	On any Business Day, the Silver Note Issuer may request the Master Servicer to serve one or more Silver Note Issuer Notices pursuant to the Silver Note Purchase Agreement.

(d)	If a request is made pursuant to Clause 10.1(c) by the Silver Note Issuer, the Master Servicer shall complete the relevant Silver Note Issuer Notices with the details required to be entered thereon and deliver the same on behalf of the Silver Note Issuer to the relevant Silver Note Purchaser subject to and in accordance with the terms of the Silver Note Purchaser Agreement.

Back to Contents

10.2     Delivery of Buhrmann US Notes: The Master Servicer hereby agrees that it will issue and deliver on behalf of the US Master Purchaser any Buhrmann US Note Certificate that the US Master Purchaser is required to procure the issue and delivery of in accordance with Clause 5.5(b) of the US Master Purchaser Funding Agreement.

10.3     Delivery of Silver Notes: The Master Servicer hereby agrees that it will issue and deliver on behalf of the Silver Note Issuer any Silver Note Certificate that the Silver Note Issuer is required to procure the issue and delivery of in accordance with Clause 5.1(a) of the Silver Note Purchase Agreement.

APPLICATION OF FUNDS

11.1	Transaction Accounts:

(a)	Prior to the occurrence of a Buhrmann Termination Event, on each MTN Expected Maturity Date the Master Servicer shall notify the Cash Manager if on any Business Day there are insufficient funds standing to the credit of any Master Purchaser Transaction Account to redeem the Buhrmann US Notes maturing on such date and shall instruct the Cash Manager to arrange for the payment of amounts standing to the credit of the relevant US Master Purchaser MTN Principal Reserve Account in accordance with Clause 7.3(c) of the Cash Management Agreement.

(b)	Prior to the occurrence of a Buhrmann Termination Event, the Master Servicer will give instruction to the bank at which the US Master Purchaser Transaction Account is held to make the payments required to be made on that Business Day in accordance with Clause 7.3 of the US Master Purchaser Guarantee and Security Agreement. Such instructions shall specify the US Master Purchaser Available Funds available on that Business Day.

11.3     Collection Accounts: Prior to the occurrence of a Buhrmann Termination Event, the Master Servicer will in accordance with the Transaction Documents give instructions to the bank at which each US Master Purchaser Collection Account is held to transfer all sums standing to the credit of each such Collection Account which represent cleared funds at the end of each Business Day the US Master Purchaser Transaction Account.

REPORTS

12.1	Master Servicer’s Reports:

(a)	On each Business Day, the Master Servicer shall provide the Master Purchasers, the Silver Note Issuer, the Cash Manager and (if so requested) the Security Agent, Silver Security Agent and the MTN Security Trustee with the Master Servicer’s Daily Report for the period beginning on (but excluding) the last Calculation Date and ending on (last including) the immediately preceding Business Day.

(b)	On the Business Day following each Calculation Date, the Master Servicer shall provide the Master Purchasers and the Silver Note Issuer, and (if so requested) the Silver Security Agent, Security Agent and the MTN Security Trustee with the Master Servicer’s Monthly Report for the Calculation Period ending on the preceding Calculation Date.

Back to Contents

(c)	Following the occurrence of a Rating Trigger, on each Business Day, the Master Servicer shall provide the Liquidation Servicer with the Master Servicer’s Daily Report for the period beginning on (but excluding) the last Calculation Date and ending on (last including) the immediately preceding Business Day.

(d)	Following the occurrence of a Rating Trigger, on the Business Day following each Calculation Date, the Master Servicer shall provide the Liquidation Servicer with the Master Servicer’s Monthly Report for the Calculation Period ending on the preceding Calculation Date.

(e)	On each Business Day following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall provide the Silver Security Agent, the Security Agent and the Cash Manager with the Master Servicer’s Daily Report for the period beginning on (but excluding) the last Calculation Date and ending on (last including) the immediately preceding Business Day.

(f)	On each Business Day following each Calculation Date following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall provide the Silver Security Agent, the Security Agent and the Cash Manager with the Master Servicer’s Monthly Report for the Calculation Period ending on the preceding Calculation Date.

12.2     Contents of each Master Servicer’s Daily Reports:

Each Master Servicer’s Daily Report shall provide details (in the form set out in Schedule 1) of, inter alia, the following:

(a)	the aggregate of the Face Amounts of the Securitised US Receivables purchased;

(b)	the aggregate nominal amount of MTNs then outstanding under the MTN Programme;

(c)	the amount of all Deemed Collections since the last Business Day;

(d)	the aggregate of the Face Amounts of all Receivables according to the Concentration Limits; and

(e)	such other information as is shown on the form of Master Servicer’s Daily Report attached as Schedule 1,

provided that, following the termination of the Master Servicer’s appointment, the Master Servicer’s Daily Report shall include such information as may be agreed from time to time by the Security Agent, the Liquidation Servicer and the Cash Manager.

12.3     Contents of each Master Servicer’s Monthly Reports: Each Master Servicer’s Monthly Report shall provide details (in the form set out in Schedule 1) of, inter alia, the following:

Back to Contents

(a)	the amounts due for payment and the amounts actually collected in respect of the Securitised US Receivables during the 30 calendar days immediately preceding the Calculation Date and details of all outstanding Securitised US Receivables;

(b)	the balances on each of the Ledger Accounts at 5.00 p.m. (Central European time) on the immediately preceding Calculation Date together with copies of each of the Ledger Accounts brought up to date after the payments and accounting entries referred to in Clause 7 have been made;

(c)	the aggregate of the Face Amounts of the Securitised US Receivables which have become Defaulted Receivables and Delinquent Receivables during the 30 days immediately preceding the Calculation Date;

(d)	the aggregate Dilutions during the 30 calendar days immediately preceding the Calculation Date;

(e)	the aggregate of the Face Amounts of the Securitised US Receivables purchased since the last Calculation Date;

(f)	Deemed Collections in each case as at the immediately preceding Calculation Date;

(g)	the aggregate nominal amount of MTNs then outstanding under the MTN Programme;

(h)	the US Average Dilution Ratio, the US Average Default Ratio, the US Average Delinquency Ratio and the Average US Days Sales Outstanding in each case as at the immediately preceding Calculation Date;

(i)	the aggregate of the Face Amounts of all Receivables according to the Concentration Limits as at the immediately preceding Calculation Date;

(j)	the amount of any fees due from the Master Purchasers under this Agreement; and

(k)	such other information as is shown on the form of Master Servicer’s Monthly Report attached as Schedule 1,

provided that, following the termination of the Master Servicer’s appointment, the Master Servicer’s Monthly Report shall include such information as may be agreed from time to time by the Security Agent, the Liquidation Servicer and the Cash Manager.

12.5     Additional Information: The Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall, promptly upon receiving a request to that effect, provide to the US Master Purchaser, and (if so requested) to the Security Agent, the Silver Security Agent, the MTN Security Trustee, Rabobank International, Erasmus and the Rating Agencies such additional information relevant to the Receivables, the Originators, the Ledger Accounts, the US Master Purchaser, or their respective financial condition as the US Master Purchaser, the Silver Security Agent, the Security Agent, the MTN Security Trustee and/or the Rating Agencies may from time to time reasonably require.

Back to Contents

PURCHASES

13.     On any day when the the US Master Purchaser acquires US Receivables under the US Contribution Agreement, the Master Servicer shall execute such documents, deeds, agreements, instruments, consents, notices or authorisations and do all such other acts, things or procure the same are done as are required to be done by the US Master Purchaser under the US Contribution Agreement in connection with the purchase or other acquisition of Receivables on such date.

REPURCHASES

14.     If the Master Servicer becomes aware of or is notified of circumstances or the occurrence of any event or events (whether related or otherwise) which are such that an Originator would be obliged to repurchase or substitute a Receivable under the terms of the US Contribution Agreement, then the Master Servicer shall give notice to the relevant Originator and arrange for the repurchase or substitution of the relevant Receivable originated by the relevant Originator in accordance with the terms of the the US Contribution Agreement.

ENFORCEMENT

15.1     In the event that there is a default or failure to perform by any person which owes a payment obligation to the US Master Purchaser in relation to a purchased Receivable, then the Master Servicer shall comply in all material respects with the Buhrmann Operating Procedures or to the extent that those procedures are not applicable (having regard to the nature of the default or failure to perform in question) take such action as would a prudent creditor operating an international paper distribution business in respect of such default or failure to perform. In applying the Buhrmann Operating Procedures or taking such action in relation to any particular Originator which is in default, the Master Servicer may exercise such discretion to deviate therefrom as would be exercised by a reasonably prudent creditor operating an international paper distribution business but subject to the Master Servicer believing on reasonable grounds that to do so will enhance recovery prospects or minimise loss.

15.2     In servicing the Securitised US Receivables and performing its obligations under this Agreement, the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall comply with all requirements of any relevant or applicable law, statutory instrument, regulation, directive, administrative requirement, licence, authorisation or order made by any government, supra-national body, state, municipality, district, canton, authority, court, tribunal or arbitral body.

RECORDS AND INFORMATION

16.1     Maintenance of Records: The Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer shall maintain, implement and keep accounting, management and administrative information, systems, procedures and records which are adequate to generate accurate, complete and reliable statistical information regarding the portfolio of Securitised US Receivables. These records and systems shall include an ability to recreate records in the event of their destruction. The information and records shall be adequate to permit the identification on each Contribution Date of each newly purchased Securitised US Receivable and the daily identification of all collections of, and any losses in relation to, each Securitised US Receivable.

Back to Contents

16.2     Access to Records: The Master Servicer shall (a) at all times permit the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee and (b) following the occurrence of a Rating Trigger subject to Clause 4.1 permit the Liquidation Servicer (in each case by their duly authorised officers, employees or agents) access to verify, audit, inspect and copy all information, systems, records, books and contractual documentation maintained by it relating to the portfolios of Securitised US Receivables and/or the Silver Notes and the Master Servicer shall permit the the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent, the MTN Security Trustee and the Liquidation Servicer (by their duly authorised officers, employees and/or agents) to take such other steps as they from time to time reasonably think fit for the purpose of verifying or obtaining information concerning any of the Securitised US Receivables and/or the Silver Notes and to discuss matters relating to the Securitised US Receivables with the auditors of the Master Servicer or any of the officers, employees or agents of the Master Servicer which have knowledge of such matters.

TAXATION

17.1	Additional Amounts:

(a)	Each of the Master Servicer and the Liquidation Servicer agrees that if any Tax is imposed on any payment to be made by the Master Servicer or the Liquidation Servicer pursuant to this Agreement to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable) or any such payment is subject to any deduction or withholding in respect of Tax or otherwise (as a consequence of such payment being collected by or routed through the Master Servicer or the Liquidation Servicer, respectively, or otherwise), then the Master Servicer or the Liquidation Servicer, as the case may be, shall pay such additional amounts so that, after satisfaction, deduction or withholding of such Tax, the payee shall receive an amount equal to the amount it would have received had no such Tax been imposed.

(b)	If any Tax is imposed on any payment to be made by the US Master Purchaser under this Agreement or any such payment is subject to any deduction or withholding in respect of Tax, the US Master Purchaser shall not be obliged to pay any additional amounts in respect of such Tax.

Back to Contents

17.2      Tax Credits: If the Master Servicer or the Liquidation Servicer pays any additional amount (an Additional Payment) under Clause 17.1 and the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable) effectively obtains a refund of tax or credit against tax on its overall net income by reason of that Additional Payment (a Tax Credit) and the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable) is able to identify such Tax Credit as being attributable to such Additional Payment, then the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable) shall reimburse the Master Servicer or the Liquidation Servicer, as the case may be, such amount as it shall determine to be the proportion of such Tax Credit as will leave the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable), after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required. The US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee (as applicable) shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. Reimbursements made by the US Master Purchaser shall be made in accordance with the US Master Purchaser Guarantee and Security Agreement, the Silver Note Issuer Deed of Charge and the Silver Note Issuer Security Agreement, respectively. None of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee shall be obliged to disclose any information regarding its tax affairs or computations to the Master Servicer or the Liquidation Servicer.

17.3 Value Added and Sales Tax:

(a)	Any amounts stated in this Agreement to be payable, or payable in connection with this Agreement, by the Master Servicer and the Liquidation Servicer are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such payments, the Master Servicer or the Liquidation Servicer, as the case may be, shall, in addition, pay any amount properly charged in respect of any such taxes or duties.

(b)	Any amounts stated in this Agreement to be payable, or payable in connection with this Agreement, by the US Master Purchaser and the Silver Note Issuer (other than to the Liquidation Servicer in accordance with Clause 23.2) are inclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and the US Master Purchaser and the Silver Note Issuer shall have no obligation to pay additional amounts in respect of any such Taxes.

REGISTRATIONS AND CONSENTS

18.      In addition to the undertakings set out in Clause 20.1(d), the Master Servicer or, following the termination of the Master Servicer’s appointment, the Liquidation Servicer, will use all reasonable endeavours to procure that it, the US Master Purchaser, the Silver Note Issuer and the Liquidation Servicer obtain and maintain all appropriate registrations, licences, consents and authorities required to enable them to perform their obligations under this Agreement and the Transaction Documents to which they are party other than this Agreement.

Back to Contents

DUTIES OF THE US REGISTRAR

19.1     The US Registrar shall comply with the terms and conditions set out in this Agreement, in the Buhrmann US Note Conditions with respect to the transfer and registration of the Buhrmann US Notes and such other duties as are necessarily incidental thereto. The US Registrar shall not be under any fiduciary duty towards any person other than US Master Purchaser and shall not be responsible for or liable in respect of any act or omission of any other person or be under any obligation towards any person other than the US Master Purchaser.

19.2     The US Registrar shall maintain in Broomfield, Colorado or at such other place as the Security Agent, the Silver Security Agent or the US Master Purchaser, as the case may be, may agree, a Register showing the amount of the Buhrmann US Notes from time to time outstanding and the Face Value, the issue date and the Redemption Date applicable to each Buhrmann US Note outstanding and all subsequent transfers and changes of ownership thereof and the names and addresses of the Buhrmann US Noteholders. The Security Agent, the Silver Security Agent, the Buhrmann US Noteholders or any of them and any person authorised by it or any of them may upon notice at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the US Master Purchaser for such periods as are specified in Buhrmann US Note Condition 2.4.

19.3     Each Buhrmann US Note shall have an identifying serial number which the US Registrar shall enter in the appropriate Register.

19.4     Any Buhrmann US Note to be transferred shall be delivered for registration to the specified office of the US Registrar with the form of transfer endorsed thereon duly completed and executed by the transferor, the transferee and the US Master Purchaser and must be accompanied by such documents, evidence, certification and information as may be required pursuant to the Buhrmann US Note Conditions and such other evidence as the US Registrar may reasonably require to prove the title of the transferor or his right to transfer the Buhrmann US Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

19.5     The US Registrar shall not make any charge to the Buhrmann US Noteholders for the registration of any holding of Buhrmann US Notes, or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the US Registrar or by post to the address specified by the Buhrmann US Noteholder. If any Buhrmann US Noteholder entitled to receive a Buhrmann US Note wishes to have the same delivered to it otherwise than at the specified office of the US Registrar, such delivery shall be made, upon its written request to the US Registrar at its risk and (except where sent by post to the address specified by the Buhrmann US Noteholder) at its expense.

19.6     The US Registrar may resign its appointment with respect to the Buhrmann US Notes upon not less than 90 days’ notice in writing to the US Master Purchaser (with a copy to the Security Agent and the Silver Security Agent), provided that such resignation shall not take effect until a successor has been duly appointed and notice of such appointment has been given to the Buhrmann US Noteholders, the US Master Purchaser, and the Security Agent.

Back to Contents

19.7     The US Master Purchaser, may revoke its appointment of the US Registrar, by not less than 90 days’ notice in writing to the US Registrar, with a copy to the Security Agent and the Silver Security Agent, provided that such revocation shall not take effect until a successor has been duly appointed on substantially similar terms and notice of such appointment has been given to the Buhrmann US Noteholders, the Silver Security Agent and the Security Agent.

19.8     The appointment of the US Registrar shall terminate forthwith if:

(a)	a secured creditor takes possession of, or a receiver, manager or other similar officer is appointed, over the whole or any part of the undertaking, assets and revenues of the US Registrar;

(b)	the US Registrar admits in writing its insolvency or inability to pay its debts as they fall due;

(c)	an administrator or liquidator (or similar insolvency official) of the US Registrar over the whole or any part of the undertaking, assets and revenues of the US Registrar is appointed (or application for any such appointment is made);

(d)	the US Registrar takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

(e)	an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the US Registrar; or

(f)	any event occurs which has an analogous effect to any of the foregoing.

19.9      The US Master Purchaser may with the prior written approval of the Security Agent, appoint a successor registrar and shall forthwith give notice of any such appointment to the Security Agent, the Silver Security Agent and the Buhrmann US Noteholders, whereupon the US Master Purchaser and the successor registrar shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on terms substantially similar to those set out in this Agreement.

19.10     If the US Registrar gives notice of its resignation in accordance with Clause 19.6 or its appointment has been revoked in accordance with Clause 19.7 and by the twentieth day before expiry of such notice a successor has not been duly appointed, the US Registrar may itself, following such consultation with the US Master Purchaser, as is practicable in the circumstances and with the prior written approval of the Security Agent, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the US Master Purchaser, the Security Agent, the Silver Security Agent and the Buhrmann US Noteholders, whereupon the US Master Purchaser and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on the terms set out in this Agreement.

Back to Contents

19.11     Upon any resignation or revocation taking effect under Clause 19.6 or 19.7 or any termination under Clause 19.9, the US Registrar shall:

(a)	be released and discharged from its obligations under this Agreement;

(b)	deliver the relevant Register to the US Master Purchaser and to its successor; and

(c)	upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

DUTIES OF THE SILVER NOTE REGISTRAR

20.1      The Silver Note Registrar shall comply with the terms and conditions set out in this Agreement, in the Silver Note Conditions with respect to the transfer and registration of the Silver Notes and such other duties as are necessarily incidental thereto. The Silver Note Registrar shall not be under any fiduciary duty towards any person other than Silver Note Issuer and shall not be responsible for or liable in respect of any act or omission of any other person or be under any obligation towards any person other than the Silver Note Issuer.

20.2      The Silver Note Registrar shall maintain in Broomfield, Colorado or at such other place as the Silver Security Agent or the Silver Note Issuer, as the case may be, may agree, a Register showing the amount of the Silver Notes from time to time outstanding and the Silver Note Face Value, the issue date and the Redemption Date applicable to each Silver Note outstanding and all subsequent transfers and changes of ownership thereof and the names and addresses of the Silver Noteholders. The Silver Security Agent, the Silver Noteholders or any of them and any person authorised by it or any of them may upon notice at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Silver Note Issuer for such periods as are specified in Silver Note Condition 2.4.

20.3      Each Silver Note shall have an identifying serial number which the Silver Note Registrar shall enter in the appropriate Register.

20.4      Any Silver Note to be transferred shall be delivered for registration to the specified office of the Silver Note Registrar with the form of transfer endorsed thereon duly completed and executed by the transferor, the transferee and the Silver Note Issuer and must be accompanied by such documents, evidence, certification and information as may be required pursuant to the Silver Note Conditions and such other evidence as the Silver Note Registrar may reasonably require to prove the title of the transferor or his right to transfer the Silver Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

Back to Contents

20.5      The Silver Note Registrar shall not make any charge to the Silver Noteholders for the registration of any holding of Silver Notes, or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Silver Note Registrar or by post to the address specified by the Silver Noteholder. If any Silver Noteholder entitled to receive a Silver Note wishes to have the same delivered to it otherwise than at the specified office of the Silver Note Registrar, such delivery shall be made, upon its written request to the Silver Note Registrar at its risk and (except where sent by post to the address specified by the Silver Noteholder) at its expense.

20.6      The Silver Note Registrar may resign its appointment with respect to the Silver Notes upon not less than 90 days’ notice in writing to the Silver Note Issuer (with a copy to the Silver Silver Security Agent), provided that such resignation shall not take effect until a successor has been duly appointed and notice of such appointment has been given to the Silver Noteholders, the Silver Note Issuer and the Silver Security Agent.

20.7      The Silver Note Issuer, may revoke its appointment of the Silver Note Registrar, by not less than 90 days’ notice in writing to the Silver Note Registrar, with a copy to the Silver Security Agent, provided that such revocation shall not take effect until a successor has been duly appointed on substantially similar terms and notice of such appointment has been given to the Silver Noteholders and the Silver Security Agent.

20.8      The appointment of the Silver Note Registrar shall terminate forthwith if:

(a)	a secured creditor takes possession of, or a receiver, manager or other similar officer is appointed, over the whole or any part of the undertaking, assets and revenues of the Silver Note Registrar;

(b)	the Silver Note Registrar admits in writing its insolvency or inability to pay its debts as they fall due;

(c)	an administrator or liquidator (or similar insolvency official) of the Silver Note Registrar over the whole or any part of the undertaking, assets and revenues of the Silver Note Registrar is appointed (or application for any such appointment is made);

(d)	the Silver Note Registrar takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

(e)	an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Silver Note Registrar; or

(f)	any event occurs which has an analogous effect to any of the foregoing.

20.9      The Silver Note Issuer may with the prior written approval of the Silver Security Agent, appoint a successor registrar and shall forthwith give notice of any such appointment to the Silver Security Agent, and the Silver Noteholders, whereupon the Silver Note Issuer and the successor registrar shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on terms substantially similar to those set out in this Agreement.

Back to Contents

20.10      If the Silver Note Registrar gives notice of its resignation in accordance with Clause 20.6 or its appointment has been revoked in accordance with Clause 20.7 and by the twentieth day before expiry of such notice a successor has not been duly appointed, the Silver Note Registrar may itself, following such consultation with the Silver Note Issuer, as is practicable in the circumstances and with the prior written approval of the Silver Security Agent, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Silver Note Issuer, the Silver Security Agent and the Silver Noteholders, whereupon the Silver Note Issuer and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on the terms set out in this Agreement.

20.11      Upon any resignation or revocation taking effect under Clause 20.6 or 20.7 or any termination under Clause 20.9, the Silver Note Registrar shall:

(a)	be released and discharged from its obligations under this Agreement;

(b)	deliver the relevant Register to the Silver Note Issuer and to its successor; and

(c)	upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

UNDERTAKINGS OF THE MASTER SERVICER AND THE SUB-SERVICERS

21.1      Undertakings: Each of the Master Servicer and each Sub-Servicer jointly and severally undertakes with each of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee (and, in the case of the Parent, it undertakes that it will procure that the Master Servicer and each Sub-Servicer undertakes the same), that, without prejudice to any of its specific obligations under this Agreement:

(a)	it will devote or procure that it will devote to the performance of its obligations and the exercise of its discretions under this Agreement and its exercise of the rights of the US Master Purchaser and the Silver Note Issuer, in respect of contracts and arrangements giving rise to payment obligations in respect of the Securitised US Receivables and the Silver Notes at least the same amount of time and attention and that there is exercised the same level of skill, care and diligence as it would if it were administering receivables in respect of which it held the entire benefit (both legally and beneficially) and, in any event, will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

(b)	subject to Clause 15, it will, in discharging its obligations and performing its functions hereunder, act in accordance with the Buhrmann Operating Procedures;

(c)	it will comply with any proper and lawful directions, orders and instructions which the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee may from time to time give to it in connection with the performance of its obligations under this Agreement, but only to the extent that compliance with those directions does not conflict with any provision of the Transaction Documents;

Back to Contents
(d)	it will obtain, make, take and keep in force all authorisations, approvals, consents, licences, exemptions, registrations, recordings, filings, or notarisations which may be required in connection with the performance of its (or the US Master Purchaser’s) functions, duties and obligations under this Agreement and the other Transaction Documents and to ensure the validity, legality, enforceability or priority of its (or the US Master Purchaser’s) liabilities and the rights of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee and it shall perform its obligations under this Agreement and the other Transaction Documents to which it is a party in such a way as to not prejudice the continuation of any such approvals, consents, licences, exemptions, registrations, recordings, filings, or notarisations;

(e)	it will devote all resources necessary to fulfil its obligations under this Agreement and the other Transaction Documents to which it is a party;

(f)	it will make all filings, give all notices and make all registrations and other notifications required in the day to day operation of the business of the US Master Purchaser and the Silver Note Issuer and will comply with any legal requirements in the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party;

(g)	it will make all payments required to be made by it pursuant to this Agreement and the other Transaction Documents to which it is a party on their due date for payment under this Agreement or such other Transaction Documents, as the case may be, in dollars for value on such day without set-off or counterclaim and (unless required by law to deduct or withhold) without deduction or withholding for any taxes or otherwise;

(h)	it will at all times keep proper books of account in relation to the Securitised US Receivables and, upon receipt of prior written notice, allow (i) the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee and any person appointed for such purpose by the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee and (ii) following the occurrence of the Rating Trigger, the Liquidation Servicer free access to their respective books of account at all reasonable times during normal business hours;

(i)	it will give to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent, the MTN Security Trustee or the Liquidation Servicer within three Business Days after demand by the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent, the MTN Security Trustee or the Liquidation Servicer (the US Master Purchaser, the Silver Security Agent, the Security Agent, the MTN Security Trustee or the Liquidation Servicer having reasonable cause to believe that a Potential Buhrmann Termination Event or Buhrmann Termination Event has occurred), a certificate of the Master Servicer signed by two directors of the Master Servicer to the effect that as at a date not more than seven days before delivering such certificate there did not exist any Potential Buhrmann Termination Event or Buhrmann Termination Event or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute a Potential Buhrmann Termination Event or Buhrmann Termination Event (or, if such exists or existed, specifying the same) and that during the period from the date of this Agreement to the date of such certificate the Master Servicer has complied with all its obligations under this Agreement and the other Transaction Documents to which it is a party or (if this is not the case) specifying the respects in which it had not complied;

Back to Contents

(j)	it will promptly notify the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent, the MTN Security Trustee and the Cash Manager of (x) the occurrence of a Stop Funding Event and the curing of any such Stop Funding Event and (y) the occurrence of a Buhrmann Financial Performance Cross Default and the curing or waiver of any such Buhrmann Financial Performance Cross Default;

(k)	it will promptly notify the Liquidation Servicer, the Silver Security Agent and the Security Agent if on any day the long-term unsecured, unsubordinated and unguaranteed debt obligations of Buhrmann N.V. are rated less than “B2” by Moody’s or “B” by Standard & Poor’s (the Rating Trigger) and as soon as practicable thereafter but in any event within 30 days of the receipt by the Liquidation Servicer of such notice provide the Liquidation Servicer with a copy of each Master Servicer’s Daily Report and each Master Servicer’s Monthly Report produced by the Master Servicer;

(l)	it will keep books of account and records of the US Master Purchaser and the Silver Note Issuer, respectively, in relation to the operation of the transactions contemplated in the Transaction Documents and shall provide copies of such accounts and records (relating to the US Master Purchaser) to the US Master Purchaser and copies of such accounts and records (relating to theSilver Note Issuer) to the Silver Note Issuer and fully co-operate with the US Master Purchaser and the Silver Note Issuer, respectively, and provide all such other information in relation to the US Master Purchaser, the Securitised US Receivables, the Silver Notes and the Silver Note Issuer and the operation of the transactions set out in the Transaction Documents as the US Master Purchaser and the Silver Note Issuer shall each respectively reasonably require in order to prepare interim statements, final accounts and tax returns;

(m)	it will fully co-operate with the US Master Purchaser and the Silver Note Issuer and provide each of them with such information and assistance as each shall reasonably require in order to keep all registers and make all returns required by law or by relevant regulatory authorities and it shall fully cooperate with the directors of the US Master Purchaser and the directors of the Silver Note Issuer, respectively, and provide them with such information in relation to the affairs of the US Master Purchaser or the Silver Note Issuer, as the case may be, and the operation of the transactions contemplated in the Transaction Documents as they shall reasonably require in order to discharge their relevant functions and legal obligations as directors of the US Master Purchaser or directors of the Silver Note Issuer;

Back to Contents

(n)	subject to and in accordance with the provisions of this Agreement, it will take all reasonable steps to recover all sums due to the US Master Purchaser in respect of the Securitised US Receivables;

(o)	other than in relation to those policies and procedures which are required by law or by any governmental body or regulatory authority or to which the Security Agent and the Silver Security Agent have given their prior written consent, it will not adopt any additional and/or alternative policies and procedures in place of the Buhrmann Operating Procedures which are likely adversely to affect the US Master Purchaser in relation to the Securitised US Receivables or the Silver Notes and any other rights acquired under the US Contribution Agreement and the other Transaction Documents. The Master Servicer will in relation to any additional and/or alternative policies and procedures which are proposed to be adopted and which might affect such interests inform the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee in writing of any of the same, prior to their adoption, together with an explanation as to why such policies and procedures are proposed to be adopted and why, in the reasonable opinion of the Master Servicer, such effect is not likely to be adverse to such interests. The Master Servicer undertakes that, if the Security Agent notifies (with a copy to the Silver Security Agent) it in writing within 10 Business Days that in the reasonable opinion of the Security Agent, such effect is likely to be adverse to such interests the Master Servicer will not adopt the additional and/or alternative policies and procedures to which the Security Agent’s written notification to the Master Servicer relates;

(p)	it will promptly notify the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee if legal proceedings are initiated against any of the Originators, the US Master Purchaser or the Silver Note Issuer,which might materially and adversely affect any of the Originators, the US Master Purchaser’s title to or interest in the Securitised US Receivables or any of the rights acquired under the US Contribution Agreement, or will, or is likely to prejudice or jeopardise the Security Agent’s or Silver Security Agent’s interests in respect of the Silver Note Issuer Security Agreement, the Silver Note Issuer Deed of Charge or the US Master Purchaser Guarantee and Security Agreement; and

(q)	it will execute all such further documents, deeds, agreements, instruments, consents, notices or authorisations and do all such further acts and things (or procure the same) as may be necessary or desirable at any time or times in the reasonable opinion of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee to give effect to this Agreement or any of the other Transaction Documents to which it is a party.

21.2      Termination of Covenants: The covenants of the Master Servicer, the Parent and each Sub-Servicer in Clause 21.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee arising from the breach of any such covenant prior to the date of termination of this Agreement.

Back to Contents

SUB-CONTRACTS

22.1      Appointment of Sub-Servicers: The Master Servicer may not without the prior written consent of the Security Agent appoint any person as its sub-agent, sub-contractor or representative to carry out all or any material part of the services to be provided by it under this Agreement, save for the Sub-Servicers.

22.2      Liability of Master Servicer: Any appointment as referred to in Clause 22.1 shall not in any way relieve the Master Servicer from its obligations under this Agreement, for which it shall continue to be liable as if no such appointment had been made and any failure by the Sub-Servicers to perform the services expressed to be performed by the Master Servicer hereunder shall be treated as a breach of this Agreement by the Master Servicer.

22.3      No Liability to Sub-Servicer: The US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee shall not have any liability to the Sub-Servicers or any other person appointed pursuant to Clause 22.1 whatsoever in respect of any cost, claim, charge, loss, liability, damage or expense suffered or incurred by the Sub-Servicers or any such person in connection with this Agreement.

LIABILITY OF MASTER SERVICER

23.1      Exclusion of Liability: The Master Servicer in its capacity as Master Servicer shall have no liability for the obligations of any Originator and nothing in this Agreement or any other agreement or document executed pursuant to or in connection with the Transaction Documents shall constitute a guarantee, or similar obligation, by the Master Servicer (in its capacity as servicer) of the performance by any person owing any payment obligation in respect of a Securitised US Receivable.

23.2      Indemnity: The Master Servicer shall indemnify and keep indemnified in full and on an after-tax basis each of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee against any cost, claim, loss, expense, liability or damages (including legal costs and out-of-pocket expenses) incurred or suffered by either of them or (in the case of the Security Agent, the Silver Security Agent and the MTN Security Trustee, by the persons for whose benefit it acts as trustee) in connection with any negligence in the performance of its duties, or wilful default, breach of fiduciary duty, fraud or breach by the Master Servicer of this Agreement or any of the other Transaction Documents and the Master Servicer shall on demand pay to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee (for itself or on behalf of such persons) without any set-off, deduction or withholding whatsoever the amount of any such cost, claim, loss, expense liability or damages suffered or incurred by any of them.

Back to Contents

SERVICING FEES

24.1    Calculation of Servicing Fees: The Master Servicer shall, subject to the provisions of this Agreement, in respect of each calendar quarter be entitled to Servicing Fees from the US Master Purchaser and the Silver Note Issuer (inclusive of value added tax, sales tax, purchase tax or any other, similar taxes or duties) payable (subject to and in accordance with Clauses 6.3 and 7.2 of the Silver Note Issuer Security Agreement, Clauses 6.2 and 7.4 of the Silver Note Issuer Deed of Charge or Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement (as the case may be)) quarterly in arrears and calculated no later than the 10th Business Day after the end of each calendar quarter in an amount equal to one per cent. per annum of the aggregate Face Amount of the the Securitised US Receivables outstanding held by the US Master Purchaser as at close of business on the Business Day immediately preceding the last day of such calendar quarter multiplied by the number of days in such calendar quarter and divided by 360. The Master Servicer shall not be entitled to reimbursement of any cost, claim, liability or expense incurred or suffered by it in the performance of its obligations under this Agreement save to the extent expressly set out in this Agreement.

24.2    Liquidation Servicer Fees: The Liquidation Servicer appointed pursuant to Clause 25.12 shall, subject to the provisions of this Agreement:

(a)	On each anniversary of the MTN Closing Date, the Liquidation Servicer shall be entitled to an annual fee of US$25,000 (the Liquidation Servicer Annual Fee) plus VAT.

(b)	On commencement of its duties hereunder in accordance with Clause 25.10 and up to the earlier of (i) such time as the Security Agent has confirmed that the US Master Purchaser Guarantee and Security Agreement has been discharged (the Liquidation Servicer Termination Date); and (ii) the termination of the appointment of the Liquidation Servicer hereunder, the Liquidation Servicer shall, in addition to the Liquidation Servicer Annual Fee, be entitled to payment on each Business Day of a fee of one per cent. per annum of the Receivables recovered or collected on the immediately preceding Business Day (the Liquidation Servicer Collections Fee) plus VAT.

(c)	The Liquidation Servicer Annual Fee, the Liquidation Servicer Collections Fee and any VAT thereon shall be payable subject to and in accordance with Clauses 6.3 and 7.2 of the Silver Note Issuer Security Agreement and Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement.

BUHRMANN TERMINATION EVENTS

25.1    Termination of Appointment: Subject to Clause 25.7 below, if a Buhrmann Termination Event occurs, then the Security Agent and/or the Silver Security Agent (on behalf of the US Master Purchaser and/or the Silver Note Issuer respectively) shall promptly, by notice in writing to the Master Servicer terminate the appointment of the Master Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice, provided that the Master Servicer shall not cease to perform its obligations or to be entitled to its rights under this Agreement until such time as the Liquidation Servicer has commenced its duties pursuant to Clause 25.10. Upon any termination of the Master Servicer pursuant to this Clause 25.1 the appointment of any Sub-Servicer will immediately be terminated. The Security Agent shall promptly notify the Liquidation Servicer that the appointment of the Master Servicer has been terminated.

Back to Contents

25.2    Obligation to Notify of Buhrmann Termination Event: As soon as possible and in any event within one Business Day of the Master Servicer becoming aware of such fact, the Master Servicer shall notify the Silver Security Agent, the Security Agent, the MTN Security Trustee and the Liquidation Servicer of the occurrence of any Buhrmann Termination Event or Potential Buhrmann Termination Event.

25.3    Agency to Terminate: On and after termination of the appointment of the Master Servicer all authority and power of the Master Servicer under this Agreement shall be terminated and of no further effect and the Master Servicer shall no longer hold itself out in any way as the agent of the the US Master Purchaser or the Silver Note Issuer.

25.4    Redelivery of Records: Upon termination of the appointment of the Master Servicer, the Master Servicer shall immediately deliver or make available to (and in the meantime shall hold as fiduciary agent of) the Security Agent and/or the Silver Security Agent or as either shall direct all contract records, books of account, papers, records, registers, computer tapes and discs (and any duplicates thereof), statements, correspondence and documents in its possession or under its control relating to the Securitised US Receivables and/or the Silver Notes and/or the affairs of the US Master Purchaser or belonging to the US Master Purchaser and/or the affairs of the Silver Note Issuer or belonging to the Silver Note Issuer including all original contracts and the Transaction Documents in its possession (provided that the Master Servicer shall have the right to make and retain such copies of any such records as it desires), any moneys then held by the Master Servicer on behalf of the US Master Purchaser or the Silver Note Issuer and any other assets of the US Master Purchaser or of the Silver Note Issuer and shall take such further action as the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent or the Security Agent may reasonably direct.

25.5    Confirmation of Certain Provisions: Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

25.6    Substitute Master Servicer: It is hereby declared that neither the Security Agent, the Silver Security Agent nor the MTN Security Trustee shall be under any obligation to act as or to appoint a substitute Master Servicer should the Liquidation Servicer fail to perform its obligations hereunder and shall be under no liability for not so acting or appointing.

25.7    Expiry: If not otherwise terminated, this Agreement shall terminate at such time as the US Master Purchaser has no further interest in relation to any Securitised US Receivable.

Back to Contents

25.8    Survival of Rights and Obligations: With effect from the date of termination of this Agreement, the rights and obligations of the Master Servicer under this Agreement shall cease but such termination shall be without prejudice to (a) any liabilities of the Master Servicer to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee incurred before the date of termination, and (b) any liabilities of the US Master Purchaser or the Silver Note Issuer incurred to the Master Servicer before the date of termination, provided that the Master Servicer shall have no right to withhold or set-off any amounts due to it under this Agreement against any amounts held by it on behalf of the US Master Purchaser or the Silver Note Issuer.

25.9    Fees: On termination of the appointment of the Master Servicer, it shall be entitled to receive all fees and other moneys accrued up to the date of termination but shall not be entitled to any other or further compensation. Such moneys so receivable by the Master Servicer shall be paid by the US Master Purchaser or the Silver Note Issuer, as the case may be, on the dates on which they would otherwise have been payable under this Agreement subject always to the provisions of this Agreement and the other Transaction Documents. For the avoidance of doubt, such termination shall not affect the rights of the Master Servicer to receive payment of all amounts due to it from the US Master Purchaser or the Silver Note Issuer other than under this Agreement.

25.10	Liquidation Servicer Commencement: The Liquidation Servicer shall commence its duties:

(a)	no later than five Business Days after the delivery by the Security Agent of a notice to the Master Servicer of the termination of the Master Servicer’s appointment in accordance with Clause 25.1; or

(b)	subject to Clause 21.1(k), no later than three Business Days after the delivery by the Security Agent of a notice to the Master Servicer of the termination of the Master Servicer’s appointment in accordance with Clause 25.1 if the Rating Trigger has occurred.

LIQUIDATION SERVICER

26.1    Undertakings: Upon commencement of its duties in accordance with Clause 25.10, the Liquidation Servicer shall (without prejudice to any of its specific obligations under this Agreement) make the undertakings set out in Clause 21.1 (other than those set out in paragraphs (b), (i), (k) and (o) thereof) to each of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee. Such undertakings shall apply mutatis mutandis.

26.2    Standard of Care: In performing its duties hereunder, the Liquidation Servicer shall comply in all material respects with the Buhrmann Operating Procedures or to the extent that those procedures are not applicable (having regard to the nature of the default or failure to perform in question) take such action as would a prudent creditor operating an international paper distribution business in respect of such default or failure to perform. In applying the Buhrmann Operating Procedures or taking such action in relation to any particular Originator which is in default, the Liquidation Servicer may exercise such discretion to deviate therefrom as would be exercised by a reasonably prudent creditor operating an international paper distribution business but subject to the Liquidation Servicer believing on reasonable grounds that to do so will enhance recovery prospects or minimise loss.

Back to Contents

26.3    Retirement of the Liquidation Servicer: The Liquidation Servicer may retire from its appointment at any time upon giving not less than 90 days notice in writing to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Cash Manager, the Security Agent and the MTN Trustee; provided that the Liquidation Servicer shall not cease to perform its obligations or to be entitled to its rights under this Agreement until such time as a suitable replacement liquidation servicer shall have been appointed by the Security Agent, subject to satisfaction of the Rating Condition.

FURTHER PROVISIONS

27.1    Rectification: In the event that any amount paid pursuant to this Agreement shall be determined (after consultation between the parties in good faith) to have been incorrect, the parties hereto shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts received by all relevant parties are those which they would have received if no such error had been made.

27.2    Notification of Judgment Creditors of the Master Servicer: The Master Servicer undertakes that it shall, immediately upon it becoming aware of the same, notify the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Security Trustee in the event that (i) any person shall have obtained judgment against the Master Servicer in any proceedings before any court, arbitration or administrative or other body or tribunal for an amount (or amounts) equal to or greater than US$50,000,000 and/or (ii) any person shall have applied to a court for an order over or against any Securitised US Receivable purchased under the US Contribution Agreement, any proceeds of or interests in any Securitised US Receivable or any of the Collection Accounts and in this event, the Master Servicer shall advise the US Master Purchaser and the Silver Note Issuer of the need to verify that the interests of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent and the Security Agent in the Securitised US Receivables is known by the courts, arbitration board, or administrative or other body or tribunal. The Master Servicer further undertakes that it shall supply to the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent and the MTN Trustee all such information as any of them may reasonably request in connection with the hearing of such application to enable all or any of them to intervene in such hearing.

27.3    No Enquiries: The Master Servicer acknowledges that prior to the completion of the sale and purchase of any Receivable under the US Contribution Agreement, none of the US Master Purchaser, the Silver Note Issuer, the Silver Security Agent, the Security Agent or the MTN Security Trustee will make any enquiries of or in respect of any person which owes payment or other obligations in respect of a Receivable and/or as to the creditworthiness of any such person and/or any Receivable and/or the sums receivable under or stated to be receivable under any contract or arrangement relating to a Receivable.

Back to Contents

27.4    The security documents: Each of the Master Servicer and the Liquidation Servicer agrees with the Security Agent and Silver Security Agent to be bound by the terms of the Silver Note Issuer Security Agreement and the US Master Purchaser Guarantee and Security Agreement and agrees with the MTN Security Trustee to be bound by the terms of the MTN Issuer Security Documents.

27.5    Subordination of Rights of Master Servicer and Liquidation Servicer:

(a)	Notwithstanding anything to the contrary in this Agreement, (i) all payments to be made by the US Master Purchaser under this Agreement shall be made by the US Master Purchaser solely from funds credited to the US Master Purchaser Transaction Accounts which the US Master Purchaser is entitled to apply in the order of priority set out in Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement and (ii) all payments to be made by the Silver Note Issuer under this Agreement shall be made by the Silver Note Issuer solely from funds credited to the Silver Note Issuer Operating Account which the Silver Note Issuer is entitled to apply in the order of priority set out in Clauses 6.3 and 7.2 of the Silver Note Issuer Security Agreement and/or Clauses 5.2 and 6.3 of the Silver Note Issuer Deed of Charge and neither the US Master Purchaser nor the Silver Note Issuer shall have any obligation to make any such payment as detailed in (i) or (ii) respectively except to the extent of such funds which the US Master Purchaser or the Silver Note Issuer is so entitled to apply and has available for the purpose in accordance with the terms thereof.

(b)	Notwithstanding any other provision of this Agreement, on the winding-up of the US Master Purchaser or the Silver Note Issuer until one year and one day has elapsed following the payment of sums outstanding and owing in respect of the US Master Purchaser Secured Obligations or the Silver Note Issuer Secured Obligations, none of the Master Servicer, any Sub-Servicer, the Liquidation Servicer or the US Registrar shall take any proceedings against the the US Master Purchaser or the Silver Note Issuer to enforce any of its rights hereunder or purport to enforce its rights hereunder whether by exercising any set-off, or making any withholding or deduction against any amounts otherwise due to the US Master Purchaser or the Silver Note Issuer under this Agreement or any of the Transaction Documents or otherwise and any such claims by the Master Servicer, any Sub-Servicer, the Liquidation Servicer, the Silver Note Registrar or the US Registrar shall be deemed not to fall due until such date.

27.6    Assignment: The rights and obligations of the parties to this Agreement are personal and none of the the US Master Purchaser, the Silver Note Issuer, the Master Servicer or the Liquidation Servicer may assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Security Agent, the Silver Security Agent and the MTN Security Trustee provided that the parties hereto acknowledge that the US Master Purchaser and the Silver Note Issuer have assigned their rights under this Agreement to the Security Agent and the Silver Security Agent pursuant to the US Master Purchaser Guarantee and Security Agreement, the Silver Note Issuer Deed of Charge and the Silver Note Issuer Security Agreement, and the Master Servicer hereby consents to such assignments.

Back to Contents

GOVERNING LAW

28.1    This Agreement shall be governed by and construed in accordance with the laws of England.

28.2    The Courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

Back to Contents

SCHEDULE 1

Form of Master Servicer’s Daily and Master Servicer’s Monthly Report

Daily Report

Date
Portfolio Data		GBP

Total outstanding purchased invoices at begin of from date
(-)	Total collections in period on purchased invoices
(-)	Total new dilutions in period on purchased invoices
(+)	Total new purchased invoices in period
(-)	Newly defaulted purchased invoices in period
(-)	Newly bought back by Deemed Collection in period
(=)	Total outstanding purchased invoices at end of to date

Collections on funded invoices
(+)	Collections on bought defaulted invoices
(=)	Total collections on bought invoices

(=)	All invoices with bought flags
(-)	Delinquents purchased not bought back (US)
(-)	Real defaults purchased not bought back (US)
(-)	Correction concentration limits
(=)	Funded outstanding receivables
(-)	All credit notes
---> New credit notes
(-)	All unallocated cash
(-)	Credit notes rebates
---> Accruals + Discount reserve
(=)	Total additional dilutive items
(=)	Face Amount
Outstanding real defaulted purchased invoices at end of report period

Required Reserves

Discounted Buhrmann Notes
Cash collateral on accounts
Externally Issued discounted Buhrmann Notes

Asset Liability Test		Pass

BUHRMANN Capital Contribution

Balance of Deutsche Bank Transaction Account
MTN principle reserve amount

Back to Contents

Monthly Report
Date
Portfolio Data	GBP

Aggregate Collected Securitised US Receivables
Aggregate Dilutions
Aggregate Purchased Securitised US Receivables
Delinquent Receivables
Defaulted Receivables
Aggregate face amounts Securitised US Receivables

Reserve Calculations
Calculated Dilution Reserve %		%
Calculated Default Reserve %		%
Calculated Discount %		%
Applicable Default reserve		%
Required Reserve %		%

Trigger Calculations

%
Default Trigger Calc.		%
Pass

%
Dilution Trigger Calc.		%
Pass

%
Delinquency Trigger Calc.		%
Pass

%
DSO Trigger Calc.		%
Pass

Ledgers
Balance IPP Ledger
Balance DPP Ledger
Balance Discount Ledger
Balance total Receivables Ledger

Buhrmann Notes Issuance
Buhrmann Notes

Buhrmann Notes Issuance

MTN discounted value
CP discounted value

Back to Contents

SCHEDULE 2

Form of Invoices File

Minimal required mandatory fields daily Invoices file

Name of Originator
Customer Identification Number
Country of residence of Obligor
Invoice Number
Invoice Date
Due Date
Amount
Currency
Amount of Dilution
Ineligible (1 yes / 0 no)
Invoice Defaulting State

Back to Contents

SCHEDULE 3

Form of Counterparty File

Minimal required mandatory fields monthly counterparty file

Customer Identification Number
Name of Originator
Customer Name
Customer Address line
Customer Postal code
Customer City
Country of residence of Obligor
Ineligible (1 yes / 0 no)

Back to Contents
SCHEDULE 4

Letter of Engagement and Terms and Conditions

Back to Contents

EXECUTION PAGES

Signed by the duly authorised representatives of the parties as of the day and year first above written:

The European Master Purchaser

SIGNED by	)
)
for and on behalf of	)
SILVER SECURITISATION B.V.	)

The US Master Purchaser

SIGNED by	)
for and on behalf of CORPORATE	)
EXPRESS OFFICE PRODUCTS, INC.,	)
as managing member of	)
BUHRMANN SILVER US LLC	)

The Silver Note Issuer

SIGNED by	)
for and on behalf of CORPORATE	)
EXPRESS OFFICE PRODUCTS, INC.,	)
as managing member of	)
BUHRMANN SILVER FINANCING LLC))

The European Receivables Warehouse
Company

SIGNED by	)
for and on behalf of	)
BUHRMANN SILVER S.A.	)

The Master Servicer

SIGNED by	)
for and on behalf of	)
BUHRMANN STAFDIENSTEN B.V.	)

Back to Contents
The US Sub-Servicers

SIGNED by	)
for and on behalf of	)
A.S.A.P. SOFTWARE EXPRESS, INC.	)

SIGNED by	)
for and on behalf of	)
CORPORATE EXPRESS	)
OFFICE PRODUCTS, INC.	)

SIGNED by	)
for and on behalf of	)
CORPORATE EXPRESS	)
OF TEXAS, INC.	)

SIGNED by	)
for and on behalf of	)
CORPORATE EXPRESS DOCUMENT &	)
PRINT MANAGEMENT, INC.	)

The Security Agent and MTN Security
Trustee

SIGNED by	)
and	)
for and on behalf of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED	)

The Liquidation Servicer

SIGNED by	)
for and on behalf of	)
PRICEWATERHOUSECOOPERS	)

Back to Contents
The Parent

SIGNED by	)
for and on behalf of	)
BUHRMANN N.V.	)

Rabobank International

SIGNED by	)
COÖPERATIEVE CENTRALE	)
RAIFFEISEN-BOERENLEENBANK	)
B.A. (trading as RABOBANK	)
INTERNATIONAL), LONDON	)
BRANCH	)

For the purposes of Article 63, sub-paragraph 2 of Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgements in Civil and Commercial Matters, the undersigned hereby expressly and specifically accept the jurisdiction of the competent courts of England.

Buhrmann Silver S.A.

By

Back to Contents

CONTENTS

Back to Contents

Page II

Back to Contents

30 NOVEMBER, 2005

     BUHRMANN N.V.
BUHRMANN US INC.
BUHRMANN STAFDIENSTEN B.V.
SILVER SECURITISATION B.V.
BUHRMANN SILVER US LLC
BUHRMANN SILVER S.A.
BUHRMANN SSC (EUROPE) N.V.
BUHRMANN UK LIMITED
CORPORATE EXPRESS DOCUMENT & PRINT MANAGEMENT, INC.
CORPORATE EXPRESS OFFICE PRODUCTS, INC.
CORPORATE EXPRESS OF TEXAS, INC.
ASAP SOFTWARE EXPRESS, INC.
DEUTSCHE TRUSTEE COMPANY LIMITED
DEUTSCHE BANK AG, Amsterdam Branch
DEUTSCHE BANK AG LONDON DEUTSCHE BANK LUXEMBOURG S.A.
DEUTSCHE BANK AG, New York
ERASMUS CAPITAL CORPORATION
SILVER FUNDING LIMITED BUHRMANN SILVER FINANCING, LLC
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), London Branch
DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED
PRICEWATERHOUSECOOPERS

DEED OF AMENDMENT
relating to
Master Definitions and Framework Deed and Servicing Agreement each dated 27 September 2000 (as amended from time to time)